Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

Among

LEUCADIA NATIONAL CORPORATION,

LIMESTONE MERGER SUB, LLC,

JEFFERIES GROUP, INC.

JSP HOLDINGS, INC.

and

JASPER MERGER SUB, INC.

Dated as of November 11, 2012

(i)

(ii)

(iii)

EXHIBITS

Exhibit A – First Merger Agreement

Exhibit B – Form of Leucadia Charter Amendment

INDEX OF DEFINED TERMS

Term	Section
Acceptable Jefferies Confidentiality Agreement	Section 8.15(a)
Acceptable Leucadia Confidentiality Agreement	Section 8.15(b)
Action	Section 8.15(c)
Advisor	Section 3.17
Affiliate Transactions	Section 3.23
Affiliates	Section 8.15(d)
Agreement	Preamble
Antitrust Law	Section 8.15(e)
Award	Section 2.2(h)
Book-Entry Shares	Section 1.4(a)
Business Day	Section 8.15(f)
Cancelled Shares	Section 2.1(d)
Certificate of Amendment	Section 5.19
Certificate of Conversion	Section 1.3(b)
Certificates	Section 1.4(a)
Closing	Section 1.2
Closing Date	Section 1.2
Code	Recitals
Committee	Recitals
Common Exchange Ratio	Section 2.2(a)
Common Merger Consideration	Section 2.2(a)
Common Share	Section 2.1(a)
Common Shares	Section 2.1(a)
Common Shares Trust	Section 2.2(g)(iii)
Commonly Controlled Entity	Section 8.15(g)
Confidential Information	Section 8.13(a)
control	Section 8.15(d)
Contract	Section 3.3(c)
Conversion Effective Time	Section 1.3(b)
Converted Stock-Based Award	Section 2.2(h)
Copyrights	Section 3.15(a)
Crimson	Section 8.15(h)
Debentures	Section 5.14
Delaware Filings	Section 1.3(c)
DGCL	Section 1.1(a)
Dissenting Shares	Section 2.1(f)
DLLCA	Section 1.1(b)
DOL	Section 8.15(i)
End Date	Section 7.1(b)
Environmental Law	Section 8.15(j)
ERISA	Section 8.15(k)
Exchange Act	Section 8.15(l)
Exchange Agent	Section 2.3(a)
Exchange Fund	Section 2.3(a)

(iv)

Term	Section
Excess Leucadia Common Stock	Section 2.2(f)(i)
Excess Shares	Section 2.2(g)(ii)
First Effective Time	Section 1.3(a)
First Certificate of Merger	Section 1.3(a)
First Merger	Section 1.1(a)
First Merger Agreement	Section 1.1(a)
Form S–4	Section 3.12
GAAP	Section 8.15(t)
Governmental Entity	Section 8.15(m)
Hazardous Substance	Section 8.15(n)
HSR Act	Section 8.15(o)
Indebtedness	Section 8.15(p)
Indemnified Party	Section 5.8(a)
Intellectual Property	Section 3.15(a)
IRS	Section 8.15(q)
Jefferies	Preamble
Jefferies Approvals	Section 3.3(b)
Jefferies Award Plans	Section 2.2(h)
Jefferies Benefit Plans	Section 8.15(r)
Jefferies Board of Directors	Recitals
Jefferies Bylaws	Section 3.1(c)
Jefferies Charter	Section 3.1(c)
Jefferies Converted LLC	Section 1.1(b)
Jefferies Disclosure Schedule	Article III preamble
Jefferies Expense Reimbursement	Section 7.2(a)(iv)
Jefferies Intervening Event	Section 8.15(s)
Jefferies Material Adverse Effect	Section 8.15(t)
Jefferies Material Contracts	Section 3.20(a)
Jefferies Meeting	Section 5.4(b)
Jefferies Notice of Recommendation Withdrawal	Section 5.3(a)(ii)
Jefferies Owned Intellectual Property	Section 3.15(a)
Jefferies Permits	Section 3.7(b)
Jefferies Recommendation	Section 3.3(a)
Jefferies Recommendation Withdrawal	Section 5.3(a)(ii)
Jefferies SEC Documents	Section 3.4(a)
Jefferies Stockholder Approval	Section 3.18
Jefferies Stockholder Approval Matters	Section 3.18
Jefferies Superior Proposal	Section 8.15(u)
Jefferies Surviving Corporation	Section 1.1(a)
Jefferies Takeover Proposal	Section 8.15(v)
Jefferies Termination Fee	Section 7.2(a)(iv)
Jefferies Voting Agreement	Recitals
Knowledge	Section 8.15(w)
Law	Section 3.7(a)
Laws	Section 3.7(a)
Leased Real Property	Section 3.16
Lien	Section 3.2(f)
LLC Conversion	Section 1.1(b)
Leucadia	Preamble
Leucadia Advisor	Section 4.17
Leucadia Affiliate Transactions	Section 4.23

(v)

Term	Section
Leucadia Approvals	Section 4.2(b)
Leucadia Benefit Plans	Section 8.15(x)
Leucadia Board of Directors	Recitals
Leucadia Bylaws	Section 4.1(b)
Leucadia Mirror Certificate of Designation	Section 5.19
Leucadia Charter	Section 4.1(b)
Leucadia Charter Amendment	Section 4.18
Leucadia Common Stock	Section 4.3(a)
Leucadia Disclosure Schedule	Article IV preamble
Leucadia Expense Reimbursement	Section 7.2(a)(i)
Leucadia Intervening Event	Section 8.15(y)
Leucadia Leased Real Property	Section 4.16(b)
Leucadia Material Adverse Effect	Section 8.15(z)
Leucadia Material Contracts	Section 4.20(a)
Leucadia Meeting	Section 5.4(c)
Leucadia Mirror Preferred Stock	Section 5.19
Leucadia Notice of Recommendation Withdrawal	Section 5.3(b)(ii)
Leucadia Option Plan	Section 4.3(a)
Leucadia Owned Intellectual Property	Section 4.15(a)
Leucadia Owned Real Property	Section 4.16(a)
Leucadia Permits	Section 4.7(b)
Leucadia Real Property Leases	Section 4.16(b)
Leucadia Recommendation	Section 4.2(a)
Leucadia Recommendation Withdrawal	Section 5.3(b)(ii)
Leucadia SEC Documents	Section 4.4(a)
Leucadia Stock Options	Section 4.3(a)
Leucadia Stockholder Approval	Section 4.18
Leucadia Stockholder Approval Matters	Section 4.18
Leucadia Superior Proposal	Section 8.15(aa)
Leucadia Takeover Proposal	Section 8.15(bb)
Leucadia Termination Fee	Section 7.2(a)(i)
Leucadia Voting Agreements	Recitals
Leucadia Warrants	Section 4.3(a)
Leucadia Winery Business	Section 8.15(cc)
Merger Sub One	Preamble
Merger Sub Two	Preamble
New Jefferies	Preamble
New Jefferies Common Share	Section 2.1(a)
New Jefferies Common Shares	Section 2.1(a)
New Jefferies Preferred Share	Section 2.1(b)
New Jefferies Preferred Shares	Section 2.1(b)
New Jefferies Surviving LLC	Section 1.1(c)
NOLs	Section 3.13(f)
NYBCL	Section 4.2(b)
Patents	Section 3.15(a)
Permitted Liens	Section 8.15(dd)
Person	Section 8.15(ee)
Portfolio Companies	Section 8.15(ff)
Preferred Exchange Ratio	Section 2.2(b)
Preferred Merger Consideration	Section 2.2(b)
Preferred Share	Section 2.1(b)

(vi)

Term	Section
Preferred Shares	Section 2.1(b)
Preferred Stock Amendment	Section 5.19
Prohibited Distributions	Section 2.2(f)(iii)
Proxy Statement	Section 3.12
Purported Holder	Section 2.2(f)(ii)
Real Property Leases	Section 3.16
Regulatory Agreement	Section 3.7(d)
Representatives	Section 5.2
Returns	Section 3.13(a)
Sarbanes-Oxley Act	Section 8.15(gg)
SEC	Section 8.15(hh)
Second Certificate of Merger	Section 1.3(c)
Second Effective Time	Section 1.3(c)
Second Merger	Section 1.1(c)
Series A Cumulative Convertible Preferred Shares	Section 3.2(a)
Securities Act	Section 8.15(ii)
Subsidiaries	Section 8.15(jj)
tail	Section 5.8(b)
Tax	Section 8.15(kk)
Taxes	Section 8.15(kk)
Termination Date	Section 5.1(a)
Trademarks	Section 3.15(a)
Transactions	Section 8.15(ll)
Transaction SEC Filings	Section 3.12
WARN Act	Section 3.14(b)

(vii)

THIS AGREEMENT AND PLAN OF MERGER, dated as of November 11, 2012 (this “Agreement”), is entered into by and among Jefferies Group, Inc., a Delaware corporation (“Jefferies”), JSP Holdings, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of Jefferies (“New Jefferies”), Jasper Merger Sub, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of New Jefferies (“Merger Sub One”), Leucadia National Corporation, a New York corporation (“Leucadia”), and Limestone Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned Subsidiary of Leucadia (“Merger Sub Two”).

WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition to Jefferies’ willingness to enter into this Agreement, (i) certain stockholders of Leucadia have entered into separate Voting Agreements, dated as of the date of this Agreement (the “Leucadia Voting Agreements”), pursuant to which such stockholders have, among other things, separately agreed to vote all of the shares of common stock of Leucadia owned by such stockholders at such time in favor of the Leucadia Stockholder Approval Matters, and (ii) Leucadia, in its capacity as a stockholder of Jefferies, and certain other stockholders of Jefferies have entered into separate Voting Agreements, dated as of the date of this Agreement (the “Jefferies Voting Agreements”), pursuant to which such stockholders have separately, among other things, agreed to vote all of the common stock of Jefferies owned by such stockholders at such time in favor of the Jefferies Stockholder Approval Matters;

WHEREAS, the board of directors of Jefferies (the “Jefferies Board of Directors”) has (i) based on the recommendation of a committee of independent directors (the “Committee”) of the Jefferies Board of Directors determined that it is in the best interests of Jefferies and its stockholders (other than Leucadia and its Subsidiaries), and declared it advisable, to enter into this Agreement and to consummate the transactions contemplated hereby, including the Second Merger and the LLC Conversion, (ii) approved this Agreement and authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby including the Second Merger and the LLC Conversion, and (iii) resolved to recommend that the stockholders of Jefferies approve the Jefferies Stockholder Approval Matters;

WHEREAS, the board of directors of Leucadia (the “Leucadia Board of Directors”) has (i) determined that it is in the best interests of Leucadia and its stockholders, and declared it advisable, to enter into this Agreement and to consummate the transactions contemplated hereby, including the Second Merger, (ii) approved this Agreement and authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Second Merger, and (iii) resolved to recommend that the stockholders of Leucadia approve the Leucadia Stockholder Approval Matters;

WHEREAS, each of the respective boards of directors of New Jefferies and Merger Sub One have (i) determined that it is in the best interests of such Person and its sole stockholder, and declared it advisable, to enter into this Agreement and to consummate the transactions contemplated hereby, (ii) approved this Agreement and authorized the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (iii) resolved to recommend that the sole stockholder of such Person adopt this Agreement;

WHEREAS, the sole member of Merger Sub Two has approved and declared advisable this Agreement and the Transactions, on the terms and subject to the conditions provided for in this Agreement;

WHEREAS, immediately following the First Merger, the Jefferies Surviving Corporation shall be converted into a Delaware limited liability company; and

WHEREAS, for federal income tax purposes, it is intended that the (i) the First Merger and the LLC Conversion, taken together and (ii) the Second Merger will each qualify as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”) and that this Agreement constitutes, and is adopted as, a plan of reorganization for purposes of Sections 354 and 361 of the Code.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE TRANSACTIONS

Section 1.1 The Mergers and the LLC Conversion.

(a) Upon the terms and subject to the conditions set forth in this Agreement and the Agreement and Plan of Merger attached hereto as Exhibit A (the “First Merger Agreement”), and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the First Effective Time, Merger Sub One shall be merged with and into Jefferies (the “First Merger”) and the separate corporate existence of Merger Sub One shall cease, and Jefferies shall be the surviving corporation in the First Merger (the “Jefferies Surviving Corporation”).

(b) Immediately following the First Effective Time, upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the Limited Liability Company Act of the State of Delaware (the “DLLCA”), at the Conversion Effective Time, the Jefferies Surviving Corporation shall be converted into a Delaware limited liability company (the “Jefferies Converted LLC”) in accordance with Section 266 of the DGCL and Section 18-214 of the DLLCA (the “LLC Conversion”).

(c) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL and the DLLCA, at the Second Effective Time, New Jefferies shall be merged with and into Merger Sub Two (the “Second Merger”) and the separate corporate existence of New Jefferies shall cease, and Merger Sub Two shall be the surviving limited liability company in the Second Merger (the “New Jefferies Surviving LLC”).

Section 1.2 Closing. The closing of the Transactions (other than the closings of the First Merger and the LLC Conversion, which are intended to occur prior to the Closing) (the “Closing”) will take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York at 10:00 a.m., Eastern Time, on the second Business Day after the satisfaction or waiver (to the extent waiver is permitted by applicable Law and this Agreement) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver (if permissible by applicable Law and this Agreement) of those conditions) or at such other place, date and time as Jefferies and Leucadia may agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date”.

Section 1.3 Effective Times.

(a) Subject to the provisions of this Agreement and the First Merger Agreement, on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger for the First Merger, executed in accordance with the relevant provisions of the DGCL (the “First Certificate of Merger”) and shall make all other filings or recordings required under the DGCL in connection with the First Merger. The First Certificate of Merger will provide that the First Merger shall become effective at such time as is agreed to by Jefferies and Leucadia and specified in the First Certificate of Merger (the time at which the First Merger becomes effective is herein referred to as the “First Effective Time”).

(b) Subject to the provisions of this Agreement, as soon as practicable following the First Effective Time the parties shall file with the Secretary of State of the State of Delaware a certificate of conversion for the LLC Conversion, executed in accordance with the relevant provisions of the DLLCA (the “Certificate of Conversion”) and shall make all other filings or recordings required under the DGCL and DLLCA in connection with the LLC Conversion. The Certificate of Conversion will provide that the LLC Conversion shall become effective after the First Merger at such time as is agreed to by Jefferies and Leucadia and specified in the Certificate of Conversion (the time at which the LLC Conversion becomes effective is herein referred to as the “Conversion Effective Time”).

(c) Subject to the provisions of this Agreement, as soon as practicable following the Conversion Effective Time the parties shall file with the Secretary of State of the State of Delaware a certificate of merger for the Second Merger, executed in accordance with the relevant provisions of the DGCL and DLLCA (the “Second Certificate of Merger” and collectively with the First Certificate of Merger and the Certificate of Conversion, the “Delaware Filings”) and shall make all other filings or recordings required under the DGCL and DLLCA in connection with the Second Merger. The Second Certificate of Merger will provide that the Second Merger shall become effective at such time as is agreed to by the parties to this Agreement and specified in the Second Certificate of Merger (the time at which the Second Merger becomes effective is herein referred to as the “Second Effective Time”).

Section 1.4 Effects of the Mergers and the LLC Conversion.

(a) The effects of the First Merger will be as provided in the First Merger Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the First Effective Time, all assets and properties of every description, and every interest in such assets and properties, wherever located, and the rights, privileges, immunities, powers, franchises and authority of Jefferies and Merger Sub One shall vest in the Jefferies Surviving Corporation, and the obligations of Jefferies and Merger Sub One shall become the obligations of the Jefferies Surviving Corporation all as provided in the DGCL and the other applicable Laws of the State of Delaware. At and after the First Effective Time, the officers and directors of the Jefferies Surviving Corporation will be authorized, in the name and on behalf of Jefferies and Merger Sub One, to execute and deliver any and all certificates, instruments and other documents and to do any other actions and things to vest, perfect or confirm of record or otherwise in the Jefferies Surviving Corporation any and all right, title and interest in, to and under any of the properties, assets or rights of Jefferies and Merger Sub One. After the consummation of the First Merger, all references in this Agreement to Jefferies, including, but not limited to, references to Common Shares, Preferred Shares, Awards and/or other securities of Jefferies shall be deemed, where applicable, to be references to New Jefferies and the same securities of New Jefferies, including all certificates for shares of Jefferies capital stock (“Certificates”) or shares of Jefferies capital stock held in book-entry form (“Book-Entry Shares”), for all purposes to represent the number of shares of New Jefferies capital stock into which they were converted or became convertible in accordance with Section 2.1.

(b) The LLC Conversion shall have the effects set forth in the DGCL and the DLLCA.

(c) The effects of the Second Merger will be as provided in this Agreement and in the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the Second Effective Time, all assets and properties of every description, and every interest in such assets and properties, wherever located, and the rights, privileges, immunities, powers, franchises and authority of New Jefferies and Merger Sub Two shall vest in the New Jefferies Surviving LLC and all debts, liabilities and duties of New Jefferies and Merger Sub Two shall become the debts, liabilities and duties of the New Jefferies Surviving LLC, all as provided in the DGCL, the DLLCA and the other applicable Laws of the State of Delaware. At and after the Second Effective Time, the officers and directors of the New Jefferies Surviving LLC will be authorized, in the name and on behalf of New Jefferies and Merger Sub Two, to execute and deliver, any and all deeds, bills of sale, assignments or assurances and to take and do any other actions and things to vest, perfect or confirm of record or otherwise in the New Jefferies Surviving LLC any and all rights, title and interest in, to and under any of the properties, assets or rights of New Jefferies and Merger Sub Two.

Section 1.5 Certificate of Formation and LLC Agreement of the New Jefferies Surviving LLC.

(a) The certificate of formation of Merger Sub Two shall be the certificate of formation of the New Jefferies Surviving LLC until thereafter amended in accordance with the provisions thereof, this Agreement and applicable Law.

(b) Subject to Section 5.8, the limited liability company agreement of Merger Sub Two as in effect immediately prior to the Second Effective Time shall be the limited liability company agreement of the New Jefferies Surviving LLC until thereafter amended in accordance with the provisions thereof, this Agreement and applicable Law.

Section 1.6 Officers. The officers of New Jefferies immediately prior to the Second Effective Time shall be, from and after the Second Effective Time, the officers of the New Jefferies Surviving LLC and shall hold office until their respective successors are duly elected and qualified, or until their earlier death, resignation or removal.

ARTICLE II

EFFECT ON CAPITAL STOCK

Section 2.1 Effect of the First Merger and the LLC Conversion. At the First Effective Time, by virtue of the First Merger or the LLC Conversion, as applicable, and without any action on the part of any stockholder of Jefferies or Merger Sub One:

(a) Conversion of Common Shares. Each share of common stock, par value $0.0001 per share, of Jefferies (the “Common Shares”, and each, a “Common Share”) issued and outstanding immediately prior to the First Effective Time shall be automatically converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of New Jefferies (the “New Jefferies Common Shares”, and each, a “New Jefferies Common Share”).

(b) Conversion of Preferred Shares. Each share of preferred stock, par value $0.0001 per share, of Jefferies (the “Preferred Shares”, and each, a “Preferred Share”) issued and outstanding immediately prior to the First Effective Time (except for those representing Dissenting Shares, which are subject to Section 2.1(f)) shall be automatically converted into and become one validly issued, fully paid and non-assessable share of preferred stock, par value $0.001 per share, of New Jefferies (the “New Jefferies Preferred Shares”).

(c) Conversion of Merger Sub One Common Stock. Each share of common stock of Merger Sub One, par value $0.001 per share, issued and outstanding immediately prior to the First Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of the Jefferies Surviving Corporation and those shares of Jefferies Surviving Corporation shall constitute the only outstanding shares of capital stock of the Jefferies Surviving Corporation.

(d) Cancellation of Treasury Stock and Shares Owned by Jefferies. Each Common Share that is held by held by Jefferies (as treasury stock) immediately prior to the First Effective Time and each New Jefferies Common Share owned by Jefferies immediately prior to the First Effective Time (collectively, the “Cancelled Shares”) shall be cancelled by virtue of the Transactions and without any action on the part of the holder thereof and shall cease to exist, and no consideration shall be delivered in exchange therefor or in respect thereof. For the avoidance of doubt, this Section 2.1(d) shall not apply to Common Shares held in street name for the benefit of third parties.

(e) LLC Conversion. At the Conversion Effective Time, by virtue of the LLC Conversion and without any action on the part of the holder of any shares of capital stock of the Jefferies Surviving Corporation, each issued and outstanding share of capital stock of the Jefferies Surviving Corporation shall be converted into one limited liability company interest of the Jefferies Converted LLC.

(f) Dissenting Shares. Preferred Shares that are issued and outstanding immediately prior to the First Effective Time, and that are held by holders who have not voted in favor of or consented to the Transactions and who are entitled to demand and have properly demanded their rights to be paid the fair value of such Preferred Shares in accordance with Section 262 of the DGCL (the “Dissenting Shares”), shall not be canceled and converted into New Jefferies Preferred Shares (and thereafter the right to receive the Preferred Merger Consideration), and the holders thereof shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if any such holder of Preferred Shares shall fail to perfect or shall effectively waive, withdraw or lose such holder’s rights under Section 262 of the DGCL, such holder’s Dissenting Shares shall no longer be considered Dissenting Shares for purposes of this Agreement and such holders’ Preferred Shares shall thereupon be deemed to have been converted, at the First Effective Time, as set forth in Section 2.1(b).

Section 2.2 Effect of the Second Merger. At the Second Effective Time, by virtue of the Second Merger and without any action on the part of New Jefferies, Merger Sub Two or the holders of any securities of either New Jefferies or Merger Sub Two:

(a) Conversion of New Jefferies Common Shares. Subject to Sections 2.2(c), 2.2(e), 2.2(f), 2.2(g) and 2.3, each New Jefferies Common Share issued and outstanding immediately prior to the Second Effective Time shall be automatically converted at the Second Effective Time into, and thereafter shall represent the right to receive, 0.81 (the “Common Exchange Ratio”) fully paid and non-assessable shares of Leucadia Common Stock (the “Common Merger Consideration”), in each case upon surrender of the certificates representing the Common Shares converted into New Jefferies Common Shares in connection with the First Merger, or receipt of an “agent’s message” with respect to Book-Entry Shares, as provided in this Article II, and all New Jefferies Common Shares that have been converted into the right to receive the Common Merger Consideration as provided in this Section 2.2(a) shall be cancelled automatically and shall cease to exist.

(b) Conversion of New Jefferies Preferred Shares. Subject to Sections 2.2(c), 2.2(e), 2.2(f), 2.2(g) and 2.3, each New Jefferies Preferred Share issued and outstanding immediately prior to the Second Effective Time shall be automatically converted at the Second Effective Time into, and thereafter shall represent the right to receive, one (the “Preferred Exchange Ratio”) fully paid and non-assessable shares of Leucadia Mirror Preferred Stock (the “Preferred Merger Consideration”), in each case upon surrender of the certificates representing the Preferred Shares converted into New Jefferies Preferred Shares in connection with the First Merger, and all New Jefferies Preferred Shares that have been converted into the right to receive the Preferred Merger Consideration as provided in this Section 2.2(b) shall be cancelled automatically and shall cease to exist.

(c) Cancellation of Treasury Stock and Shares Owned by Leucadia. Each New Jefferies Common Share that is held by Leucadia immediately prior to the Second Effective Time or held by New Jefferies (as treasury stock) immediately prior to the Second Effective Time (the “Cancelled Shares”) shall be cancelled by virtue of the Transactions and without any action on the part of the holder thereof and shall cease to exist, and no consideration shall be delivered in exchange therefor or in respect thereof. For the avoidance of doubt, this Section 2.2(c) shall not apply to New Jefferies Common Shares held in street name for the benefit of third parties.

(d) Merger Sub Two Limited Liability Company Interests. At the Second Effective Time, by virtue of the Second Merger and without any action on the part of the holder thereof, each limited liability company interest of Merger Sub Two issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as one validly issued, fully paid and nonassessable limited liability company interest of the New Jefferies Surviving LLC, and those limited liability company interests of the New Jefferies Surviving LLC shall constitute the only outstanding equity interests of the New Jefferies Surviving LLC. From and after the Second Effective Time, all certificates, if any, representing limited liability company interests of Merger Sub Two will for all purposes represent the number of limited liability company interests of the New Jefferies Surviving LLC.

(e) Adjustments. If at any time between the date of this Agreement and the Second Effective Time, the outstanding shares of capital stock of Jefferies or Leucadia are changed into a different number or class of stock as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of stock, or any stock dividend or stock distribution (other than the distribution contemplated by Section 5.15) with a record date during such period, the Common Exchange Ratio and Preferred Exchange Ratio will be equitably adjusted to reflect such change.

(f) Section 382 Limitation.

(i) If, as a result of the conversion of New Jefferies Common Shares into the right to receive Leucadia Common Stock pursuant to the Second Merger, any Person who was not previously a “5-percent shareholder” would (x) become a “5-percent shareholder” in respect of Leucadia or (y) be treated as owning 5% or more of the outstanding shares of Leucadia Common Stock after the Second Merger, in each case, as determined by the Leucadia Board of Directors in accordance with Treasury Regulation Section 1.382-2T(g)–(k), Leucadia shall cause the Exchange Agent to sell the minimum number of shares of Leucadia Common Stock necessary that are otherwise deliverable pursuant to this Agreement so that such Person would not be treated as (A) a “5-percent shareholder” in respect of Leucadia or (B) owning 5% or more of the outstanding shares of Leucadia Common Stock after the Second Merger (“Excess Leucadia Common Stock”).

(ii) Leucadia shall cause the Exchange Agent to execute the sale of any Excess Leucadia Common Stock on the New York Stock Exchange in round lots to the extent practicable. Leucadia shall cause the Exchange Agent to use all reasonable efforts to complete the sale of the Excess Leucadia Common Stock as promptly following the Second Effective Time as, in the Exchange Agent’s reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Leucadia shall cause the Exchange Agent to apply any proceeds of a sale by it of Excess Leucadia Common Stock, and any amounts received from a Purported Holder (as defined below) pursuant to Section 2.2(f)(iii), as follows: (A) first, an amount up to the fair market value of the Excess Leucadia Common Stock, calculated on the basis of the closing market price for Leucadia Common Stock on the day before the Closing Date, shall be paid to the holder of New Jefferies Common Shares that would otherwise be entitled to receive such Excess Leucadia Common Stock (the “Purported Holder”) and (B) second, any remaining amounts shall be paid to the Leucadia Foundation or any one or more organizations qualifying under Section 501(c)(3) of the Code (and any comparable successor provision) selected by the Leucadia Board of Directors.

(iii) Any delivery of Excess Leucadia Common Stock to a Purported Holder shall be prohibited and treated as void ab initio. No employee or agent of Leucadia shall record the issuance of any Excess Leucadia Common Stock to a Purported Holder, and the Purported Holder shall not be recognized as a shareholder of Leucadia for any purpose whatsoever in respect of the Excess Leucadia Common Stock. The Purported Holder shall not be entitled with respect to such Excess Leucadia Common Stock to any rights of shareholders of Leucadia, including without limitation, the right to vote such Excess Leucadia Common Stock or to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Upon discovery by Leucadia that, notwithstanding the above, a Purported Holder has received any Excess Leucadia Common Stock, then, upon written demand by Leucadia, the Purported Holder shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Leucadia Common Stock within the Purported Holder’s possession or control, together with any dividends or other distributions that were received by the Purported Holder from Leucadia with respect to the Excess Leucadia Common Stock (“Prohibited Distributions”), to the Exchange Agent (or any other agent appointed by Leucadia), and Leucadia shall cause the Exchange Agent (or such other agent) to sell such Excess Leucadia Common Stock in accordance with Section 2.2(f)(ii). If the Purported Holder has sold the Excess Leucadia Common Stock before receiving Leucadia’s demand to surrender the Excess Leucadia Common Stock, the Purported Holder shall be deemed to have sold the Excess Leucadia Common Stock on behalf of the Exchange Agent (or such other agent), and shall be required to transfer to the Exchange Agent (or such other agent) any Prohibited Distributions and the proceeds of such sale, except to the extent that the Exchange Agent (or such other agent) grants written permission to the Purported Holder to retain a portion of such Prohibited Distributions or sales proceeds not exceeding the amount that the Purported Holder would have received from the Exchange Agent (or such other agent) pursuant to Section 2.2(f)(ii).

(g) No Fractional Shares.

(i) No certificates or scrip representing fractional shares of Leucadia Common Stock shall be issued upon the surrender for exchange of Certificates, no dividends or other distributions of Leucadia shall relate to such fractional share interests and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Leucadia. Notwithstanding any other provision of this Agreement, each holder of Common Shares who would otherwise have been entitled to receive a fraction of a share of Leucadia Common Stock as a result of the Second Merger (after taking into account all Certificates (or effective affidavits of loss in lieu thereof) or Book Entry Shares delivered by such holder) shall be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.2(g), a cash payment in lieu of such fractional shares representing such holder’s proportionate interest, if any, in the proceeds from the sale by the Exchange Agent in one or more transactions of Leucadia Common Stock as provided for below.

(ii) As promptly as practicable following the Second Effective Time, the Exchange Agent shall determine the excess of (A) the number of full shares of Leucadia Common Stock delivered to the Exchange Agent by Leucadia pursuant to Section 2.3(a) less (B) the aggregate number of full shares of Leucadia Common Stock to be distributed to holders of New Jefferies Common Shares pursuant to Section 2.3(b) (such excess, the “Excess Shares”). Following the Second Effective Time, the Exchange Agent, as agent for the holders of New Jefferies Common Shares, shall sell the Excess Shares at the then-prevailing prices on the New York Stock Exchange, all in the manner provided in Section 2.2(g)(iii).

(iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the New York Stock Exchange in round lots to the extent practicable. The Exchange Agent shall use all reasonable efforts to complete the sale of the Excess Shares as promptly following the Second Effective Time as, in the Exchange Agent’s reasonable judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the proceeds of such sale or sales have been distributed to the holders of New Jefferies Common Shares, the Exchange Agent will hold such proceeds in trust for the holders of New Jefferies Common Shares (the “Common Shares Trust”). Leucadia shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the New Jefferies Common Shares Trust to which each holder of New Jefferies Common Shares shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction the numerator of which is the amount of the fractional share interest to which such holder of New Jefferies Common Shares is entitled (after taking into account all New Jefferies Common Shares held at the Second Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of New Jefferies Common Shares are entitled.

(iv) Notwithstanding anything else in this Agreement to the contrary, no New Jefferies Common Shares that are owned by New Jefferies or a wholly-owned Subsidiary of New Jefferies, other than New Jefferies Common Shares that are held in street name for the benefit of third parties, shall be entitled to receive cash pursuant to this Section 2.2(g) and no such shares will be taken into account in determining the amount of cash to which any other holder is entitled pursuant to this Section 2.2(g).

(v) Fractional shares of Leucadia Mirror Preferred Stock may be issued in exchange for New Jefferies Preferred Shares.

(h) Treatment of Awards. Jefferies and Leucadia shall take all requisite action so that, as of the Second Effective Time, each right of any kind, contingent or accrued, to receive New Jefferies Common Shares or benefits measured in whole or in part by the value of a number of New Jefferies Common Shares granted under the Jefferies Group, Inc. Incentive Compensation Plan, the Jefferies Group, Inc. 1999 Directors’ Stock Compensation, or the Jefferies Deferred Compensation Plan (together, the “Jefferies Award Plans”, and each such right, an “Award”), whether vested or unvested, that is outstanding immediately prior to the Second Effective Time shall cease to represent an Award with respect to New Jefferies Common Shares, and shall be converted by virtue of the Transactions and without any action on the part of the holder of that Award, into an award with respect to a number of shares of Leucadia Common Stock equal to the product of (i) the aggregate number of New Jefferies Common Shares subject to such Award, multiplied by the (ii) Common Exchange

Ratio, which product shall be rounded down to the nearest whole share (as converted, a “Converted Stock-Based Award”). All Converted Stock-Based Awards shall continue to have, and be subject to, the same terms and conditions set forth in the applicable Jefferies Award Plan (or any other agreement to which such Converted Stock-Based Award was subject immediately prior to the Second Effective Time), except as otherwise provided herein. The exercise price (if any) per share of Leucadia Common Stock applicable to Converted Stock-Based Awards shall be equal to (A) the aggregate exercise price of such Award immediately prior to the Second Effective Time divided by (B) the number of shares of Leucadia Common Stock for which such Converted Stock-Based Award shall be exercisable as determined in accordance with the first sentence of this paragraph, rounded down to the nearest cent. Prior to the Second Effective Time, Jefferies and Leucadia shall make such amendments and take such other actions with respect to the Jefferies Award Plans as shall be necessary to effect the adjustment referred to in this Section 2.2(h), including notifying all participants in the Jefferies Award Plans of such adjustment.

Section 2.3 Exchange of New Jefferies Common Shares and New Jefferies Preferred Shares.

(a) Exchange Agent. At the Second Effective Time, Leucadia shall deposit with a bank or trust company designated by Leucadia and reasonably satisfactory to Jefferies (the “Exchange Agent”), for the benefit of the holders of New Jefferies Common Shares and New Jefferies Preferred Shares as of immediately prior to the Second Effective Time, whether represented by Certificates or held as Book-Entry Shares, Certificates or Book-Entry Shares representing shares of Leucadia Common Stock and Leucadia Mirror Preferred Stock, in the aggregate amount equal to the number of shares of Leucadia Common Stock to which holders of New Jefferies Common Shares are entitled to based on the Common Exchange Ratio pursuant to Section 2.2(a) and to the number of shares of Leucadia Mirror Preferred Stock to which holders of New Jefferies Preferred Shares are entitled to based on the Preferred Exchange Ratio pursuant to Section 2.2(b). In addition, Leucadia shall deposit with the Exchange Agent, as necessary from time to time after the Second Effective Time, any dividends or other distributions payable pursuant to Section 2.3(c). All shares of Leucadia Common Stock, Leucadia Mirror Preferred Stock, dividends and distributions deposited with the Exchange Agent pursuant to this Section 2.3(a) shall hereinafter be referred to as the “Exchange Fund”.

(b) Exchange Procedures. As soon as reasonably practicable after the Second Effective Time, Leucadia shall cause the Exchange Agent to mail to each holder of record of Certificates and Book-Entry Shares whose Common Shares or Preferred Shares were converted, by virtue of the First Merger, the LLC Conversion and the Second Merger, at the Second Effective Time into the right to receive the Common Merger Consideration or Preferred Merger Consideration, any dividends or other distributions payable pursuant to Section 2.3(c) and cash in lieu of any fractional shares payable pursuant to Section 2.2(f) (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates and Book-Entry Shares shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent and which shall be in customary form and contain customary provisions, including an “agent’s message” with respect to Book-Entry Shares) and (ii) instructions for use in effecting the surrender of the Certificates and Book-Entry Shares in exchange for the Common Merger Consideration or Preferred Merger Consideration, any dividends or other distributions payable pursuant to Section 2.3(c) and cash in lieu of any fractional shares payable pursuant to Section 2.2(g). Each holder of record of Certificates and Book-Entry Shares shall, upon surrender to the Exchange Agent of such Certificates or Book-Entry Shares (whether in the form of Certificates or by “agent’s message” with respect to Book-Entry Shares), together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, be entitled to receive in exchange therefor (A) certificates or book-entry shares representing that number of whole shares of Leucadia Common Stock (after taking into account all New Jefferies Common Shares surrendered by such holder) to which such holder is entitled pursuant to Section 2.2(a), (B) a certificate or certificates representing that number of shares of Leucadia Mirror Preferred Stock to which such holder is entitled pursuant to Section 2.2(b), (C) any dividends or distributions payable pursuant to Section 2.3(c) and (D) cash in lieu of any fractional shares payable pursuant to Section 2.2(g), as the case may be, and the Certificates and Book-Entry Shares so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Common Shares, New Jefferies Common

Shares, Preferred Shares or New Jefferies Preferred Shares that is not registered in the transfer records of Jefferies or New Jefferies, as applicable, payment of the Common Merger Consideration or Preferred Merger Consideration in accordance with this Section 2.3(b) may be made to a Person other than the Person in whose name the Certificates or Book-Entry Shares so surrendered are registered if properly endorsed or otherwise in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the transfer or establish to the reasonable satisfaction of Leucadia that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 2.3(b), each Certificate and Book-Entry Share shall be deemed at any time after the Second Effective Time to represent only the right to receive upon such surrender the Common Merger Consideration or Preferred Merger Consideration, any dividends or other distributions payable pursuant to Section 2.3(c) and cash in lieu of any fractional shares payable pursuant to Section 2.2(g), as the case may be. No interest shall be paid or will accrue on any payment to holders of Certificates or Book-Entry Shares pursuant to the provisions of this Article II.

(c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Leucadia Common Stock or Leucadia Mirror Preferred Stock with a record date on or after the Second Effective Time shall be paid to the holder of any unsurrendered Certificate or Book-Entry Share with respect to the shares of Leucadia Common Stock or Leucadia Mirror Preferred Shares that the holder thereof has the right to receive upon the surrender thereof, and no cash payment in lieu of fractional shares of Leucadia Common Stock shall be paid to any such holder pursuant to Section 2.2(g), in each case, until the holder of such Certificate or Book-Entry Share shall have surrendered such Certificate or Book-Entry Share in accordance with this Article II. Subject to escheat or other applicable Law, following the surrender of any Certificate or Book-Entry Share, there shall be paid to the record holder of the shares of Leucadia Mirror Preferred Stock or whole shares of Leucadia Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date on or after the Second Effective Time theretofore paid with respect to such shares of Leucadia Mirror Preferred Stock or whole shares of Leucadia Common Stock and the amount of any cash payable in lieu of a fractional share of Leucadia Common Stock to which such holder is entitled pursuant to Section 2.2(g) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Second Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such shares of Leucadia Mirror Preferred Stock or whole shares of Leucadia Common Stock.

(d) No Further Ownership Rights in New Jefferies Common Shares or New Jefferies Preferred Shares. The Common Merger Consideration, Preferred Merger Consideration, any dividends or other distributions as are payable pursuant to Section 2.3(c) and such cash in lieu of any fractional shares as is payable pursuant to Section 2.2(g) upon the surrender of Certificates or Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been in full satisfaction of all rights pertaining to the New Jefferies Common Shares and New Jefferies Preferred Shares formerly represented thereby, subject, however, to the Jefferies Converted LLC’s or New Jefferies Surviving LLC’s obligation to pay any dividends or make any other distributions with a record date prior to the Second Effective Time that may have been declared or made by Jefferies on the Common Shares or Preferred Shares in accordance with the terms of this Agreement prior to the Second Effective Time. At the close of business on the Closing Date, the share transfer books of New Jefferies shall be closed, and there shall be no further registration of transfers on the share transfer books of the New Jefferies Surviving LLC of the New Jefferies Common Shares or New Jefferies Preferred Shares that were outstanding immediately prior to the Second Effective Time. From and after the Second Effective Time, the holders of Certificates or Book-Entry Shares shall cease to have any rights with respect to New Jefferies Common Shares except as otherwise provided in this Agreement or by applicable Law. If, after the Second Effective Time, Certificates or Book Entry Shares are presented to the Exchange Agent, Leucadia or New Jefferies Surviving LLC, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

(e) Termination of the Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates or Book-Entry Shares for six months after the Second Effective Time shall be delivered to Leucadia, upon demand, and any holders of Certificates or Book-Entry Shares who have not theretofore complied with this Article II shall thereafter look only to Leucadia for, and Leucadia shall remain liable for, payment of their claims for the Common Merger Consideration, Preferred Merger Consideration, any dividends or other distributions payable pursuant to Section 2.3(c) and cash in lieu of any fractional shares payable pursuant to Section 2.2(g) in accordance with this Article II.

(f) No Liability. None of Jefferies, New Jefferies, Merger Sub One, Jefferies Surviving Corporation, Jefferies Converted LLC, Leucadia, Merger Sub Two, New Jefferies Surviving LLC or the Exchange Agent shall be liable to any Person in respect of any shares of Leucadia Common Stock, Leucadia Mirror Preferred Stock, dividends or other distributions or cash in lieu of any fractional shares payable pursuant to Section 2.2(g) from the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificates or Book-Entry Shares shall not have been surrendered prior to four years after the Second Effective Time (or immediately prior to such earlier date on which any Common Merger Consideration or Preferred Merger Consideration (and any dividends or other distributions payable with respect thereto pursuant to Section 2.3(c) and cash in lieu of any fractional shares payable with respect thereto pursuant to Section 2.2(g)) would otherwise escheat to or become the property of any Governmental Entity), any such Common Merger Consideration or Preferred Merger Consideration (and any dividends or other distributions payable with respect thereto pursuant to Section 2.3(c) and cash in lieu of any fractional shares payable with respect thereto pursuant to Section 2.2(g)) shall, to the extent permitted by applicable Law, become the property of Leucadia, free and clear of all claims or interest of any Person previously entitled thereto.

(g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Leucadia, the posting by such Person of a bond in such reasonable amount as Leucadia may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall deliver in exchange for such lost, stolen or destroyed Certificate the Common Merger Consideration, Preferred Merger Consideration, any dividends or other distributions payable pursuant to Section 2.3(c) and cash in lieu of any fractional shares payable pursuant to Section 2.2(g), in each case pursuant to this Article II.

(h) Withholding Rights. Leucadia, the New Jefferies Surviving LLC, Jefferies, Jefferies Surviving Corporation, Jefferies Converted LLC or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement or the First Merger Agreement, such amounts as Leucadia, the New Jefferies Surviving LLC, Jefferies, Jefferies Surviving Corporation, Jefferies Converted LLC or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Leucadia, the New Jefferies Surviving LLC, Jefferies, Jefferies Surviving Corporation, Jefferies Converted LLC or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement or the First Merger Agreement as having been paid to the holder of Common Shares or Preferred Shares in respect of which such deduction and withholding was made by Leucadia, the New Jefferies Surviving LLC, Jefferies, Jefferies Surviving Corporation, Jefferies Converted LLC or the Exchange Agent.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF JEFFERIES

Except as disclosed in (a) the Jefferies SEC Documents filed prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent that they are forward-looking statements or cautionary, predictive or forward-looking in nature), or (b) the corresponding sections or subsections of the disclosure schedules delivered to Leucadia by Jefferies in connection with this Agreement (the “Jefferies Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Jefferies Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), Jefferies represents and warrants to Leucadia and Merger Sub Two as follows:

Section 3.1 Qualification, Organization, Subsidiaries, etc.

(a) Each of Jefferies and its Subsidiaries is a legal entity validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted.

(b) Each of Jefferies and its Subsidiaries is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, or to have such power or authority, has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect.

(c) Jefferies has made available to Leucadia prior to the date of this Agreement a true and complete copy of Jefferies’ Certificate of Incorporation and Bylaws, each as amended through the date of this Agreement (such certificate of incorporation, the “Jefferies Charter” and such bylaws, the “Jefferies Bylaws”). The Jefferies Charter and the Jefferies Bylaws are in full force and effect. The certificate of incorporation and bylaws or similar organizational documents of each Subsidiary of Jefferies are in full force and effect. Neither Jefferies nor any of its Subsidiaries is in violation of any provisions of its certificate of incorporation or bylaws or similar organizational documents, other than such violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect.

Section 3.2 Capital Stock.

(a) The authorized capital stock of Jefferies consists of 500,000,000 Common Shares and 10,000,000 Preferred Shares, of which 125,000 shares have been designated as 3.25% Series A Cumulative Convertible Preferred Stock (the “Series A Cumulative Convertible Preferred Shares”). As of October 31, 2012, (i) 203,120,568 Common Shares were issued and outstanding (not including treasury shares), (ii) 521,062 Common Shares were held in treasury, (iii) 71,034,087 Common Shares were reserved for issuance under the Jefferies Award Plans or issuable upon exercise of outstanding Awards, which includes (A) 28,804,824 Common Shares issuable upon the exercise of outstanding Awards, of which 9,520,170 shares are unvested and require future service, and (B) 42,229,263 Common Shares remaining available for future issuance or delivery under the Jefferies Award Plans, (iv) 4,110,128 shares were reserved for issuance upon conversion of the Preferred Shares, (v) 9,236,409 shares were reserved for issuance upon exercise of Jefferies’ convertible debt securities and (vi) 125,000 Series A Cumulative Convertible Preferred Shares were issued and outstanding, which were then convertible into 4,110,128 Common Shares. As of October 31, 2012, $345.0 million aggregate principal amount of convertible senior debentures were issued and outstanding, which were then convertible into 9,236,409 Common Shares. All outstanding Common Shares, and all Common Shares reserved for issuance as noted in the immediately preceding clauses (iii), (iv) and (v), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights, purchase option, call or right of first refusal rights.

(b) Except as set forth in Section 3.2(a), as of the date of this Agreement, (i) Jefferies does not have any shares of its capital stock issued or outstanding other than Common Shares that have become outstanding after October 31, 2012 and were reserved for issuance as set forth in Section 3.2(a), (ii) there are no outstanding subscriptions, options, stock appreciation rights, warrants, calls, convertible securities, restricted stock units, performance units, deferred stock units or other similar rights, agreements or commitments relating to the issuance of capital stock or voting securities to which Jefferies or any of its Subsidiaries is a party obligating Jefferies or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of Jefferies or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, stock appreciation right, warrant, call, convertible securities, restricted stock units, performance units, deferred stock units or other similar right, agreement or arrangement, (C) redeem or otherwise acquire, or vote or dispose of, any such shares of capital stock or other equity interests or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Jefferies and (iii) there are no outstanding subscriptions, options, stock appreciation rights, warrants, calls, convertible securities, restricted stock units, performance units, deferred stock units or other similar rights, agreements or commitments relating to the issuance of capital stock or voting securities to which Jefferies or any of its Subsidiaries is a party obligating Jefferies or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of any Subsidiary of Jefferies or securities convertible into or exchangeable for any such shares or equity interests, except for any such issuances, transfers or sales that would not be material to Jefferies, (B) except as would not be material to Jefferies, grant, extend or enter into any such subscription, option, stock appreciation right, warrant, call, convertible securities, restricted stock units, performance units, deferred stock units or other similar right, agreement or arrangement, or (C) except as would not be material to Jefferies, redeem or otherwise acquire, or vote or dispose of, any such shares of capital stock or other equity interests.

(c) Except as set forth in Section 3.2(a), neither Jefferies nor any of its Subsidiaries has outstanding bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Jefferies on any matter.

(d) Except for the Jefferies Voting Agreements, there are no voting trusts or other agreements to which Jefferies or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interests of Jefferies or any of its Subsidiaries.

(e) No consent or approval is required from the holder of any Award (other than in respect of any right the underlying shares may have to vote generally with the Common Shares) to effectuate the terms of this Agreement.

(f) All outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Jefferies are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal or similar rights. All outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Jefferies that are owned by Jefferies or a Subsidiary of Jefferies are free and clear of all liens, claims, mortgages, encumbrances, pledges, security interests, equities or charges of any kind (each, a “Lien”), other than Permitted Liens.

(g) The authorized capital stock of New Jefferies consists of 1,000 shares of New Jefferies Common Stock of which 1,000 shares are validly issued and outstanding. All of the issued and outstanding capital stock of New Jefferies is owned of record by Jefferies. New Jefferies does not have outstanding any option, warrant, right, or any other agreement pursuant to which any Person may acquire any equity security of New Jefferies. New Jefferies has not conducted any business prior to the date of this Agreement and prior to the Second Effective Time, will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transaction.

(h) The authorized capital stock of Merger Sub One consists of 1,000 shares of common stock, par value $0.001 per share, of which 1,000 shares are validly issued and outstanding and all of the issued and outstanding capital stock of Merger Sub One is owned of record by New Jefferies. Merger Sub One does not have outstanding any option, warrant, right, or any other agreement pursuant to which any Person may acquire any equity security of Merger Sub One. Merger Sub One has not conducted any business prior to the date of this Agreement and prior to the First Effective Time, will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transaction.

Section 3.3 Corporate Authority; No Violation.

(a) Each of Jefferies, New Jefferies and Merger Sub One has the requisite corporate power and authority to enter into this Agreement and, subject to receipt of the Jefferies Stockholder Approval, the adoption of this Agreement and approval of the Transactions by Jefferies as the sole stockholder of New Jefferies and by New Jefferies as the sole stockholder of Merger Sub One (each which will be obtained immediately after the execution hereof) and the consent of New Jefferies to the LLC Conversion following the First Effective Time, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been recommended by the Committee and duly and validly authorized by the Jefferies Board of Directors and, except for (i) the Jefferies Stockholder Approval, (ii) the adoption of this Agreement and approval of the Transactions by Jefferies as the sole stockholder of New Jefferies and by New Jefferies as the sole stockholder of Merger Sub One, (iii) the consent of New Jefferies to the LLC Conversion following the First Effective Time and (iv) the filing of the Delaware Filings and the Certificate of Amendment, if applicable, with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of Jefferies are necessary to authorize this Agreement or the consummation of the Transactions. The Jefferies Board of Directors, at a meeting duly called and held, has duly adopted resolutions (A) determining that it is in the best interests of Jefferies and its stockholders, and declared it advisable, to enter into this Agreement, (B) approving this Agreement and authorizing the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the First Merger, the LLC Conversion and the Second Merger, (C) directing that the Jefferies Stockholder Approval Matters be submitted to a vote at a meeting of stockholders of Jefferies and (D) subject to Section 5.3(a), recommending that stockholders of Jefferies vote in favor of the Jefferies Stockholder Approval Matters (the item set forth in clause (D) of this sentence, the “Jefferies Recommendation”). This Agreement has been duly and validly executed and delivered by Jefferies, New Jefferies and Merger Sub One and, assuming this Agreement constitutes the valid and binding agreement of Leucadia and Merger Sub Two, constitutes the valid and binding agreement of Jefferies, New Jefferies and Merger Sub One enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) Subject to the accuracy of the representations and warranties of Leucadia and Merger Sub Two in Section 4.2(b), no authorization, consent, permit, action or approval of, or filing with, or notification to, any Governmental Entity is necessary under applicable Law for the execution and delivery of this Agreement or the performance of its obligations hereunder or the consummation of the Transactions by Jefferies and its Subsidiaries, except for such authorizations, consents, permits, actions, approvals, notifications or filings required under (i) the DGCL, (ii) the Securities Act, (iii) the Exchange Act and (iv) the HSR Act or any Antitrust Law (collectively, the “Jefferies Approvals”), and except for such authorizations, consents, permits, actions, approvals, notifications or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect.

(c) The execution and delivery by Jefferies, New Jefferies and Merger Sub One of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions of this Agreement will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or result in the creation of any other Lien (other than a Permitted Lien) in or upon any of the properties, assets or rights of Jefferies or any of its Subsidiaries under any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment or instrument (each, including all amendments thereto, a “Contract”), to which Jefferies or any of its Subsidiaries is a party or any of their respective properties or other assets is subject, (ii) conflict with or result in any violation of any provision of the Jefferies Charter, the Jefferies Bylaws or the comparable governing documents of New Jefferies and Merger Sub One or (iii) assuming the Jefferies Approvals are obtained, conflict with or violate any Laws applicable to Jefferies or any of its Subsidiaries or to which any of their respective properties or assets may be bound, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, amendment, cancellation, acceleration, right or loss that has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect.

Section 3.4 Reports and Financial Statements.

(a) Jefferies has filed or furnished all forms, documents, schedules, statements and reports required to be filed or furnished between January 1, 2010 and the date hereof by it with the SEC (all such filed or furnished documents, together with all exhibits and schedules thereto and all information incorporated by reference therein, the “Jefferies SEC Documents”). As of their respective dates, or, if amended or superseded prior to the date of this Agreement, as of the date of the last such amendment, the Jefferies SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Jefferies SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Knowledge of Jefferies, none of the Jefferies SEC Documents is the subject of any outstanding SEC comments or outstanding SEC investigation.

(b) The consolidated financial statements (including all related notes and schedules) of Jefferies included in the Jefferies SEC Documents fairly present in all material respects the consolidated financial position of Jefferies and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto), in each case in accordance with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 3.5 Internal Controls and Procedures. Jefferies has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Jefferies’ disclosure controls and procedures are reasonably designed to provide reasonable assurance that all material information required to be disclosed by Jefferies in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Jefferies’ management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Jefferies’ management has completed assessment of the effectiveness of Jefferies internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended November 30, 2011, and such assessment concluded that such controls were effective. Jefferies has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Jefferies’ auditors and the audit committee of the Jefferies Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Jefferies’ ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves executive officers or employees who have a significant role in Jefferies’ internal controls over financial reporting. There are no outstanding loans made by Jefferies or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Jefferies.

Section 3.6 No Undisclosed Liabilities. Except (a) as reflected or reserved against in Jefferies’ consolidated balance sheets (or the notes thereto) included in the Jefferies SEC Documents, (b) as are incurred after the date of this Agreement and are permitted to be incurred by this Agreement, (c) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since November 30, 2011 that have not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect and (d) liabilities or obligations that have been discharged or paid in full in the ordinary course of business, as of the date of this Agreement, neither Jefferies nor any Subsidiary of Jefferies has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, known or unknown, that are required by GAAP to be reflected on a consolidated balance sheet of Jefferies and its Subsidiaries (or in the notes thereto), other than those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect.

Section 3.7 Compliance with Law; Permits.

(a) Jefferies and each of its Subsidiaries are, and at all times since January 1, 2010 have been, in compliance with and not in default under or in violation of any applicable federal, state, provincial, municipal, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree or agency requirement of any Governmental Entity (collectively, “Laws” and each, a “Law”), except for any such non-compliance, default or violation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect.

(b) Jefferies and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Jefferies and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Jefferies Permits”), except for any failure to have any of the Jefferies Permits that has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect. All Jefferies Permits are in full force and effect, except for any failure to be in full force and effect that has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect. To the Knowledge of Jefferies, no suspension or cancellation of any such Jefferies Permits is threatened and there has occurred no violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, except for any suspension, cancellation, violation or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect.

(c) None of Jefferies, any of its Subsidiaries, or any of their respective directors, managers or officers, or, to the Knowledge of Jefferies, any agent, employee or other Person associated with or acting on behalf of Jefferies or any of its Subsidiaries has, directly or indirectly, used any corporate or limited liability company funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate or limited liability company funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(d) Each of Jefferies’ Subsidiaries that is a broker-dealer or investment adviser is duly registered as a broker-dealer or investment adviser, as applicable, with each Governmental Entity with which such Subsidiary is required to be registered by applicable Law. Each of Jefferies’ and its Subsidiaries’ employees who is required to be registered as a registered representative or a sales person with a Governmental Entity is duly registered as such. Except for any instance of non-compliance or any failure to register or file that has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect, all federal and state registration requirements have been complied with and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete. None of Jefferies or its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or a party to any written agreement, consent agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil penalty by, or is a recipient of any supervisory letter from, or has adopted any board resolutions at the request or suggestion of, any Governmental Entity that restricts the conduct of its business or that relates to the capital adequacy, ability to pay dividends, credit or risk management policies or management of the business of the Company (each, a “Regulatory Agreement”), except for any such cease-and-desist or other order, enforcement action or Regulatory Agreement that has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect, nor has Jefferies or any of its Subsidiaries been advised in writing by any Governmental Entity that such Governmental Entity is considering issuing or requesting any such Regulatory Agreement.

Section 3.8 Environmental Laws and Regulations. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect, (a) Jefferies and its Subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, (b) to the Knowledge of Jefferies, none of the properties owned, leased or operated by Jefferies or any of its Subsidiaries contains any Hazardous Substance in amounts that would reasonably be expected to give rise to liability under Environmental Laws, (c) since January 1, 2010, neither Jefferies nor any of its Subsidiaries has received any written notice, demand letter or written request for information from any Governmental Entity indicating that Jefferies or any of its Subsidiaries or any Person whose liability Jefferies or any of its Subsidiaries has retained or assumed, either contractually or by operation of law, may be in violation of, or liable under, any Environmental Law, (d) to the Knowledge of Jefferies, no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to any liability under Environmental Law, from any properties presently or formerly owned, leased or operated by Jefferies or any of its Subsidiaries or any other property and (e) neither Jefferies, its Subsidiaries nor any of their respective properties or any Person whose liability Jefferies or any of its Subsidiaries has retained or assumed, either contractually or by operation of law, is subject to any liabilities relating to any pending or, to the Knowledge of Jefferies, threatened suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted or arising under any Environmental Law.

Section 3.9 Employee Benefit Plans

(a) (i) Except as would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect, each of the Jefferies Benefit Plans (and any related trust or other funding vehicle) has been established and administered in compliance in all material respects with its terms and applicable Laws and (ii) each of the Jefferies Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS to such effect, and, to the Knowledge of Jefferies, there are no existing circumstances or events that have occurred that would adversely affect the qualified status of any such plan.

(b) None of Jefferies, its Subsidiaries, or any Commonly Controlled Entity sponsors, maintains or contributes to any employee benefit plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, or any “multiemployer pension plan” (as such term is defined in Section 3(37) of ERISA), and to the Knowledge of Jefferies, no events have occurred and no circumstances exist that would reasonably be expected to result in any such liability that would have, individually or in the aggregate, a Jefferies Material Adverse Effect.

(c) All contributions and other amounts payable by Jefferies or its Subsidiaries as of the date of this Agreement with respect to each Jefferies Benefit Plan in respect of the most recent plan year have been properly accrued in accordance with GAAP except for such failures to properly accrue that have not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect. There are no material pending or, to the Knowledge of Jefferies, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Jefferies Benefit Plans or any trusts related thereto that could reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect.

(d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event, including any termination of employment at or following the Second Effective Time) will (i) cause any material payment (including, without limitation, severance, unemployment compensation, change in control payment, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness, or other compensation or benefits) to become due to any current or former director, officer, employee, consultant, or independent contractor of Jefferies or any of its Subsidiaries from Jefferies or any Commonly Controlled Entity under any Jefferies Benefit Plan or otherwise (other than amounts payable to any such Person in his, her or its capacity as a stockholder of Jefferies), (ii) materially increase any benefits otherwise payable under any Jefferies Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding of any such benefits, (v) result in any breach or violation of or default under, or limit (except as may be specifically set forth in this Agreement) Jefferies’ right to amend, modify, or terminate any Jefferies Benefit Plan, or (vi) result in the payment of any amount that would, individually or in combination with any other such payment, not be deductible as a result of Section 280G of the Code.

(e) No Jefferies Benefit Plan provides benefits, including death or medical, health, or other welfare benefits (whether or not insured), with respect to current or former directors, officers, employees, consultants, or independent contractors of Jefferies, its Subsidiaries, or any Commonly Controlled Entity after retirement or other termination of service other than (i) coverage mandated by applicable Laws (including continuation coverage under Section 4980B of the Code), (ii) death benefits or retirement benefits under any “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Jefferies, any of its Subsidiaries, or a Commonly Controlled Entity, (iv) benefits the full direct cost of which is borne by the current or former employee (or beneficiary thereof) or (v) those benefits that have not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect and, to the Knowledge of Jefferies, no circumstances exist that would reasonably be expected to cause Jefferies, any of its Subsidiaries, or a Commonly Controlled Entity to become obligated to provide any such benefits.

Section 3.10 Absence of Certain Changes or Events. From December 1, 2011 to the date hereof, (a) the businesses of Jefferies and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice and (b) there has not been any change, effect, event, condition, development, occurrence or state of facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect.

Section 3.11 Actions. There are no (a) Actions pending (or, to the Knowledge of Jefferies, threatened) against Jefferies or any of its Subsidiaries, or any of their respective properties at law or in equity before, or (b) orders, judgments or decrees of, or before, any Governmental Entity, in the case of each of clause (a) or (b), that has had or would reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect.

Section 3.12 Proxy Statement; Other Information. None of the information provided by Jefferies, New Jefferies or Merger Sub One to be included in (a) the registration statement on Form S–4 to be filed with the SEC by Leucadia in connection with the issuance of Leucadia Common Stock pursuant to the Second Merger (such registration statement on Form S–4, as amended or supplemented, the “Form S–4”) or the other Transaction SEC Filings will, at the time the Form S–4 or other Transaction SEC Filing is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendment or supplement thereto or at the time of the Jefferies Meeting or the Leucadia Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Transaction SEC Filings, as to information supplied by Jefferies and its Subsidiaries, will comply as to form and substance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be. The joint letter to the stockholders of Jefferies and the stockholders of Leucadia, notice of meeting with respect to the Jefferies Meeting and Leucadia Meeting, proxy statement/prospectus, forms of proxy and any other proxy solicitation materials to be filed with the SEC and distributed to the stockholders of Jefferies and the stockholders of Leucadia in connection with the First Merger and the Second Merger are collectively referred to herein as the

“Proxy Statement”. The Form S-4 and the Proxy Statement, together with any other filings required to be made under the Securities Act or the Exchange Act in connection with the transactions contemplated by this Agreement, are collectively referred to herein as the “Transaction SEC Filings”. Notwithstanding the foregoing, none of Jefferies, New Jefferies or Merger Sub One makes any representation or warranty with respect to any information supplied by Leucadia or Merger Sub Two or any of their respective Representatives that is contained or incorporated by reference in the Transaction SEC Filings.

Section 3.13 Tax Matters.

(a) Each of Jefferies, its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation or other entity is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis (including all applicable extensions) with appropriate Governmental Entities all true and complete Tax returns, statements, reports, declarations, estimates and forms (“Returns”) required to be filed by or with respect to it on or prior to the date hereof, except to the extent that any failure to file does not and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect, and (ii) duly paid, or deposited in full on a timely basis (including all applicable extensions) or made adequate provision in accordance with GAAP (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of, all Taxes required to be paid by it, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such Taxes does not and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect. Representations made in this Section 3.13 are made to the Knowledge of Jefferies to the extent that the representations relate to a corporation that was, but is not currently, a part of Jefferies’ or any of its Subsidiary’s affiliated, consolidated, combined unitary or similar group.

(b) No Actions are presently pending with regard to any Taxes or Returns of Jefferies or any of its Subsidiaries as to which any taxing authority has asserted in writing any claim that, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect. No Governmental Entity is now asserting in writing any deficiency or claim for Taxes or any adjustment to Taxes with respect to which Jefferies or any of its Subsidiaries may be liable with respect to Taxes that have not been fully paid or finally settled, which, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect. As of the date of this Agreement, neither Jefferies nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Returns of Jefferies or any of its Subsidiaries, which Taxes, if paid by Jefferies, would reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect. To the Knowledge of Jefferies, neither Jefferies nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local, or non-U.S. Tax Law. Neither Jefferies nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or allocation agreement (other than such an agreement or arrangement exclusively between or among Jefferies and its Subsidiaries). To the Knowledge of Jefferies, neither Jefferies nor any of its Subsidiaries has any liability for Taxes under Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or non-U.S. Tax Law, except for Taxes of the affiliated group of which Jefferies or any of its Subsidiaries is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of state, local, or non-U.S. Tax Law and except for Taxes that, if paid by Jefferies, would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect.

(c) There are no liens for Taxes in amounts that have had or would reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect (other than statutory liens for Taxes not yet due and payable).

(d) Neither Jefferies nor any of its Subsidiaries has been within the past two years, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for Tax-free treatment under Section 355 of the Code.

(e) To the Knowledge of Jefferies, neither Jefferies nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(f) Jefferies and the members of its affiliated group for U.S. federal income tax purposes reported net operating loss carryforwards (“NOLs”) of $0 for U.S. federal income tax purposes on their 2011 federal income Return and such reported amount is accurate in all material respect. The NOLs of Jefferies and its Subsidiaries are not subject to any limitation under Section 382 of the Code. The IRS has not asserted in any audit or, to the Knowledge of Jefferies, threatened to assert that the NOLs should be subject to limitation under Section 382 of the Code.

(g) Neither Jefferies nor any of its Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent (i) the First Merger and the LLC Conversion, taken together, and (ii) the Second Merger from each qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 3.14 Employee Relations Matters.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the Knowledge of Jefferies, threatened against Jefferies or any of its Subsidiaries, (ii) no union or labor organization represents, or claims to represent, any group of employees with respect to their employment by Jefferies or any of Subsidiaries and no union organizing campaign with respect to the employees of Jefferies or its Subsidiaries is, to the Knowledge of Jefferies, underway or threatened, (iii) there is no unfair labor practice charge or complaint against Jefferies or its Subsidiaries pending or, to the Knowledge of Jefferies, threatened before the National Labor Relations Board or any similar state or foreign agency, (iv) there is no grievance pending relating to any collective bargaining agreement or other grievance procedure and (v) no charges with respect to or relating to Jefferies or its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices.

(b) Neither Jefferies nor any of its Subsidiaries is engaged in any layoffs or employment terminations sufficient in number to trigger application of the Worker Adjustment and Retraining Notification Act, as amended (the “WARN Act”) or any similar state, local or foreign Law.

Section 3.15 Intellectual Property.

(a) Jefferies or a Subsidiary of Jefferies is the sole beneficial and record owner of all material registered trademarks, service marks, domain names, Internet addresses and other computer identifiers (collectively, “Trademarks”); all material registered copyrights (“Copyrights”); and all material patents, patent applications, inventions, industrial designs, industrial design applications and registrations and improvements (collectively, “Patents”) in each case owned or purported to be owned by Jefferies or a Subsidiary of Jefferies (together, the “Jefferies Owned Intellectual Property”). Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect, (i) all of the Jefferies Owned Intellectual Property is valid and enforceable and all registrations, issuances, filings and applications therefor are valid, subsisting, in full force and effect and payment of all renewal and maintenance fees in respect thereof, and all filings related thereto, have been duly made and (ii) either Jefferies or a Subsidiary of Jefferies owns, or is licensed or otherwise possesses the right to use free and clear of all Liens (other than Permitted Liens) all Trademarks, Copyrights and Patents (collectively, “Intellectual Property”) used in and material to their respective businesses as currently conducted.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect, (i) as of the date of this Agreement, there are no pending or, to the Knowledge of Jefferies, threatened claims by any Person alleging infringement or other violation by Jefferies or any of its Subsidiaries of such Person’s Intellectual Property, or seeking to limit, cancel or question the validity of any Jefferies Owned Intellectual Property, (ii) to the Knowledge of Jefferies, the conduct of the business of Jefferies and its Subsidiaries (including the use of Intellectual Property by Jefferies, its Subsidiaries, and their respective licensees in the manner authorized under their respective license agreements with Jefferies and its Subsidiaries) does not infringe or otherwise violate any Intellectual Property rights of any Person, and (iii) to the Knowledge of Jefferies, no Person is infringing or otherwise violating any Intellectual Property of Jefferies or any of its Subsidiaries and no such claims have been asserted or threatened by Jefferies or any of its Subsidiaries against any Person within the last three years that remain unresolved. To the Knowledge of Jefferies, Jefferies and each of its Subsidiaries has complied with all applicable Laws and Jefferies’ own rules, policies and procedures relating to the collection, use, maintenance and processing of personal information, including financial information, collected, used, maintained or processed by Jefferies or its Subsidiaries, except for any such non-compliance, default or violation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect. No claim is pending or, to the Knowledge of Jefferies, threatened, with respect to the collection, use, maintenance or processing of personal information, including financial information, by Jefferies or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect.

Section 3.16 Real Property. Except for those failures to hold a valid leasehold estate that have not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect, Jefferies or a Subsidiary of Jefferies has a valid leasehold estate in each lease of real property (“Real Property Leases”), under which Jefferies or a Subsidiary of Jefferies is a tenant or a subtenant (“Leased Real Property”), in each case free and clear of all Liens and defects in title, other than Permitted Liens. Neither Jefferies nor any Subsidiary of Jefferies is in breach of or default under the terms of any Real Property Lease, except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect. To the Knowledge of Jefferies, no other party to any Real Property Lease is in breach of or default under the terms of any Real Property Lease, which breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect. Except for those failures that have not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect, each Real Property Lease is a valid and binding obligation of Jefferies or the Subsidiary of Jefferies that is party thereto and, to the Knowledge of Jefferies, of each other party thereto, and is in full force and effect, except that (a) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (b) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.17 Opinion of Financial Advisor. The Committee has received the opinion of Citigroup Global Markets Inc. (the “Advisor”), dated the date of this Agreement, to the effect that, as of the date of such opinion specified therein and subject to the assumptions, matters considered and limitations described in such opinion, the Common Exchange Ratio is fair, from a financial point of view, to the holders of the Common Shares (other than Leucadia and its Affiliates). An executed copy of such opinion will be made available to Leucadia solely for informational purposes after receipt thereof by the Committee. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 3.18 Required Vote of Jefferies Stockholders; Required Vote of Merger Sub One Stockholder. The affirmative vote of the holders of a majority of the outstanding Common Shares on the record date for the determination of stockholders entitled to vote at the Jefferies Meeting in favor of the adoption of the First Merger Agreement (the “Jefferies Stockholder Approval”) is the only vote of holders of Common Shares and Preferred Shares required to consummate the transactions contemplated by this Agreement (together with the affirmative vote of a majority of the outstanding Common Shares and a majority of the outstanding Preferred Shares, each voting as a separate class, to approve the Preferred Stock Amendment, if applicable, and the vote of the holders of Common Shares to adjourn the Jefferies Meeting in order to obtain sufficient votes to obtain the Jefferies

Stockholder Approval, the “Jefferies Stockholder Approval Matters”). The vote or consent of New Jefferies as the sole stockholder of Jefferies Surviving Corporation following the First Effective Time is the only vote or approval of the holders of any class or series of capital stock of Jefferies Surviving Corporation to approve the LLC Conversion. The vote or consent of Jefferies as the sole stockholder of New Jefferies prior to the First Effective Time is the only vote or consent of the stockholders of New Jefferies necessary to adopt this Agreement and approve the Second Merger. The vote or consent of New Jefferies as the sole stockholder of Merger Sub One is the only vote or consent of the stockholders of Merger Sub One necessary to adopt this Agreement and approve the Transactions.

Section 3.19 Takeover Statutes. Assuming that no limited liability company interests of Merger Sub Two are issued to Leucadia until after the approval of this Agreement by the Jefferies Board of Directors, none of Section 203 of the DGCL, any other state anti- takeover statute or regulation, or any takeover-related provision in the Jefferies Charter or Jefferies Bylaws would prohibit or restrict the ability of Jefferies to enter into this Agreement or to consummate the Transactions or of the Jefferies stockholders party to the Jefferies Voting Agreements to perform their respective obligations thereunder.

Section 3.20 Material Contracts.

(a) Except as listed as an exhibit on any Jefferies SEC Document, as of the date of this Agreement, neither Jefferies nor any of its Subsidiaries is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to Jefferies and its Subsidiaries, taken as a whole (all contracts of the type described in this Section 3.20(a) being referred to herein as “Jefferies Material Contracts”).

(b) Neither Jefferies nor any Subsidiary of Jefferies is in breach of or default under the terms of any Jefferies Material Contract, except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect. To the Knowledge of Jefferies, no other party to any Jefferies Material Contract is in breach of or default under the terms of any Jefferies Material Contract, except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect. Each Jefferies Material Contract is a valid and binding obligation of Jefferies or the Subsidiary of Jefferies that is party thereto and, to the Knowledge of Jefferies, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 3.21 Finders or Brokers. Except for the Advisor and J.P. Morgan, neither Jefferies nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who is entitled to any fee or any commission in connection with or upon consummation of the transactions contemplated hereby.

Section 3.22 Insurance. Jefferies and its Subsidiaries own or hold policies of insurance in amounts that Jefferies has determined in good faith provide reasonably adequate coverage for its business and in amounts sufficient to comply with (a) applicable Law and (b) all Jefferies Material Contracts to which Jefferies or any of its Subsidiaries are parties or are otherwise bound.

Section 3.23 Affiliate Transactions. There are no transactions, agreements or arrangements between (a) Jefferies or any of its Subsidiaries on the one hand, and (b) any director, executive officer or Affiliate of Jefferies (other than any of its Subsidiaries) or any of their respective Affiliates or immediate family members, on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act which have not been so disclosed prior to the date hereof (such transactions referred to herein as “Affiliate Transactions”).

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF LEUCADIA AND MERGER SUB TWO

Except as disclosed in (a) the Leucadia SEC Documents filed prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent that they are forward-looking statements or cautionary, predictive or forward-looking in nature) or (b) the corresponding sections or subsections of the disclosure schedules delivered to Jefferies by Leucadia in connection with this Agreement (the “Leucadia Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Leucadia Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), Leucadia and Merger Sub Two represent and warrant to Jefferies as follows:

Section 4.1 Qualification; Organization, Subsidiaries, etc.

(a) Each of Leucadia and Merger Sub Two and their respective Subsidiaries is a legal entity validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, or to have such power or authority, has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect.

(b) Leucadia has made available to Jefferies prior to the date of this Agreement a true and complete copy of the certificate of incorporation and bylaws or other equivalent organizational documents of Leucadia (such certificate of incorporation, the “Leucadia Charter” and such bylaws, the “Leucadia Bylaws”) and Merger Sub Two , each as amended through the date of this Agreement. The certificate of incorporation and bylaws or similar organizational documents of Leucadia and Merger Sub Two and each of their respective Subsidiaries are in full force and effect. None of Leucadia, Merger Sub Two or any of their respective Subsidiaries is in violation of any provisions of its certificate of incorporation or bylaws or similar organizational documents, other than such violations as have not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect.

Section 4.2 Corporate Authority Relative to This Agreement; No Violation.

(a) Each of Leucadia and Merger Sub Two has the requisite corporate or limited liability company power and authority to enter into this Agreement and, subject to the Leucadia Stockholder Approval, to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the

Transactions have been duly and validly authorized by the Leucadia Board of Directors and the sole member of Merger Sub Two, and except for (i) the Leucadia Stockholder Approval, (ii) the approval of the Leucadia Board of Directors of the Leucadia Mirror Certificate of Designation, if applicable, (iii) the filing of the Certificate of Merger and the Leucadia Mirror Certificate of Designation, if any, with the Secretary of State of the State of Delaware and the Secretary of State of the State of New York, as applicable, and (iv) any consents, authorizations, approvals, filings or exceptions in connections with compliance with the rules of the New York Stock Exchange with respect to the Leucadia Common Stock to be issued pursuant to the Second Merger, no other corporate proceedings on the part of Leucadia or Merger Sub Two are necessary to authorize this Agreement or the consummation of the Transactions. The Leucadia Board of Directors, at a meeting duly called and held, has duly adopted resolutions (A) determining that it is in the best interests of Leucadia and its stockholders, and declared it advisable, to enter into this Agreement, to issue the Common Merger Consideration and Preferred Merger Consideration, to adopt the Leucadia Charter Amendment, (B) approving this Agreement and authorizing the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Second Merger, the Leucadia Charter Amendment, and the issuance of the Common Merger Consideration and Preferred Merger Consideration, (C) directing that the Leucadia Stockholder Approval Matters be submitted to a vote at a meeting of stockholders of Leucadia and (D) subject to Section 5.3(b), recommending that stockholders of Leucadia vote in favor of the Leucadia Stockholder Approval Matters (the item set forth in clause (D) of this sentence, the “Leucadia Recommendation”). This Agreement has been duly and validly executed and delivered by Leucadia and Merger Sub Two and, assuming this Agreement constitutes the valid and binding agreement of Jefferies, New Jefferies and Merger Sub One, this Agreement constitutes the valid and binding agreement of Leucadia and Merger Sub Two, enforceable against each of Leucadia and Merger Sub Two in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) Subject to the accuracy of the representations and warranties of Jefferies, New Jefferies and Merger Sub One in Section 3.3(b), no authorization, consent, permit, action or approval of, or filing with, or notification to, any Governmental Entity is necessary under applicable Law for the execution and delivery of this Agreement or the performance of its obligations hereunder or the consummation of the Transactions by Leucadia or Merger Sub Two, except for such authorizations, consents, permits, actions, approvals, notifications and filings required under (i) the DGCL and the New York Business Corporation Law (“NYBCL”), (ii) the Securities Act, (iii) the Exchange Act and (iv) the HSR Act or any Antitrust Law (collectively, the “Leucadia Approvals”), and except for such authorizations, consents, permits, actions, approvals, notifications or filings that, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect.

(c) The execution and delivery by Leucadia and Merger Sub Two of this Agreement do not, and the consummation of the Transactions and compliance with the provisions of this Agreement will not, (i) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or result in the creation of any Lien (other than a Permitted Lien) in or upon any of the properties, assets or rights of Leucadia or any of its Subsidiaries under, any Contract to which Leucadia, Merger Sub Two or any of their respective Subsidiaries or, to the Knowledge of Leucadia, any of its non-Subsidiary Portfolio Companies is a party or any of their respective properties or other assets is subject, (ii) conflict with or result in any violation of any provision of the certificate of incorporation or bylaws or other equivalent organizational document, in each case as amended, of Leucadia or Merger Sub Two or (iii) conflict with or violate any Laws applicable to Leucadia or its Subsidiaries or to which any of their respective properties or assets may be bound, other than, in the case of clauses (i) and (iii), any such violation, conflict, default, termination, amendment, cancellation, acceleration, right or loss that has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect.

Section 4.3 Capital Stock.

(a) The authorized capital stock of Leucadia consists of 600,000,000 shares of common stock, $1.00 par value per share (“Leucadia Common Stock”), and 6,000,000 preferred shares, $1.00 par value per share. As of October 31, 2012, (i) 244,582,588 shares of Leucadia Common Stock were issued and outstanding, (ii) 47,006,711 shares of Leucadia Common Stock were held in treasury, (iii) 3,308,775 shares of Leucadia Common Stock were reserved for issuance under the Leucadia Amended and Restated 1999 Stock Option Plan (the “Leucadia Option Plan”), which includes (A) 2,246,455 shares of Leucadia Common Stock issuable upon the exercise of outstanding options to purchase shares of Leucadia Common Stock outstanding under the Leucadia Option Plan (the “Leucadia Stock Options”) and (B) 1,062,250 shares remaining available for future issuance or delivery under the Leucadia Option Plan, (iv) 4,000,000 shares of Leucadia Common Stock were reserved for issuance under warrants issued pursuant to the Leucadia 2011 Senior Executive Warrant Plan (the “Leucadia Warrants”), (v) 4,327,317 shares of Leucadia Common Stock were reserved for Leucadia’s 3 3/4% Convertible Senior Subordinated Notes and (vi) no Leucadia preferred shares were issued or outstanding. All outstanding shares of Leucadia Common Stock, and all shares of Leucadia Common Stock reserved for issuance as noted in the immediately preceding clauses (ii) – (iv), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and not issued in violation of any preemptive rights, purchase option, call or right of first refusal rights.

(b) All of the issued and outstanding limited liability company interests of Merger Sub Two are owned of record by Leucadia. Merger Sub Two does not have outstanding any option, warrant, right, or any other agreement pursuant to which any Person may acquire any equity security of Merger Sub Two. Merger Sub Two has not conducted any business prior to the date of this Agreement and prior to the Second Effective Time, will have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

(c) Except as set forth in Section 4.3(a), as of the date of this Agreement, (i) Leucadia does not have any shares of its capital stock issued or outstanding other than shares of Leucadia Common Stock that have become outstanding after October 31, 2012, and were reserved for issuance as set forth in Section 4.3(a), (ii) there are no outstanding subscriptions, options, stock appreciation rights, warrants, calls, convertible securities, restricted stock units, performance units, deferred stock units or other similar rights, agreements or commitments relating to the issuance of capital stock or voting securities to which Leucadia or any of its Subsidiaries is a party obligating Leucadia or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of Leucadia or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, stock appreciation right, warrant, call, convertible securities, restricted stock units, performance units, deferred stock units or other similar right, agreement or arrangement, (C) redeem or otherwise acquire, or vote or dispose of, any such shares of capital stock or other equity interests or (D) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of Leucadia and (iii) there are no outstanding subscriptions, options, stock appreciation rights, warrants, calls, convertible securities, restricted stock units, performance units, deferred stock units or other similar rights, agreements or commitments relating to the issuance of capital stock or voting securities to which Leucadia or any of its Subsidiaries is a party obligating Leucadia or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of any Subsidiary of Leucadia or securities convertible into or exchangeable for any such shares or equity interests, except for any such issuances, transfers or sales that would not be material to Leucadia, (B) except as would not be material to Leucadia, grant, extend or enter into any such subscription, option, stock appreciation right, warrant, call, convertible securities, restricted stock units, performance units, deferred stock units or other similar right, agreement or arrangement, or (C) except as would not be material to Leucadia, redeem or otherwise acquire, or vote or dispose of, any such shares of capital stock or other equity interests.

(d) Except as set forth in Section 4.3(a) and, solely with respect to Leucadia’s Subsidiaries, except as would not be material to Leucadia, neither Leucadia nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with stockholders of Leucadia on any matter.

(e) Except for the Leucadia Voting Agreements, there are no voting trusts or other agreements to which Leucadia or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interests of Leucadia or any of its Subsidiaries.

(f) All outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Leucadia are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights, purchase option, call or right of first refusal rights. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of Leucadia that are owned by Leucadia or a Subsidiary of Leucadia are free and clear of all Liens other than Permitted Liens.

Section 4.4 Reports and Financial Statements.

(a) Leucadia has filed or furnished all forms, documents, schedules, statements and reports required to be filed or furnished between January 1, 2010 and the date hereof by it with the SEC (all such filed or furnished documents, together with all exhibits and schedules thereto and all information incorporated by reference therein, the “Leucadia SEC Documents”). As of their respective dates, or, if amended or superseded prior to the date of this Agreement, as of the date of the last such amendment, the Leucadia SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the Leucadia SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the Knowledge of Leucadia, none of the Leucadia SEC Documents is the subject of any outstanding SEC comments or outstanding SEC investigation.

(b) The consolidated financial statements (including all related notes and schedules) of Leucadia included in Leucadia SEC Documents fairly present in all material respects the consolidated financial position of Leucadia and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein, including the notes thereto) in each case in accordance with GAAP (except, in the case of the unaudited statements, as permitted by the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

Section 4.5 Internal Controls and Procedures. Leucadia has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Leucadia’s disclosure controls and procedures are reasonably designed to provide reasonable assurance that all material information required to be disclosed by Leucadia in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Leucadia’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Leucadia’s management has completed assessment of the effectiveness of Leucadia’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2011, and such assessment concluded that such controls were effective. Leucadia has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Leucadia’s auditors and the audit committee of the Leucadia Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect Leucadia’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves executive officers or employees who have a significant role in Leucadia’s internal controls over financial reporting. There are no outstanding loans made by Leucadia or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Leucadia.

Section 4.6 No Undisclosed Liabilities. Except (a) as reflected or reserved against in Leucadia’s consolidated balance sheets (or the notes thereto) included in the Leucadia SEC Documents, (b) as are incurred after the date of this Agreement and are permitted to be incurred by this Agreement, (c) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 2011, that have not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect and (d) liabilities or obligations that have been discharged or paid in full in the ordinary course of business, as of the date of this Agreement, neither Leucadia nor any Subsidiary of Leucadia has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, known or unknown, that are required by GAAP to be reflected on a consolidated balance sheet of Leucadia and its Subsidiaries (or in the notes thereto), other than those that have not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect.

Section 4.7 Compliance with Law; Permits.

(a) Leucadia and each of its Subsidiaries are, and at all times since January 1, 2010 have been, in compliance with and not in default under or in violation of any applicable Laws, except for any such non-compliance, default or violation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect.

(b) Leucadia and its Subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Leucadia and its Subsidiaries to own, lease and operate their properties and assets or to carry on their businesses as they are now being conducted (the “Leucadia Permits”), except for any failure to have any of the Leucadia Permits that has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect. All Leucadia Permits are in full force and effect, except for any failure to be in full force and effect that has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect. To the Knowledge of Leucadia, no suspension or cancellation of any such Leucadia Permits is threatened and there has occurred no violation of, default (with or without notice or lapse of time or both) under or event giving to others any right of revocation, non-renewal, adverse modification or cancellation of, with or without notice or lapse of time or both, any such Permit, except for any suspension, cancellation, violation or default, that has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect.

(c) None of Leucadia, any of its Subsidiaries or any of their respective directors, managers or officers, or, to the Knowledge of Leucadia, any agent, employee or other Person associated with or acting on behalf of Leucadia or any of its Subsidiaries or, to the Knowledge of Leucadia, any of its non-Subsidiary Portfolio Companies or any of their respective directors, managers or officers or any agent employee or other Person associated with or acting on behalf of any of Leucadia’s non-Subsidiary Portfolio Companies, has, directly or indirectly, used any corporate or limited liability company funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate or limited liability company funds, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 4.8 Environmental Laws and Regulations. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect, (a) Leucadia and its Subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws, (b) to the Knowledge of Leucadia, none of the properties owned, leased or operated by Leucadia or any of its Subsidiaries contains any Hazardous Substance in amounts that would reasonably be expected to give rise to liability under Environmental Laws, (c) since January 1, 2010, neither Leucadia nor any of its Subsidiaries has received any written notice, demand letter or written request for information from any Governmental Entity indicating that Leucadia or any of its Subsidiaries or any Person whose liability Leucadia or any of its Subsidiaries has retained or assumed, either contractually or by operation of law, may be in violation of, or liable under, any Environmental Law, (d) to the Knowledge of Leucadia, no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law, or in a manner that has given rise to any liability under Environmental Law, from any properties presently or formerly owned, leased or operated by Leucadia or any of its Subsidiaries, or any other property and (e) neither Leucadia, its Subsidiaries nor any of their respective properties or any Person whose liability Leucadia or any of its Subsidiaries has retained or assumed, either contractually or by operation of law, is subject to any liabilities relating to any pending or, to the Knowledge of Leucadia, threatened suit, settlement, court order, administrative order, regulatory requirement, judgment or written claim asserted (or arising) under any Environmental Law.

Section 4.9 Employee Benefit Plans.

(a) (i) Except as would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect, each of the Leucadia Benefit Plans (and any related trust or other funding vehicle) has been established and administered in compliance in all material respects with its terms and applicable Laws, and (ii) each of the Leucadia Benefit Plans intended to be “qualified” within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter from the IRS to such effect, and, to the Knowledge of Leucadia there are no existing circumstances or events that have occurred would adversely affect the qualified status of any such plan.

(b) None of Leucadia, its Subsidiaries, or any Commonly Controlled Entity sponsors, maintains or contributes to, any employee benefit plan subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code, or any “multiemployer pension plan” (as such term is defined in Section 3(37) of ERISA), and to the Knowledge of Leucadia, no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability that would have, individually or in the aggregate a Leucadia Material Adverse Effect.

(c) All contributions and other amounts payable by Leucadia or its Subsidiaries as of the date of this Agreement with respect to each Leucadia Benefit Plan in respect of the most recent plan year have been properly accrued in accordance with GAAP except for such failures to properly accrue that have not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect. There are no material pending or, to the Knowledge of Leucadia, threatened claims (other than routine claims for benefits) by, on behalf of or against any of the Leucadia Benefit Plans or any trusts related thereto that could reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect.

(d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event, including any termination of employment at or following the Second Effective Time) will (i) cause any material payment (including, without limitation, severance, unemployment compensation, change in control payment, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness, or other compensation or benefits) to become due to any current or former director, officer, employee, consultant, or independent contractor of Leucadia or any of its Subsidiaries from Leucadia or any Commonly Controlled Entity under any Leucadia Benefit Plan or otherwise (other than amounts payable to any such Person in his, her or its capacity as a shareholder of Leucadia), (ii) materially increase any benefits otherwise payable under any Leucadia Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding of any such benefits, (v) result in any breach or violation of or default under, or limit (except as may be specifically set forth in this Agreement) Leucadia’s right to amend, modify, or terminate any Leucadia Benefit Plan, or (vi) result in the payment of any amount that would, individually or in combination with any other such payment, not be deductible as a result of Section 280G of the Code.

(e) No Leucadia Benefit Plan provides benefits, including death or medical, health, or other welfare benefits (whether or not insured), with respect to current or former directors, officers, employees, consultants, or independent contractors of Leucadia, its Subsidiaries, or any Commonly Controlled Entity after retirement or other termination of service other than (i) coverage mandated by applicable Laws (including continuation coverage under Section 4980B of the Code), (ii) death benefits or retirement benefits under any “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of Leucadia, any of its Subsidiaries, or a Commonly Controlled Entity, (iv) benefits the full direct cost of which is borne by the current or former employee (or beneficiary thereof) or (v) those benefits that have not had and would not reasonably be expected to have, individually or in the aggregate a Leucadia Material Adverse Effect, and, to the Knowledge of Leucadia, no circumstances exist that would reasonably be expected to cause Leucadia, any of its Subsidiaries, or a Commonly Controlled Entity to become obligated to provide any such benefits.

Section 4.10 Absence of Certain Changes or Events. From January 1, 2012 to the date hereof, (a) the businesses of Leucadia and its Subsidiaries have been conducted in all material respects in the ordinary course of business consistent with past practice and (b) there has not been any change, effect, event, condition, development, occurrence or state of facts that has had, or would reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect.

Section 4.11 Actions. There are no (a) Actions pending (or, to Leucadia’s Knowledge, threatened) against Leucadia or any of its Subsidiaries, or any of their respective properties at law or in equity before, or (b) orders, judgments or decrees of, or before, any Governmental Entity, in the case of each of clause (a) or (b), which have had or would reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect.

Section 4.12 Proxy Statement; Other Information. None of the information provided by Leucadia or its Subsidiaries to be included in (a) the Form S–4 or the other Transaction SEC Filings will, at the time the Form S–4 or other Transaction SEC Filings is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto or at the time of the Jefferies Meeting or the Leucadia Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Transaction SEC Filings, as to information supplied by Leucadia and its Subsidiaries, will comply as to form and substance in all material respects with the Securities Act or the Exchange Act, as the case may be. Notwithstanding the foregoing, neither Leucadia nor Merger Sub Two makes any representation or warranty with respect to any information supplied by Jefferies, New Jefferies or Merger Sub One or any of their respective Representatives that is contained or incorporated by reference in the Transaction SEC Filings.

Section 4.13 Tax Matters.

(a) Each of Leucadia and its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation or other entity is or was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis (including all applicable extensions) with appropriate Governmental Entities all true and complete Returns required to be filed by or with respect to it on or prior to the date hereof, except to the extent that any failure to file does not and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect, and (ii) duly paid, or deposited in full on a timely basis (including all applicable extensions) or made adequate provision in accordance with GAAP (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of, all taxes required to be paid by it, except to the extent that any failure to pay or deposit or make adequate provision for the payment of such taxes does not and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect. Representations made in this Section 4.13 are made to the Knowledge of Leucadia to the extent that the representations relate to a corporation that was, but is not currently, a part of Leucadia’s or any Subsidiary’s affiliated, consolidated, combined unitary or similar group.

(b) No Actions are presently pending with regard to any Taxes or Returns of Leucadia or any of its Subsidiaries as to which any taxing authority has asserted in writing any claim which, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect. No Governmental Entity is now asserting in writing any deficiency or claim for Taxes or any adjustment to Taxes with respect to which Jefferies or any of its Subsidiaries may be liable with respect to Taxes which have not been fully paid or finally settled, which, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect. As of the date of this Agreement, neither Leucadia nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any Taxes with respect to any Returns of Leucadia or any of its Subsidiaries, which Taxes, if paid by Leucadia, would be reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect. To the Knowledge of Leucadia, neither Leucadia nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under state, local, or non-U.S. Tax Law. Neither Leucadia nor any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or allocation agreement (other than such an agreement or arrangement exclusively between or among Leucadia and its Subsidiaries). To the Knowledge of Leucadia, neither Leucadia nor any of its Subsidiaries has any liability for Taxes under Treasury Regulation Section 1.1502-6 or any similar provision of state, local, or non-U.S. Tax Law, except for Taxes of the affiliated group of which Leucadia or any of its Subsidiaries is the common parent, within the meaning of Section 1504(a)(1) of the Code or any similar provision of state, local, or non-U.S. Tax Law and except for Taxes that, if paid by Leucadia, would not be reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect.

(c) There are no liens for Taxes in amounts that have had or would reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect (other than statutory liens for Taxes not yet due and payable).

(d) Neither Leucadia nor any of its Subsidiaries has been, within the past two years , a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code.

(e) To the Knowledge of Leucadia, neither Leucadia nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(f) Leucadia and the members of its affiliated group for U.S. federal income tax purposes reported NOLs of $4,874,617,427 for U.S. federal income tax purposes on their 2011 federal income Return and such reported amount is accurate in all material respects. The NOLs of Leucadia and its Subsidiaries are not subject, and will not be subject as a result of the Second Merger, to any limitation under Section 382 of the Code. The IRS has not asserted in any audit or, to the Knowledge of Leucadia, threatened to assert that the NOLs should be subject to limitation under Section 382 of the Code.

(g) Neither Leucadia or any of its respective Subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that could reasonably be expected to prevent (i) the First Merger and the LLC Conversion, taken together, and (ii) the Second Merger from each qualifying as a reorganization within the meaning of Section 368(a) of the Code.

Section 4.14 Employee Relations Matters.

(a) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect, (i) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending or, to the Knowledge of Leucadia, threatened against Leucadia or any of its Subsidiaries, (ii) no union or labor organization represents, or claims to represent, any group of employees with respect to their employment by Leucadia or any of Subsidiaries and no union organizing campaign with respect to the employees of Leucadia or its Subsidiaries is, to the knowledge of Leucadia, underway or threatened , (iii) there is no unfair labor practice charge or complaint against Leucadia or its Subsidiaries pending or, to the Knowledge of Leucadia, threatened before the National Labor Relations Board or any similar state or foreign agency, (iv) there is no grievance pending relating to any collective bargaining agreement or other grievance procedure and (v) no charges with respect to or relating to Leucadia or its Subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices.

(b) Neither Leucadia nor any of its Subsidiaries is engaged in any layoffs or employment terminations sufficient in number to trigger application of the WARN Act or any similar state, local or foreign Law.

Section 4.15 Intellectual Property.

(a) Leucadia or a Subsidiary of Leucadia is the sole beneficial and record owner of all Intellectual Property owned or purported to be owned by Leucadia or a Subsidiary of Leucadia (together, the “Leucadia Owned Intellectual Property”). Except as has not had and would not be reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect, (i) all of the Leucadia Owned Intellectual Property is valid and enforceable and all registrations, issuances, filings and applications therefor are valid, subsisting, in full force and effect and payment of all renewal and maintenance fees in respect thereof, and all filings related thereto, have been duly made and (ii) either Leucadia or a Subsidiary of Leucadia owns, or is licensed or otherwise possesses the right to use free and clear of all Liens (other than Permitted Liens), all Intellectual Property used in and material to their respective businesses as currently conducted.

(b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect, (i) as of the date of this Agreement, there are no pending or, to the Knowledge of Leucadia, threatened claims by any Person alleging infringement or other violation by Leucadia or any of its Subsidiaries of such Person’s Intellectual Property, or seeking to limit, cancel or question the validity of any Leucadia Owned Intellectual Property, (ii) to the Knowledge of Leucadia, the conduct of the business of Leucadia and its Subsidiaries (including the use of Intellectual Property by Leucadia, its Subsidiaries, and their respective licensees in the manner authorized under their respective license agreements with Leucadia and its Subsidiaries) does not infringe or otherwise violate any Intellectual Property rights of any Person and (iii) to the Knowledge of Leucadia, no Person is infringing or otherwise violating any Intellectual Property of Leucadia or any of its Subsidiaries and no such claims have been asserted or threatened by Leucadia or any of its Subsidiaries against any Person within the last three years that remain unresolved. To the Knowledge of Leucadia, Leucadia and each of its Subsidiaries has complied with all applicable Laws, and Leucadia’s own rules, policies and procedures relating to the collection, use, maintenance and processing of personal information, including financial information, collected, used, maintained or processed by Leucadia or its Subsidiaries, except for any such non-compliance, default or violation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect. No claim is pending or, to the Knowledge of Leucadia, threatened, with respect to the collection, use, maintenance or processing of personal information, including financial information, by Leucadia or any of its Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect.

Section 4.16 Real Property.

(a) Except for those failures to hold fee simple title that have not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect, Leucadia or a Subsidiary of Leucadia has fee simple title to each real property owned by Leucadia or a Subsidiary of Leucadia (each, a “Leucadia Owned Real Property”), free and clear of all Liens and defects in title, other than Permitted Liens.

(b) Except for those failures to hold a valid leasehold estate that have not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect, Leucadia or a Subsidiary of Leucadia has a valid leasehold estate in each lease of real property (“Leucadia Real Property Leases”), under which Leucadia or a Subsidiary of Leucadia is a tenant or a subtenant (“Leucadia Leased Real Property”), in each case free and clear of all Liens and defects in title, other than Permitted Liens. Neither Leucadia nor any Subsidiary of Leucadia is in breach of or default under the terms of any Leucadia Real Property Lease, except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect. To the Knowledge of Leucadia, no other party to any Leucadia Real Property Lease is in breach of or default under the terms of any Leucadia Real Property Lease, or default which breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect. Except for those failures that have not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect, each Leucadia Real Property Lease is a valid and binding obligation of Leucadia or the Subsidiary of Leucadia that is party thereto and, to the Knowledge of Leucadia, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.17 Opinion of Financial Advisor. The Leucadia Board of Directors has received the opinion of UBS Securities LLC (the “Leucadia Advisor”), to the effect that, as of the date of such opinion specified therein and subject to the assumptions, matters considered and limitations described in such opinion, the Common Exchange Ratio is fair, from a financial point of view, to Leucadia. An executed copy of such opinion will be made available to Jefferies solely for informational purposes after receipt thereof by Leucadia. As of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.

Section 4.18 Vote of Leucadia Stockholders; Vote of Merger Sub Two Members. Except for the approval by holders of Leucadia Common Stock representing a majority of the votes cast at the Leucadia Meeting in favor of the issuance of the aggregate Common Merger Consideration pursuant to the Second Merger; provided that the total votes cast on such proposal represent over 50% of the Leucadia Common Stock entitled to vote on such proposal (“Leucadia Stockholder Approval” and together with (a) the vote of holders of a majority of the voting power of the Leucadia Common Stock approving an amendment to the Articles of Incorporation of Leucadia in form set forth on Exhibit B hereto (the “Leucadia Charter Amendment”) and (b) the vote of the holders of Leucadia Common Stock to adjourn the Leucadia Meeting in order to obtain sufficient votes to obtain Leucadia Stockholder Approval, the “Leucadia Stockholder Approval Matters”), no vote of the stockholders of Leucadia or the holders of any other securities of Leucadia (equity or otherwise) is required by any applicable Law, the certificate of incorporation or bylaws or other equivalent organizational documents of Leucadia to consummate the transactions contemplated hereby. The vote of Leucadia as the sole member of Merger Sub Two is the only vote or consent of the member of Merger Sub Two necessary to adopt this Agreement and approve the Transaction.

Section 4.19 Takeover Statutes. No state anti-takeover statute or regulation (including Section 912 of the NYBCL), or any takeover-related provision in the Leucadia Charter or Leucadia Bylaws would prohibit or restrict the ability of Leucadia to enter into the Agreement or to consummate the Transactions.

Section 4.20 Material Contracts.

(a) Except as listed as an exhibit on any Leucadia SEC Document, as of the date of this Agreement, neither Leucadia nor any of its Subsidiaries is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to Leucadia and its Subsidiaries, taken as a whole (all contracts of the type described in this Section 4.20(a) being referred to herein as “Leucadia Material Contracts”).

(b) Neither Leucadia nor any Subsidiary of Leucadia is in breach of or default under the terms of any Leucadia Material Contract, except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect. To the Knowledge of Leucadia, no other party to any Leucadia Material Contract is in breach of or default under the terms of any Leucadia Material Contract, except for any such breach or default that has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect. Each Leucadia Material Contract is a valid and binding obligation of Leucadia or the Subsidiary of Leucadia that is party thereto and, to the Knowledge of Leucadia, of each other party thereto, and is in full force and effect, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Section 4.21 Finders or Brokers. Except for the Leucadia Advisor and Rothschild Inc., neither Leucadia nor any of its Subsidiaries has employed any investment banker, broker or finder in connection with the transactions contemplated by this Agreement who is entitled to any fee or any commission in connection with or upon consummation of the transactions contemplated hereby.

Section 4.22 Insurance. Leucadia and its Subsidiaries own or hold policies of insurance in amounts that Leucadia has determined in good faith provide reasonably adequate coverage for its business and in amounts sufficient to comply with (a) applicable Law and (b) all Leucadia Material Contracts to which Leucadia or any of its Subsidiaries are parties or are otherwise bound.

Section 4.23 Affiliate Transactions. There are no transactions, agreements or arrangements between (a) Leucadia or any of its Subsidiaries on the one hand, and (b) any director, executive officer or Affiliate of Leucadia (other than any of its Subsidiaries) or any of their respective Affiliates or immediate family members, on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S-K, under the Securities Act which have not been so disclosed as of the date hereof (such transactions referred herein as “Leucadia Affiliate Transactions”).

Section 4.24 Section 203. Leucadia is the beneficial owner of 58,006,024 Common Shares. Leucadia has been an “interested stockholder” (as defined in Section 203 of the DGCL) of Jefferies at all times during the three years prior to the date hereof.

Section 4.25 Investment Company Act. None of Leucadia or any of its Subsidiaries is required to register as an “investment company” as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940.

ARTICLE V

CERTAIN AGREEMENTS

Section 5.1 Conduct of Business by Jefferies and by Leucadia.

(a) From and after the date of this Agreement and prior to the Second Effective Time or the date, if any, on which this Agreement is earlier terminated in accordance with Section 7.1 (the “Termination Date”), and except (i) as may be required by applicable Law, (ii) as discussed in the Jefferies SEC Documents or the Leucadia SEC Documents, as applicable, (iii) as may be agreed in writing by Leucadia or Jefferies, as applicable, (iv) as may be required or expressly permitted by this Agreement or (v) as set forth in Section 5.1 of the Jefferies Disclosure Schedule or Section 5.1 of the Leucadia Disclosure Schedule, as applicable, each of Leucadia and Jefferies shall, and shall cause its respective Subsidiaries to, conduct its business in the ordinary course of business and, to the extent consistent therewith, use commercially reasonable efforts to preserve substantially intact its current business organizations, to keep available the services of its current officers and employees and to preserve its relationships with significant suppliers, licensors, licensees, distributors, lessors and others having significant business dealings with it.

(b) Without limitation to the provisions of Section 5.1(a), between the date of this Agreement and the earlier of the Second Effective Time and the Termination Date, without the prior written consent of Leucadia (not to be unreasonably withheld, conditioned or delayed), except as set forth in Section 5.1 of the Jefferies Disclosure Schedule, as otherwise required or expressly permitted by this Agreement or as may be required by applicable Law, Jefferies shall not, and shall not permit any of its Subsidiaries to:

(i) authorize, declare or pay any dividends on, or make any distribution with respect to, its outstanding shares of capital stock (whether in cash, assets, shares or other securities of Jefferies or its Subsidiaries), except for (A) dividends by any Subsidiary of Jefferies to Jefferies or to another Subsidiary of Jefferies, (B) (i) Jefferies’ regular quarterly cash dividend on the Common Shares, not to exceed $0.075 per quarter, with usual record and payment dates in accordance with past dividend practice, and (ii) the 3.25% dividend payable with respect to the Preferred Shares, which is paid in accordance with past dividend practice (including usual and record and payment dates) and the terms of the certificate of designation for such Preferred Shares and (C) distributions required pursuant to Contracts in effect on the date hereof;

(ii) split, combine or reclassify any of its capital stock or other equity securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity securities, except for any such transaction by a Subsidiary of Jefferies that remains a Subsidiary after consummation of such transaction;

(iii) (A) except in the ordinary course of business, grant or commit to grant any stock options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Common Shares, or other equity-based awards with respect to Common Shares, under any equity incentive plan or otherwise so long as such stock option, stock appreciation right, restricted share, restricted stock unit, deferred equity unit or award does not contain any provision that would cause it to vest in whole or in part by reason of the consummation of the transactions contemplated by this Agreement, or (B) except as required by applicable Law or a Jefferies Benefit Plan or contract (including Section 409A of the Code and regulations issued thereunder), (1) increase or commit to increase the compensation or other benefits payable or provided to Jefferies current or former directors, officers, employees, consultants, or independent contractors (other than in the ordinary course of business), (2) enter into or commit to enter into any employment, change of control, severance, retention, deferred compensation, indemnification, or similar agreement with any director, officer, employee, consultant, or independent contractor of Jefferies, other than in the ordinary course of business or (3) except in connection with the hiring of employees in the ordinary course of business, establish, adopt, enter into, amend, become a party to, or commence participation in, or commit to establish, adopt, enter into, amend, become a party to, or commence participation in, any collective bargaining agreement, plan, trust, fund, policy, or arrangement, or Jefferies Benefit Plan (or any plan, arrangement, agreement, program, practice, or policy that would be a Jefferies Benefit Plan if it were in effect as of the date of this Agreement) for the benefit of any current or former directors, officers, employees, consultants, or independent contractors, or any of their beneficiaries;

(iv) materially change any Tax or financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;

(v) adopt any (A) amendments to the Jefferies Charter or the Jefferies Bylaws or (B) material amendments to any similar applicable charter documents of any of Jefferies Subsidiaries;

(vi) except (A) for transactions among Jefferies and its Subsidiaries or among Jefferies’ Subsidiaries, in each case, to the extent required by a Contract in effect on the date hereof, (B) in connection with the operation of their business in the ordinary course, (C) for conversions of its convertible debt securities and the Preferred Shares in accordance with the terms thereof, (D) for grants of Awards which are granted in the ordinary course of business and which do not contain any provision that would cause any such award to vest in whole or in part by reason of the consummation of the transactions contemplated by this Agreement, (E) for issuances of Common Shares in respect of any exercise of an Award outstanding on the date of this Agreement or that may be granted after the date of this Agreement in accordance with this Section 5.1(b) (in each case, in accordance with their respective terms), (F) for the sale of Common Shares pursuant to the exercise of options to purchase Common Shares if necessary to effectuate an optionee direction upon exercise or for withholding of Taxes, or (G) issuances, sales, pledges, dispositions of or encumbrances on such capital stock or other ownership interest having a book value of up to $100,000,000 individually; provided that all such issuances, sales, pledges, dispositions or encumbrances, together with those actions permitted pursuant to Section 5.1(b)(ix)(D) shall not exceed $200,000,000, in the aggregate issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in Jefferies or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable Award (except as otherwise provided by the terms of this Agreement or for nondiscretionary actions pursuant to the express terms of any unexercisable Award outstanding on the date of this Agreement);

(vii) directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, except for (A) transactions among Jefferies and its wholly-owned Subsidiaries or among Jefferies wholly-owned Subsidiaries, (B) purchases or deemed acquisitions of Common Shares in respect of the exercise price or tax withholding obligations relating to an Award upon the net exercise or vesting of any such Award in a manner consistent with past practice, (C) redemptions of the Preferred Shares in accordance with the terms thereof, (D) buy-backs of Common Shares in accordance with the Common Shares buy-back policy approved by the Jefferies Board of Directors prior to the date hereof or (E) pursuant to Contracts in effect as of the date hereof;

(viii) incur, assume, guarantee or otherwise become liable for, or modify in any material respect the terms of, any Indebtedness for borrowed money or become responsible for the Indebtedness of any Person (directly, contingently or otherwise), except (A) for any intercompany Indebtedness for borrowed money among Jefferies and its Subsidiaries or among Jefferies Subsidiaries, (B) for Indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing Indebtedness for borrowed money that (x) is in an amount not exceeding such existing Indebtedness, (y) is on terms no less favorable in the aggregate to Jefferies than such existing Indebtedness and (z) that does not contain provisions that will result in the occurrence of a default or event of default (with notice or lapse of time, or both) upon the consummation of either the First Merger or the Second Merger, (C) for guarantees by Jefferies or one of its Subsidiaries of Indebtedness for borrowed money of Jefferies or any of its Subsidiaries, which Indebtedness for borrowed money is incurred in compliance with this Section 5.1(b), (D) for amendments to any Indebtedness to add additional eligible borrowers or (E) in connection with the operation of their business in the ordinary course;

(ix) except (A) for transactions among Jefferies and its wholly-owned Subsidiaries or among Jefferies’ wholly-owned Subsidiaries, (B) except in connection with the operation of their business in the ordinary course, (C) pursuant to existing agreements in effect prior to the execution of this Agreement, or (D) sales, leases, licenses, transfers, exchanges, swaps, mortgages or other encumbrances or dispositions of such properties or assets having a book value of up to $100,000,000 individually; provided that all such sales, leases, licenses, transfers, exchanges, swaps or other encumbrances or dispositions, together with those actions permitted pursuant to Section 5.1(b)(vi)(G), shall not exceed $200,000,000 in the aggregate, sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including via securitizations) or subject to any Lien (other than Permitted Liens) or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets, license or otherwise, and including by way of formation of a joint venture) any material portion of its or its Subsidiaries’ properties or assets, including the capital stock of Subsidiaries;

(x) modify, amend, terminate or waive any rights under any Jefferies Material Contract or Real Property Lease, in any manner the effect of which is, individually or in the aggregate, materially adverse to Jefferies and its Subsidiaries taken as a whole;

(xi) enter into any Contract that would be a Jefferies Material Contract or Real Property Lease if in effect on the date of this Agreement, other than in the ordinary course of business;

(xii) acquire (whether by merger, consolidation or acquisition of stock or assets, license or otherwise) any corporation, partnership or other business organization or any division or all or substantially all of the assets of any corporation, partnership or other business organization, other than investments of up to $100,000,000 individually in any corporation, partnership or other business organization; provided that all such investments, together with those investments permitted pursuant to Section 5.1(b)(xiv)(D), shall not exceed $200,000,000 in the aggregate;

(xiii) authorize or make any capital expenditures, other than capital expenditures made in the ordinary course of business consistent with past practice;

(xiv) make any loans, advances or capital contributions to, or investments in, any Person, in each case, other than (A) loans, advances, capital contributions and investments made in the ordinary course of business, (B) loans, advances and capital contributions to Jefferies or a wholly-owned Subsidiary of Jefferies by a wholly-owned Subsidiary of Jefferies, (C) loans, advances, capital contributions to, or investments in, a Subsidiary of Jefferies, or (D) loans, advances, capital contributions and investments of up to $100,000,000 individually in or to any corporation, partnership or other business organization; provided that all such investments, together with those investments permitted pursuant to Section 5.1(b)(xii), shall not exceed $200,000,000 in the aggregate;

(xv) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Affiliate Transaction;

(xvi) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Jefferies, or any of its “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X (other than the First Merger, the Second Merger, a merger of two or more wholly-owned Subsidiaries of Jefferies or any internal recapitalization or reorganization of any of Jefferies’ Subsidiaries);

(xvii) waive, settle, satisfy or compromise any Action other than those that (A) do not involve the payment by Jefferies or any of its Subsidiaries in excess of the reserves set forth on the most recent consolidated balance sheet of Jefferies and its Subsidiaries included in the Jefferies SEC Documents plus (1) $5,000,000 in any individual instance or (2) $10,000,000 in the aggregate, and (B) do not involve any injunctive or other non-monetary relief or impose any material restrictions on the business or operations of Jefferies or any of its Subsidiaries;

(xviii) take any action that would reasonably be expected to cause any of the conditions to Closing set forth in Section 6.1, 6.2 or 6.3 to not be satisfied by the End Date;

(xix) make or revoke any material election with regard to Taxes or file any material amended Tax Returns; or

(xx) agree, in writing or otherwise, or announce an intention, to take any of the foregoing actions.

(c) Without limitation to the provisions of Section 5.1(a), between the date of this Agreement and the earlier of the Second Effective Time and the Termination Date, without the prior written consent of Jefferies (not to be unreasonably withheld, conditioned or delayed), except as set forth in Section 5.1 of the Leucadia Disclosure Schedule, as otherwise required or expressly permitted by this Agreement or as may be required by applicable Law, Leucadia shall not, and shall not permit any of its Subsidiaries to:

(i) authorize, declare or pay any dividends on, or make any distribution with respect to, its outstanding shares of capital stock (whether in cash, assets, shares or other securities of Leucadia or its Subsidiaries), except for (A) dividends by any Subsidiary of Leucadia to Leucadia or to another Subsidiary of Leucadia, (B) Leucadia’s regular annual cash dividend on its shares of common stock, not to exceed $0.25 per year, with usual record and payment dates in accordance with past dividend practice, (C) dividends that may be required pursuant to Contracts in effect on the date hereof, and (D) one special dividend required to effect the transaction contemplated by Section 5.15;

(ii) split, combine or reclassify any of its capital stock or other equity securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity securities, except for any such transaction by a Subsidiary of Leucadia that remains a Subsidiary after consummation of such transaction;

(iii) (A) except in the ordinary course of business, grant or commit to grant any stock options, stock appreciation rights, restricted shares, restricted stock units, deferred equity units, awards based on the value of Leucadia Common Stock, or other equity-based awards with respect to Leucadia Common Stock, under any equity incentive plan or otherwise other than any such stock option, stock appreciation right, restricted share, restricted stock unit, deferred equity unit or award that does not contain any provision that would cause it to vest in whole or in part by reason of the consummation of the transactions contemplated by this Agreement, or (B) except as required by applicable Law or a Leucadia Benefit Plan or contract (including Section 409A of the Code and regulations issued thereunder), (1) increase or commit to increase the compensation or other benefits payable or provided to Leucadia’s current or former directors, officers, employees, consultants, or independent contractors (other than in the ordinary course of business), (2) enter into or commit to enter into any employment, change of control, severance, retention, deferred compensation, indemnification, or similar agreement with any director, officer, employee, consultant, or independent contractor of Leucadia, other than in the ordinary course of business, or (3) in connection with the hiring of employees in the ordinary course of business, establish, adopt, enter into, amend, become a party to, or commence participation in, or commit to establish, adopt, enter into, amend, become a party to, or commence participation in, any collective bargaining agreement, plan, trust, fund, policy, or arrangement, or Leucadia benefit plan (or any plan, arrangement, agreement, program, practice, or policy that would be a Leucadia benefit plan if it were in effect as of the date of this Agreement) for the benefit of any current or former directors, officers, employees, consultants, or independent contractors, or any of their beneficiaries;

(iv) materially change any Tax or financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;

(v) adopt any (A) amendments to the Leucadia Charter or the Leucadia Bylaws or (B) material amendments to any similar applicable charter documents of any of Leucadia’s Subsidiaries;

(vi) except for (A) for transactions among Leucadia and its Subsidiaries or among Leucadia’s Subsidiaries, in each case, to the extent required by a Contract in effect on the date hereof, (B) in connection with the operation of their business in the ordinary course, (C) for grants of stock-based awards under the Leucadia Stock Incentive Plan which are granted in the ordinary course of business and which do not contain any provision that would cause any such award to vest in whole or in part by reason of the consummation of the transactions contemplated by this Agreement, (D) for issuances of Leucadia Common Stock in respect of any exercise of an Leucadia stock options and settlement of any Leucadia stock-based award outstanding on the date of this Agreement or that may be granted after the date of this Agreement in accordance with this Section 5.1(c) (in each case, in accordance with their respective terms), (E) for conversions of its convertible debt securities in accordance with the terms thereof, (F) for the sale of Leucadia Common Stock pursuant to the exercise of options to purchase Leucadia Common Stock if necessary to effectuate an optionee direction upon exercise or for withholding of Taxes, or (G) issuances, sales, pledges, dispositions of or encumbrances on such capital stock or other ownership interests having a book value of up to $100,000,000 individually; provided that all such issuances, sales, pledges, dispositions or encumbrances, together with those actions permitted pursuant to Section 5.1(c)(ix)(C), shall not exceed $200,000,000 in the aggregate, issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of its capital stock or other ownership interest in Leucadia or any of its Subsidiaries or any securities convertible into or exchangeable for any such shares or ownership interest, or any rights, warrants or options to acquire or with respect to any such shares of capital stock, ownership interest or convertible or exchangeable securities or take any action to cause to be exercisable any otherwise unexercisable stock-based award (except as otherwise provided by the terms of this Agreement or for nondiscretionary actions pursuant to the express terms of any unexercisable stock-based award outstanding on the date of this Agreement);

(vii) directly or indirectly, purchase, redeem or otherwise acquire any shares of its capital stock or any rights, warrants or options to acquire any such shares, except for (A) transactions among Leucadia and its wholly-owned Subsidiaries or among Leucadia’s wholly-owned Subsidiaries, (B) purchases or deemed acquisitions of Common Shares in respect of the exercise price or tax withholding obligations relating to a Leucadia share-based award upon the net exercise or vesting of any such award in a manner consistent with past practice, (C) buy-backs of Leucadia Common Stock in accordance with the Leucadia Common Stock buy-back policy approved by the Leucadia Board of Directors prior to the date hereof or (D) pursuant to Contracts in effect as of the date hereof;

(viii) incur, assume, guarantee or otherwise become liable for, or modify in any material respect the terms of, any Indebtedness for borrowed money or become responsible for the Indebtedness of any Person (directly, contingently or otherwise), except for (A) any intercompany Indebtedness for borrowed money among Leucadia and its Subsidiaries or among Leucadia Subsidiaries, (B), Indebtedness for borrowed money incurred to replace, renew, extend, refinance or refund any existing Indebtedness for borrowed money that (x) is in an amount not exceeding such existing Indebtedness, (y) is on terms no less favorable in the aggregate to Leucadia than such existing Indebtedness and (z) that does not contain provisions that will result in the occurrence of a default or event of default (with notice or lapse of time, or both) upon the consummation of either the First Merger or the Second Merger, (C) guarantees by Leucadia or one of its Subsidiaries of Indebtedness for borrowed money of Leucadia or any of its Subsidiaries, which Indebtedness for borrowed money is incurred in compliance with this Section 5.1(c), (D) for amendments to any Indebtedness to additional eligible borrowers, or (D) Indebtedness incurred or assumed by a Subsidiary of Leucadia up to a maximum aggregate amount of $100,000,000;

(ix) except (A) for transactions among Leucadia and its wholly-owned Subsidiaries or among Leucadia’s wholly-owned Subsidiaries, (B) pursuant to existing agreements in effect prior to the execution of this Agreement , or (C) sales, leases, licenses, transfers, exchanges, swaps, mortgages or other encumbrances or dispositions of such properties or assets having a book value of up to $100,000,000 individually; provided that all such sales, leases, licenses, transfers, exchanges, swaps or other encumbrances or dispositions, together with those actions permitted pursuant to Section 5.1(c)(vi)(G), shall not exceed $200,000,000 in the aggregate, sell, lease, license, transfer, exchange or swap, mortgage or otherwise encumber (including via securitizations) or subject to any Lien (other than Permitted Liens) or otherwise dispose of (whether by merger, consolidation or acquisition of stock or assets, license or otherwise, and including by way of formation of a joint venture) any material portion of its or its Subsidiaries’ properties or assets, including the capital stock of Subsidiaries;

(x) modify, amend, terminate or waive any rights under any Leucadia Material Contract Leucadia or Leucadia Real Property Lease, in any manner the effect of which is, individually or in the aggregate, materially adverse to Leucadia and its Subsidiaries taken as a whole;

(xi) enter into any Contract that would be a Leucadia Material Contract or Leucadia Real Property Lease if in effect on the date of this Agreement, other than in the ordinary course of business;

(xii) acquire (whether by merger, consolidation or acquisition of stock or assets, license or otherwise) any corporation, partnership or other business organization or any division or all or substantially all of the assets of any corporation, partnership or other business organization, other than investments of up to $100,000,000 individually in any corporation, partnership or other business organization; provided that all such investments, together with those investments permitted pursuant to Section 5.1(c)(xiv)(D), shall not exceed $200,000,000 in the aggregate;

(xiii) authorize or make any capital expenditures, other than capital expenditures made in the ordinary course of business consistent with past practice;

(xiv) make any loans, advances or capital contributions to, or investments in, any Person, in each case other than (A) loans, advances, capital contributions and investments made in the ordinary course of business, (B) loans, advances and capital contributions to Leucadia or a wholly-owned Subsidiary of Leucadia by a Subsidiary of Leucadia, (C) loans, advances, capital contributions to, or investments in, a Subsidiary of Leucadia or (D) loans, advances, capital contributions and investments of up to $100,000,000 individually in or to any corporation, partnership or other business organization; provided that all such investments, together with those investments permitted pursuant to Section 5.1(c)(xii), shall not exceed $200,000,000 in the aggregate;

(xv) enter into, amend, waive or terminate (other than terminations in accordance with their terms) any Leucadia Affiliate Transaction;

(xvi) adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of Leucadia, or any of its “significant subsidiaries” as defined in Rule 1-02 of Regulation S-X (other than the Second Merger, a merger of two or more wholly-owned Subsidiaries of Leucadia or any internal recapitalization or reorganization of any of Leucadia’s Subsidiaries);

(xvii) waive, settle, satisfy or compromise any Action other than those that (A) do not involve the payment by Leucadia or any of its Subsidiaries in excess of the reserves set forth on the most recent consolidated balance sheet of Leucadia and its Subsidiaries included in the Leucadia SEC Documents plus (1) $5,000,000 in any individual instance or (2) $10,000,000 in the aggregate, and (B) do not involve any injunctive or other non-monetary relief or impose any material restrictions on the business or operations of Leucadia or any of its Subsidiaries;

(xviii) take any action that would reasonably be expected to cause any of the conditions to Closing set forth in Sections 6.1, 6.2 or 6.3 to not be satisfied by the End Date;

(xix) make or revoke any material election with regard to Taxes, file any material amended Tax Returns;

(xx) acquire, directly or indirectly, any Common Shares; or

(xxi) agree, in writing or otherwise, or announce an intention, to take any of the foregoing actions.

Section 5.2 Investigation. Prior to the earlier of the Second Effective Time and the Termination Date, each of Leucadia and Jefferies shall afford to the other party and to each of the other party’s officers, employees, accountants, consultants, legal counsel, financial advisors, prospective financing sources (and their advisors) and agents and other representatives (collectively, “Representatives”) reasonable access upon at least one Business Day’s prior notice during normal business hours to its and its Subsidiaries’ officers, properties, contracts, commitments, books and records and any report, schedule or other document filed or received by it pursuant to the requirements of applicable Laws and shall furnish the other party and their respective Representatives with financial, operating and other data and information as the other party may from time to time reasonably request. Notwithstanding the foregoing, neither party shall be required to afford such access to the extent it would unreasonably disrupt the operations of such party or any of such party’s Subsidiaries, would cause a violation of any agreement to which such party or any of such party’s Subsidiaries is a party (although each party shall use commercially reasonable efforts to obtain any necessary consent so that such violation would not occur), would cause a loss of attorney-client privilege to such party or any of such party’s Subsidiaries or would constitute a violation of any applicable Law. The parties agree that no information discovered by any party or its Representatives in the course of any investigation pursuant to this Section 5.2 or otherwise shall be deemed to modify or waive any representation, warranty, covenant or agreement of the other party contained in this Agreement.

Section 5.3 No Solicitation.

(a) No Solicitation by Jefferies.

(i) From the date of this Agreement until the earlier of the Second Effective Time and the Termination Date, Jefferies shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize any officer, director or employee of or any other Representative of, Jefferies or any of its Subsidiaries to, directly or indirectly, (A) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information) the making, submission or announcement of any inquiries, discussions or requests concerning, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Jefferies Takeover Proposal, (B) enter into any agreement, letter of intent, agreement in principle or other similar instrument with respect to any Jefferies Takeover Proposal, (C) provide any non-public information regarding Jefferies or its Subsidiaries, or afford access to the properties, books and records of Jefferies or its Subsidiaries, to any third party, or engage or participate in any negotiations or discussions in connection with any Jefferies Takeover Proposal or otherwise knowingly cooperate with or assist or participate in or knowingly encourage any such negotiations or discussions, (D) approve, adopt or recommend a Jefferies Takeover Proposal, (E) submit to the stockholders of Jefferies for their approval or adoption any Jefferies Takeover Proposal or (F) agree or publicly announce any intention to take any of the foregoing actions.

(ii) From the date of this Agreement until the earlier of the Second Effective Time and the Termination Date, neither the Jefferies Board of Directors nor any committee thereof shall withdraw or qualify or modify in a manner adverse to Leucadia, or propose publicly to withdraw or qualify or modify in a manner adverse to Leucadia, the Jefferies Recommendation or the approval by the Jefferies Board of Directors or such committee of the First Merger Agreement or the First Merger or approve or recommend a Jefferies Superior Proposal (a “Jefferies Recommendation Withdrawal”); provided, that at any time prior to obtaining the Jefferies Stockholder Approval, the Jefferies Board of Directors or such committee may effect a Jefferies Recommendation Withdrawal if, and only if, (A) a Jefferies Intervening Event occurs or the Jefferies Board of Directors or such committee determines that a Jefferies Takeover Proposal constitutes a Jefferies Superior Proposal, (B) the Jefferies Board of Directors or such committee determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that failing to effect a Jefferies Recommendation Withdrawal would be inconsistent with its fiduciary duties under applicable Law, (C) Jefferies provides to Leucadia at least five Business Days’ prior written notice of its intention to effect a Jefferies Recommendation Withdrawal (a “Jefferies Notice of Recommendation Withdrawal”) and (D) Jefferies complies in all material respects with Section 5.3(a)(iii), if applicable, and Section 5.3(a)(v).

(iii) Notwithstanding anything to the contrary contained in Section 5.3(a)(i), if at any time prior to obtaining the Jefferies Stockholder Approval, (A) Jefferies has received a bona fide written Jefferies Takeover Proposal from a third party that did not result from a material breach of Section 5.3(a)(i) and (B) the Jefferies Board of Directors or a committee thereof determines in good faith, after consultation with a financial advisor of nationally recognized reputation and its outside legal counsel, that the Jefferies Takeover Proposal constitutes or is reasonably likely to result in a Jefferies Superior Proposal, then Jefferies or its Representatives may (1) provide non-public information regarding Jefferies and its Subsidiaries to the Person or Persons making such Jefferies Takeover Proposal and their respective Representatives and financing sources and (2) engage in negotiations or discussions with the Person or Persons making such Jefferies Takeover Proposal and their respective Representatives and financing sources; provided that (x) Jefferies will not, and will not allow its Representatives to, disclose any non-public information to any Person or Persons making such Jefferies Takeover Proposal or their respective Representatives or financing sources unless the Person or Persons making the Jefferies Takeover Proposal enter into, or are otherwise made subject to, an Acceptable Jefferies Confidentiality Agreement and (y) Jefferies will promptly (and in any event within one Business Day) provide or make available to Leucadia any non-public information provided or made available to such Person or Persons making such Jefferies Takeover Proposal or their respective Representatives or financing sources that was not previously provided or made available to Leucadia. Jefferies shall promptly (and in any event within one Business Day) notify Leucadia in the event it receives a Jefferies Takeover Proposal or any request or inquiry that would reasonably be expected to lead to a Jefferies Takeover Proposal from any Person or Persons, including by notifying Leucadia of the identity of the Person or Persons making such Jefferies Takeover Proposal, request or inquiry and the material terms and conditions thereof. Without limiting the foregoing, Jefferies shall promptly (and in any event within one Business Day) notify Leucadia after beginning to provide non-public information or to engage in negotiations concerning a Jefferies Takeover Proposal. Jefferies shall inform Leucadia on a reasonably prompt basis of any material change in the material terms or conditions of, and material developments with respect to, a Jefferies Takeover Proposal (it being understood that any change in the form or amount of the consideration shall be deemed to be a material change in a material term) and promptly provide Leucadia with copies of any written Jefferies Takeover Proposals received by Jefferies. Promptly upon determination by the Jefferies Board of Directors or a committee thereof that a Jefferies Takeover Proposal constitutes a Jefferies Superior Proposal, Jefferies shall deliver to Leucadia a written notice advising Leucadia that the Jefferies Board of Directors or a committee thereof has so determined, specifying the material terms and conditions of such Jefferies Superior Proposal (including the terms of the consideration that the holders of Common Shares will receive per Common Share and the holders of Preferred Shares will receive per Preferred Share and including any written agreement providing for a Jefferies Superior Proposal and the identity of the Person or Persons making such Jefferies Superior Proposal).

(iv) Nothing contained in this Agreement shall prohibit Jefferies or the Jefferies Board of Directors or a committee thereof from taking and disclosing to the stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that (A) compliance with such rules shall in no way limit or modify the effect that any such action pursuant to such rules has under this Agreement and (B) in no event shall Jefferies or the Jefferies Board of Directors or any committee thereof take, or agree or resolve to take, any action that would constitute a Jefferies Recommendation Withdrawal other than in compliance with this Section 5.3(a).

(v) Notwithstanding the foregoing, the Jefferies Board of Directors or a committee thereof may not make a Jefferies Recommendation Withdrawal pursuant to Section 5.3(a)(ii) unless: (A) Jefferies has complied in all material respects with this Section 5.3(a), (B) Jefferies has provided to Leucadia a Jefferies Notice of Recommendation Withdrawal advising Leucadia that the Jefferies Board of Directors or a committee thereof intends to take such action, including the material facts relating to the Leucadia Intervening Event or the terms and conditions of any Jefferies Superior Proposal that is the basis of the proposed action by the Jefferies Board of Directors or a committee thereof and the identity of the Person making the proposal (it being understood and agreed that any subsequent Jefferies Intervening Event or any amendment to the financial or other material terms of any such Jefferies Superior Proposal shall require a new Jefferies Notice of Recommendation Withdrawal and a new three-Business-Day period), (C) during such five-Business-Day period (or three-Business-Day period in the case of an amendment or subsequent Jefferies Intervening Event), if requested by Leucadia, Jefferies has engaged in good faith negotiations with Leucadia to amend this Agreement in such a manner that (1) any Jefferies Takeover Proposal that was determined by the Jefferies Board of Directors or a committee thereof to constitute a Jefferies Superior Proposal no longer is a Jefferies Superior Proposal or (2) the failure to make a Jefferies Recommendation Withdrawal would not be inconsistent with its fiduciary duties , as applicable, and (D) at the end of such five-Business-Day period (or three-Business-Day period in the case of an amendment or any subsequent Jefferies Intervening Event), such Jefferies Intervening Event continues to satisfy the condition set forth in Section 5.3(a)(ii)(B) or such Jefferies Takeover Proposal has not been withdrawn and the Jefferies Board of Directors or a committee thereof determines that the Jefferies Takeover Proposal continues to constitute a Jefferies Superior Proposal (in each case, taking into account any changes to the terms of this Agreement proposed by Leucadia following a Jefferies Notice of Recommendation Withdrawal as a result of the negotiations required by the immediately preceding clause (C) or otherwise).

(b) No Solicitation by Leucadia.

(i) From the date of this Agreement until the earlier of the Second Effective Time and the Termination Date, Leucadia shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize any officer, director or employee of or any other Representative of, Leucadia or any of its Subsidiaries to, directly or indirectly, (A) solicit, initiate or knowingly encourage or knowingly facilitate (including by way of furnishing information) the making, submission or announcement of any inquiries, discussions or requests concerning, or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, a Leucadia Takeover Proposal, (B) enter into any agreement, letter of intent, agreement in principle or other similar instrument with respect to any Leucadia Takeover Proposal, (C) provide any non-public information regarding Leucadia or its Subsidiaries, or afford access to the properties, books, and records of Leucadia or its Subsidiaries, to any third party, or engage or participate in any negotiations or discussions in connection with any Leucadia Takeover Proposal or otherwise knowingly cooperate with or assist or participate in or knowingly encourage any such negotiations or discussions, (D) approve, adopt or recommend a Leucadia Takeover Proposal, (E) submit to the stockholders of Leucadia for their approval or adoption any Leucadia Takeover Proposal or (F) agree or publicly announce any intention to take any of the foregoing actions.

(ii) From the date of this Agreement until the earlier of the Second Effective Time and the Termination Date, neither the Leucadia Board of Directors nor any committee thereof shall withdraw or qualify or modify in a manner adverse to Jefferies, or propose publicly to withdraw or qualify or modify in a manner adverse to Jefferies, the Leucadia Recommendation or the approval by the Leucadia Board of Directors or such committee of this Agreement, the Second Merger, the Leucadia Charter Amendment, or the issuance of Leucadia Common Stock pursuant to the Second Merger or approve or recommend a Leucadia Superior Proposal (a “Leucadia Recommendation Withdrawal”); provided, that at any time prior to obtaining the Leucadia Stockholder Approval, the Leucadia Board of Directors or such committee may effect a Leucadia Recommendation Withdrawal if, and only if, (A) a Leucadia Intervening Event occurs or the Leucadia Board of Directors or such committee determines that a Leucadia Takeover Proposal constitutes a Leucadia Superior Proposal, (B) the Leucadia Board of Directors or such committee determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that failing to effect a Leucadia Recommendation Withdrawal would be inconsistent with its fiduciary duties under applicable Law, (C) Leucadia provides to Jefferies at least five Business Days’ prior written notice of its intention to effect a Leucadia Recommendation Withdrawal (a “Leucadia Notice of Recommendation Withdrawal”) and (D) Leucadia complies in all material respects with Section 5.3(b)(iii), if applicable, and Section 5.3(b)(v).

(iii) Notwithstanding anything to the contrary contained in Section 5.3(b)(i), if at any time prior to obtaining the Leucadia Stockholder Approval, (A) Leucadia has received a bona fide written Leucadia Takeover Proposal from a third party that did not result from a material breach of Section 5.3(b)(i) and (B) the Leucadia Board of Directors or a committee thereof determines in good faith, after consultation with a financial advisor of nationally recognized reputation and its outside legal counsel, that the Leucadia Takeover Proposal constitutes or is reasonably likely to result in a Leucadia Superior Proposal, then Leucadia or its Representatives may (1) provide non-public information regarding Leucadia and its Subsidiaries to the Person or Persons making such Leucadia Takeover Proposal and their respective Representatives and financing sources and (2) engage in negotiations or discussions with the Person or Persons making such Leucadia Takeover Proposal and their respective Representatives and financing sources; provided that (x) Leucadia will not, and will not allow its Representatives to, disclose any non-public information to any Person or Persons making such Leucadia Takeover Proposal or their respective Representatives or financing sources unless the Person or Persons making the Leucadia Takeover Proposal enter into, or are otherwise made subject to, an Acceptable Leucadia

Confidentiality Agreement and (y) Leucadia will promptly (and in any event within one Business Day) provide or make available to Jefferies any non-public information provided or made available to such Person or Persons making such Leucadia Takeover Proposal or their respective Representatives or financing sources that was not previously provided or made available to Jefferies. Leucadia shall promptly (and in any event within one Business Day) notify Jefferies in the event it receives a Leucadia Takeover Proposal or any request or inquiry that would reasonably be expected to lead to a Leucadia Takeover Proposal from any Person or Persons, including by notifying Jefferies of the identity of the Person or Persons making such Leucadia Takeover Proposal, request or inquiry and the material terms and conditions thereof. Without limiting the foregoing, Leucadia shall promptly (and in any event within one Business Day) notify Jefferies after beginning to provide non-public information or to engage in negotiations concerning a Leucadia Takeover Proposal. Leucadia shall inform Jefferies on a reasonably prompt basis of any material change in the material terms or conditions of, and material developments with respect to, a Leucadia Takeover Proposal (it being understood that any change in the form or amount of the consideration shall be deemed to be a material change in a material term) and promptly provide Jefferies with copies of any written Leucadia Takeover Proposals received by Leucadia. Promptly upon determination by the Leucadia Board of Directors or a committee thereof that a Leucadia Takeover Proposal constitutes a Leucadia Superior Proposal, Leucadia shall deliver to Jefferies a written notice advising Jefferies that the Leucadia Board of Directors or a committee thereof has so determined, specifying the material terms and conditions of such Leucadia Superior Proposal (including the terms of the consideration that the holders of Leucadia Common Shares will receive per share of Leucadia Common Share and including any written agreement providing for a Leucadia Superior Proposal and the identity of the Person or Persons making such Leucadia Superior Proposal).

(iv) Nothing contained in this Agreement shall prohibit Leucadia or the Leucadia Board of Directors or a committee thereof from taking and disclosing to the stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that (A) compliance with such rules shall in no way limit or modify the effect that any such action pursuant to such rules has under this Agreement and (B) in no event shall Leucadia or the Leucadia Board of Directors or any committee thereof take, or agree or resolve to take, any action that would constitute a Leucadia Recommendation Withdrawal other than in compliance with this Section 5.3(b).

(v) Notwithstanding the foregoing, the Leucadia Board of Directors or a committee thereof may not make a Leucadia Recommendation Withdrawal pursuant to Section 5.3(b)(ii) unless: (A) Leucadia has complied in all material respects with this Section 5.3(b), (B) Leucadia has provided to Jefferies a Leucadia Notice of Recommendation Withdrawal advising Jefferies that the Leucadia Board of Directors or a committee thereof intends to take such action and including the material facts relating to the Leucadia Intervening Event, or the terms and conditions of any Leucadia Superior Proposal that is the basis of the proposed action by the Leucadia Board of Directors or a committee thereof and the identity of the Person making the proposal (it being understood and agreed that any subsequent Leucadia Intervening Event or any amendment to the financial or other material terms of any such Leucadia Superior Proposal shall require a new Leucadia Notice of Recommendation Withdrawal and a new three-Business-Day period), (C) during such five-Business-Day period (or three-Business-Day period in the case of an amendment or subsequent Leucadia Intervening Event), if requested by Jefferies, Leucadia has engaged in good faith negotiations with Jefferies to amend this Agreement in such a manner that (1) any Leucadia Takeover Proposal that was determined by the Leucadia Board of Directors or a committee thereof to constitute a Leucadia Superior Proposal no longer is a Leucadia Superior Proposal or (2) the failure to make a Leucadia Recommendation Withdrawal would not be inconsistent with its fiduciary duties, as applicable, and (D) at the end of such five-Business-Day period (or three-Business-Day period in the case of an amendment or subsequent Leucadia Intervening Event), such Leucadia Intervening Event continues to satisfy the condition set forth in Section 5.3(b)(ii)(B) or such Leucadia Takeover Proposal has not been withdrawn and the Leucadia Board of Directors or a committee thereof determines that the Leucadia Takeover Proposal continues to constitute a Leucadia Superior Proposal (in each case, taking into account any changes to the terms of this Agreement proposed by Jefferies following a Leucadia Notice of Recommendation Withdrawal as a result of the negotiations required by the immediately preceding clause (C) or otherwise).

Section 5.4 Filings; Other Actions.

(a) Each of Jefferies and Leucadia shall use commercially reasonable efforts to take or cause to be taken such actions as may be required to be taken under the Securities Act, the Exchange Act, any other federal securities Laws, any applicable state securities or “blue sky” Laws and any stock exchange requirements in connection with the Transactions, including in connection with preparation and delivery of the Transaction SEC Filings. In connection with the First Merger, the Second Merger, the Jefferies Meeting and the Leucadia Meeting, Jefferies and Leucadia, as appropriate, shall prepare and file with the SEC the Transaction SEC Filings, and Jefferies and Leucadia, as appropriate, shall use commercially reasonable efforts to respond to the comments of the SEC and have the Form S–4 declared effective by the SEC under the Securities Act and thereafter to cause the Proxy Statement to be mailed to Jefferies’ stockholders and Leucadia’s stockholders, all as promptly as reasonably practicable and use all commercially reasonable efforts to keep the Form S–4 effective as long as reasonably necessary to consummate the Transactions; provided, however, that prior to the filing of the Transaction SEC Filings, each party shall consult with the other party with respect to such filings and shall afford the other party and its Representatives reasonable opportunity to comment thereon. Each party shall provide the other party with any information for inclusion in the Transaction SEC Filings that may be required under applicable Law or that is reasonably requested by each other party. Each party shall notify the other party of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the Transaction SEC Filings or for additional information, and will promptly supply to the other party copies of all correspondence between such party or its Representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the Transaction SEC Filings or the Transactions. Each of Jefferies and Leucadia shall use commercially reasonable efforts to resolve all SEC comments with respect to the Transaction SEC Filings and any other required filings as promptly as practicable after receipt thereof. Each of Jefferies and Leucadia agree to correct any information provided by it for use in the Transaction SEC Filings that shall have become false or misleading in any material respect. Each party will promptly notify the other party if at any time prior to the Jefferies Meeting or Leucadia Meeting any event should occur that is required by applicable Law to be set forth in an amendment of, or a supplement to, the Transaction SEC Filings. In such case, the parties will cooperate to promptly prepare and file such amendment or supplement with the SEC to the extent required by applicable Law and will mail such amendment or supplement to Jefferies’ stockholders and Leucadia’s stockholders to the extent required by applicable Law; provided, however, that prior to such filing, each party shall consult with each other party with respect to such amendment or supplement and shall afford each such party and its Representatives reasonable opportunity to comment thereon. Notwithstanding the forgoing, no party shall have any obligation to notify the other parties of any matters to the extent that its board of directors or any committee thereof determines in good faith, after consultation with its outside legal counsel, that to do so would be inconsistent with the directors’ exercise of their fiduciary obligations to their respective stockholders under applicable Law.

(b) Subject to the other provisions of this Agreement, Jefferies shall (i) take all action necessary in accordance with the DGCL and the Jefferies Charter and Jefferies Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Jefferies Stockholder Approval and, if applicable, obtaining the approval of the stockholders of the Preferred Stock Amendment (the “Jefferies Meeting”) (including mailing the Proxy Statement as soon as reasonably practicable after the SEC has cleared the Proxy Statement and holding the Jefferies Meeting no later than 40 days after mailing the Proxy Statement, unless a later date is mutually agreed by Jefferies and Leucadia), (ii) subject to Section 5.3(a), include in the Proxy Statement the Jefferies Recommendation and (iii) unless there has been a Jefferies Recommendation Withdrawal, as permitted by Section 5.3(a)(ii), use commercially reasonable efforts to solicit from its stockholders proxies to secure the Jefferies Stockholder Approval and, if applicable, the approval of the stockholders of the Preferred Stock Amendment. Notwithstanding anything to the contrary contained in this Agreement, Jefferies may delay convening, postpone or adjourn the Jefferies Meeting if Jefferies determines in good faith that the delay, postponement or adjournment of the Jefferies Meeting is necessary or appropriate in order to obtain sufficient votes to obtain the Jefferies Stockholder Approval or is required by the fiduciary duties of the Jefferies Board of

Directors. Nothing contained in this Agreement shall be deemed to relieve Jefferies of its obligation to submit this Agreement to its stockholders for a vote unless this Agreement shall have been terminated in accordance with its terms prior to the Jefferies Meeting.

(c) Subject to the other provisions of this Agreement, Leucadia shall (i) take all action necessary in accordance with the NYBCL and Leucadia’s certificate of incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its shareholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Leucadia Stockholder Approval and effecting the Leucadia Charter Amendment (the “Leucadia Meeting”) (including mailing the Proxy Statement as soon as reasonably practicable after the SEC has cleared the Proxy Statement and holding the Leucadia Meeting no later than 40 days after mailing the Proxy Statement, unless a later date is mutually agreed by Jefferies and Leucadia), (ii) subject to Section 5.3(b), include in the Proxy Statement the recommendation of Leucadia’s board of directors that its stockholders grant the Leucadia Stockholder Approval and approval of the Leucadia Charter Amendment and (iii) unless there has been a Leucadia Recommendation Withdrawal, as permitted by Section 5.3(b)(ii), use commercially reasonable efforts to solicit from its stockholders proxies to secure the Leucadia Stockholder Approval and approval of the Leucadia Charter Amendment. Leucadia shall, in its capacity as the sole member of Merger Sub Two, adopt and approve this Agreement and the consummation of the Transactions. Notwithstanding anything to the contrary contained in this Agreement, Leucadia may delay convening, postpone or adjourn the Leucadia Meeting if Leucadia determines in good faith that the delay, postponement or adjournment of the Leucadia Meeting is necessary or appropriate in order to obtain sufficient votes to obtain the Leucadia Stockholder Approval or is required by the fiduciary duties of the Leucadia Board of Directors. Nothing contained in this Agreement shall be deemed to relieve Leucadia of its obligation to submit this Agreement to its shareholders for a vote unless this Agreement shall have been terminated in accordance with its terms prior to the Leucadia Meeting.

(d) Each of Jefferies and Leucadia shall use its commercially reasonable efforts to cause the Jefferies Meeting and the Leucadia Meeting to be held on the same date.

Section 5.5 Governmental Approvals; Third Party Consents.

(a) Subject to the terms and conditions set forth in this Agreement, and except where a different standard of effort is provided for in this Agreement, each of the parties hereto shall use (and cause its Affiliates to use) its reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, including (i) preparing and filing, as promptly as practicable, all applications, notices, petitions, filings and other requests necessary to obtain all required waivers, consents and approvals, including the Jefferies Approvals and the Leucadia Approvals, from Governmental Entities, (ii) to the extent not prohibited by applicable Law, providing information to the other regarding itself, its Affiliates and its and their respective businesses as may be reasonably requested by the other party in connection with obtaining such waivers, consents and approvals, (iii) responding as promptly as practicable to any inquiries or requests received from any Governmental Entity for additional information or documentation, (iv) determining which filings are required to be made with, or consents, permits, authorizations, waivers or approvals are required to be obtained from, any third parties or other Governmental Entities in connection with the execution and delivery of this Agreement and the consummation of the Transactions, (v) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other communications received by Jefferies or Leucadia, as the case may be, or any of their respective Subsidiaries, from any third party or any Governmental Entity with respect to such transactions and (vi) executing and delivering any additional instruments necessary to consummate the Transactions.

(b) Subject to the terms and conditions herein provided and without limiting the foregoing, Jefferies and Leucadia shall (i) promptly, but in no event later than ten days after the date of this Agreement, make their respective filings and thereafter make any other required submissions under the HSR Act and any other Antitrust Law and (ii) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Transactions, including taking all such further action as reasonably may be necessary to resolve such objections, if any, as the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction or any other Person may assert under Antitrust Law with respect to the Transactions, and to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Entity with respect to the Transactions so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date). Jefferies and Leucadia shall permit counsel for the other party reasonable opportunity to review in advance, and consider in good faith the views of the other party in connection with, the non-confidential provisions of any proposed written communication to any Governmental Entity with respect thereto. Each of Jefferies and Leucadia agrees not to (x) participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Entity in connection with the proposed transactions unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend and participate, (y) extend any waiting period under the HSR Act without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed) or (z) enter into any agreement with any Governmental Entity not to consummate the Transactions without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed).

(c) In furtherance and not in limitation of the agreements of the parties contained in this Section 5.5, if any administrative or judicial Action, including any Action by a private party, is instituted (or threatened to be instituted) challenging any of the Transaction as violative of any Antitrust Law, each of Jefferies and Leucadia shall cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 5.5 shall limit a party’s right to terminate this Agreement pursuant to Section 7.1(a) or 7.1(c) so long as such party has, prior to such termination, complied with its obligations under this Section 5.5.

(d) Notwithstanding anything to the contrary contained in this Agreement, none of Leucadia, Jefferies, or any of their respective Subsidiaries shall be obligated to agree, and none of Jefferies, Leucadia or any of their respective Subsidiaries shall agree without the other party’s prior written consent, to take any action or accept any condition, restriction, obligation or requirement with respect to Leucadia, Jefferies, their respective Subsidiaries or Affiliates or their and their respective Subsidiaries’ or Affiliates’ assets if such action, condition, restriction, obligation or requirements (i) would reasonably be expected to require Leucadia, Jefferies or their respective Subsidiaries or Affiliates to sell, license, transfer, assign, lease, dispose of or hold separate any material business or assets or (ii) would reasonably be expected to result in any material limitations on Leucadia or Jefferies or their respective Subsidiaries or Affiliates to own, retain, conduct or operate all or a material portion of their respective businesses or assets.

(e) Except where a different standard of effort is provided for in this Agreement, each of the parties shall use (and shall cause its Affiliates to use) its commercially reasonable efforts to obtain all consents, approvals and waivers from, and send all notices to, third parties that are required in connection with the Transactions, and each of the parties agree to cooperate with each other in connection with the foregoing; provided that none of the parties or any of their respective Affiliates shall be obligated to incur any charge, expense or fee, defend or participate in any litigation or offer or grant any accommodation (financial or otherwise) to any third party in connection with any such consent, approval or waiver.

Section 5.6 Takeover Statute. If any “fair price”, “moratorium”, “control share acquisition” or other form of antitakeover Law shall become applicable to any of the Transactions, each party hereto and the members of their respective boards of directors shall, to the extent permitted by applicable Law, grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

Section 5.7 Public Announcements. Except to the extent permitted under Section 5.3 or otherwise related to a Jefferies Takeover Proposal or a Leucadia Takeover Proposal, as applicable, Jefferies and Leucadia shall consult with and provide each other with a reasonable opportunity to review and comment upon any press release or other public statement or comment relating to this Agreement or the transactions contemplated by this Agreement prior to the issuance of such press release or other public statement or comment, except that in the case of statements or comments as may be required by applicable Law or by the rules or regulations of the SEC or any applicable national securities exchange, each party will use its reasonable best efforts to give the other party notice and an opportunity to review any required filing. Leucadia and Jefferies agree to issue a joint press release announcing this Agreement.

Section 5.8 Indemnification and Insurance.

(a) Leucadia, New Jefferies Surviving LLC and the Jefferies Converted LLC shall honor all of Jefferies’ and its Subsidiaries’ obligations to indemnify (and any obligations to advance funds for expenses) the current and former directors and officers of Jefferies and any of its Subsidiaries, as well as any other employees who have executed individual indemnity agreements as set forth on Section 5.8(a) of the Jefferies Disclosure Schedule (each, an “Indemnified Party”) for acts or omissions by such Indemnified Parties occurring prior to the Second Effective Time, to the extent that such obligations of Jefferies and such Subsidiaries exist on the date of this Agreement, and such obligations shall survive the First Merger and the Second Merger and continue in full force and effect in accordance with their respective terms from the Second Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such Indemnified Parties arising out of such acts or omissions. The certificate of formation and limited liability agreement of each of New Jefferies Surviving LLC and the Jefferies Converted LLC shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of former and present officers and directors than are set forth in the Jefferies Charter and the Jefferies Bylaws, as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified, except as required by applicable Law, for a period of six years from the Second Effective Time, in any manner that would adversely affect the rights thereunder of any such Indemnified Parties.

(b) Jefferies may obtain at or prior to the Second Effective Time, prepaid (so-called “tail”) directors’ and officers’ liability insurance policies in respect of acts or omissions occurring at or prior to the Second Effective Time for six years from the Second Effective Time covering each Indemnified Party; provided, however, that, without the prior written consent of Leucadia, Jefferies may not expend for any 12-month period therefor in excess of 300% of the amount paid by Jefferies for coverage for the 12-month period beginning on December 1, 2011. If Jefferies does not obtain “tail” insurance as contemplated by the immediately preceding sentence, then, for a period of six years from the Second Effective Time, Leucadia, New Surviving LLC and the Jefferies Converted LLC shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Jefferies and its Subsidiaries with respect to matters arising before the Second Effective Time; provided, however, that the Jefferies Converted LLC may substitute therefor policies of a reputable insurance company containing terms with respect to coverage and amounts not materially less favorable, taken as a whole, than those of such policies in effect on the date of this Agreement.

(c) The provisions of this Section 5.8 shall survive the consummation of the Transaction and expressly are intended to benefit, and are enforceable by, each of the Indemnified Parties.

(d) If Leucadia, New Jefferies Surviving LLC, the Jefferies Converted LLC or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Leucadia, New Jefferies Surviving LLC or the Jefferies Converted LLC, as the case may be, shall assume the obligations set forth in this Section 5.8.

Section 5.9 Control of Operations. Nothing contained in this Agreement shall give Leucadia, directly or indirectly, the right to control or direct Jefferies’ operations prior to the Second Effective Time. Prior to the Second Effective Time, Jefferies shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations. Nothing contained in this Agreement shall give Jefferies, directly or indirectly, the right to control or direct Leucadia’s operations prior to the Second Effective Time. Prior to the Second Effective Time, Leucadia shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 5.10 No Other Representations or Warranties. Except for the representations and warranties contained in Article III, neither Jefferies nor any Person on behalf of Jefferies makes any other express or implied representation or warranty with respect to Jefferies or any of its Subsidiaries or with respect to any other information provided or made available to Leucadia or Merger Sub Two in connection with the transactions contemplated by this Agreement. Except for the representations and warranties contained in Article IV, none of Leucadia, Merger Sub Two or any other Person on behalf of Leucadia or Merger Sub Two makes any other express or implied representation or warranty with respect to Leucadia or any of its Subsidiaries or with respect to any other information provided or made available to Jefferies in connection with the transactions contemplated hereby.

Section 5.11 Stock Exchange Listing. Leucadia shall use its reasonable best efforts to cause (a) the shares of Leucadia Common Stock to be issued pursuant to the Second Merger and (b) the shares of Leucadia Common Stock to be reserved for issuance upon (i) the exercise, vesting or payment under any Converted Stock-Based Award and (ii) the conversion of any Preferred Shares, to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, as promptly as practicable after the date of this Agreement, and in any event prior to the Second Effective Time.

Section 5.12 Leucadia Board. Leucadia shall take all requisite action to cause, effective as of the Second Effective Time, (a) the board of directors of Leucadia to consist of 14 members, eight of whom shall be current directors of Leucadia and six of whom shall be designated by Jefferies, who are Richard B. Handler, Brian P. Friedman, W. Patrick Campbell, Richard G. Dooley, Robert E. Joyal, Michael T. O’Kane, and (b) the Nominating and Corporate Governance Committee of the Leucadia Board of Directors to consist of 4 members, two of whom shall be independent directors designated by Jefferies (who are Robert E. Joyal and Michael T. O’Kane) and two of whom shall be independent directors designated by Leucadia (who are Jeffrey Keil and Alan Hirschfield).

Section 5.13 Tax Free Qualification.

(a) Leucadia shall not, and shall not permit any of its Subsidiaries to, intentionally take or cause to be taken any action, whether before or after the Second Effective Time, that would reasonably be expected to prevent or impede (i) the First Merger and the LLC Conversion, taken together, or (ii) the Second Merger from each qualifying as a reorganization within the meaning of Section 368(a) of the Code. Leucadia and Merger Sub Two shall cooperate in providing customary representations and other assistance in connection with the opinions required by Sections 6.2(d) and 6.3(d).

(b) Jefferies shall not, and shall not permit any of its Subsidiaries to, intentionally take or cause to be taken any action, whether before or after the Second Effective Time, that would reasonably be expected to prevent or impede (i) the First Merger and the LLC Conversion, taken together, or (ii) the Second Merger from each qualifying as a reorganization within the meaning of Section 368(a) of the Code. Jefferies, New Jefferies and Merger Sub One shall cooperate in providing customary representations and other assistance in connection with the opinions required by Sections 6.2(d) and 6.3(d).

Section 5.14 Jefferies’ Debt Securities. Leucadia shall join in the execution and delivery, at or prior to the Second Effective Time, of an Indenture Supplemental to the Indenture securing Jefferies’ 3.875% Convertible Senior Debentures due 2029 (the “Debentures”) evidencing Leucadia’s agreement to issue Leucadia Common Stock upon conversion of the Debentures, in accordance with their terms, and shall cause to be delivered such information and such officer’s certificates and opinions of counsel (as such terms are defined in such Indenture) as Jefferies or the indenture trustee may reasonably request, and shall file with the SEC a registration statement or a prospectus or prospectus supplement under an existing shelf registration statement (and in the case of a newly filed registration statement, cause the same to be declared effective as promptly as practicable) to register the Leucadia Common Stock that is issuable upon conversion of the Debentures.

Section 5.15 Leucadia Winery Business Spinout. Leucadia shall cause the spinout of the Leucadia Winery Business, the assets and operations of which shall be materially the same as the assets and operations of the Leucadia Winery Business on the date hereof (provided that such spinout shall not reduce the book value of Leucadia by more than $197,000,000) to Leucadia’s stockholders to be effected without Leucadia retaining any material liability with respect to the Leucadia Winery Business following the consummation of such spinout. Such spinout of the Leucadia Winery Business shall be effected pursuant to documentation that is reasonably acceptable to Jefferies, and Leucadia shall provide to Jefferies copies of all such documentation and allow Jefferies a reasonable opportunity to review such documents.

Section 5.16 Jefferies High Yield Holdings, LLC. Prior to the Second Effective Time, Jefferies and Leucadia will take such actions as are necessary to amend the limited liability company agreement of Jefferies High Yield Holdings, LLC with respect to Leucadia’s equity interest in Jefferies High Yield Holdings, LLC such that (a) the maturity date of Leucadia’s interest is extended to at least three years and (b) Leucadia’s interest qualifies as Jefferies equity for GAAP accounting purposes.

Section 5.17 Alternative Structure. The parties hereby agree to cooperate in the consideration of alternative structures to implement the transactions contemplated by this Agreement as long as there is no change in the economic terms thereof and such alternative structure does not impose any material delay on, or condition to, the consummation of the Second Merger, or adversely affect any of the parties hereto or any of their respective stockholders or result in additional liability to their respective directors or officers.

Section 5.18 Section 16 Matters. Each of Jefferies and Leucadia shall, prior to the Second Effective Time, cause the Jefferies Board of Directors and the Leucadia Board of Directors, respectively, to approve any dispositions of Common Shares (including any Awards with respect to the Common Shares) to or acquisitions of Leucadia Common Stock (including any Converted Stock-Based Award with respect to Leucadia Common Stock) resulting from the transactions contemplated by this Agreement by each officer or director of Jefferies and Leucadia who is subject to Section 16 of the Exchange Act (or who will become subject to Section 16 of the Exchange Act as a result of the transactions contemplated hereby) with respect to equity securities of Jefferies or Leucadia, respectively.

Section 5.19 Preferred Shares. In the event that the holders of Preferred Shares, Jefferies and Leucadia reach agreement on the terms of the Leucadia Mirror Preferred Stock, (a) Jefferies shall prepare a certificate of amendment (the “Certificate of Amendment”) amending Jefferies’ certificate of designations for the Preferred Shares to reflect the terms agreed to by Jefferies, Leucadia and the holders of Preferred Shares (the “Preferred Stock Amendment”) which Preferred Stock Amendment shall be reasonably satisfactory to Leucadia, and (b) Leucadia shall prepare a Certificate of Designation (the “Leucadia Mirror Certificate of Designation”) setting forth the rights, powers and preferences of a newly-designated series of Leucadia preferred stock (the “Leucadia Mirror Preferred Stock”) that mirror, to the extent practicable, the rights, powers and preferences of the Preferred Shares, which Leucadia Mirror Certificate of Designation shall be reasonably satisfactory to Jefferies.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1 Conditions to Each Party’s Obligation to Effect the Transactions. The respective obligations of each party hereto to effect the Second Merger shall be subject to the fulfillment (or waiver by all parties) on or prior to the Closing Date of the following conditions:

(a) The Jefferies Stockholder Approval and the Leucadia Stockholder Approval shall have been obtained.

(b) No Law or judgment, injunction, order or decree by any Governmental Entity of competent jurisdiction that prohibits the consummation of any of the Transactions shall have been adopted or entered and shall continue to be in effect.

(c) Any applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been earlier terminated.

(d) The Form S–4 shall have been declared effective under the Securities Act, no stop order suspending the effectiveness thereof shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or threatened by the SEC.

(e) The shares of Leucadia Common Stock to be issued pursuant to the Second Merger shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(f) The regulatory approvals listed on Section 6.1(f) of the Jefferies Disclosure Schedule shall have been received, are in full force and effect and not subject to further conditions.

(g) The First Certificate of Merger shall have been filed with the Secretary of State of the State of Delaware and shall have become effective as designated therein and the Certificate of Conversion shall have been filed immediately thereafter with the Secretary of State of the State of Delaware and shall have become effective as designated therein.

Section 6.2 Conditions to the Obligations of Jefferies, New Jefferies and Merger Sub One. The obligation of Jefferies to effect the Second Merger is further subject to the fulfillment (or waiver by Jefferies) of the following conditions:

(a) The representations and warranties of Leucadia and Merger Sub Two set forth in this Agreement (other than those contained in Sections 4.3(a) (the first sentence only), 4.3(b), 4.3(c) and 4.10(b), which are covered by the next succeeding sentence), disregarding all qualifications and exceptions contained therein related to “materiality” or “Leucadia Material Adverse Effect”, shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure of such representations or warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Leucadia Material Adverse Effect. The representations and warranties set forth in Sections 4.3(a) (the first sentence only), 4.3(b), 4.3(c) and 4.10(b) shall be true and correct in all respects (except for such inaccuracies as are de minimis in the aggregate) as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (or, if given as of a specific date, as of such date).

(b) Leucadia shall have performed in all material respects all obligations and complied in all material respects with all of the agreements required by this Agreement to be performed or complied with by it prior to the Closing Date.

(c) Leucadia shall have delivered to Jefferies a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

(d) Jefferies shall have received the opinion of Morgan, Lewis & Bockius, LLP, counsel to Jefferies, dated as of the Closing Date, to the effect that (i) the First Merger and the LLC Conversion, taken together and (ii) the Second Merger will each be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, counsel to Jefferies shall be entitled to rely upon customary representations and assumptions provided by Leucadia, Merger Sub Two, Jefferies, New Jefferies and Merger Sub One that counsel to Jefferies reasonably deems relevant.

(e) Jefferies shall have received evidence in form and substance reasonably satisfactory to Jefferies of the spinout of the Leucadia Winery Business to Leucadia’s stockholders as contemplated by Section 5.15.

Section 6.3 Conditions to the Obligations of Leucadia and Merger Sub Two. The obligations of Leucadia and Merger Sub Two to effect the Second Merger is further subject to the fulfillment (or waiver by Leucadia) of the following conditions:

(a) The representations and warranties of Jefferies set forth in this Agreement (other than those contained in Sections 3.2(a) (the first sentence only), 3.2(b) and 3.10(b), which are covered by the next succeeding sentence), disregarding all qualifications and exceptions contained therein related to “materiality” or “Jefferies Material Adverse Effect,” shall be true and correct in all respects, in each case as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (or, if given as of a specific date, at and as of such date), except where the failure of such representations or warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect. The representations and warranties of Jefferies set forth in Sections 3.2(a) (the first sentence only), 3.2(b) and 3.10(b) shall be true and correct in all respects (except for such inaccuracies as are de minimis in the aggregate) as of the date hereof and as of the Closing Date, as though made on and as of the Closing Date (or, if given as of a specific date, as of such date).

(b) Jefferies shall have performed in all material respects all obligations and complied in all material respects with all the agreements required by this Agreement to be performed or complied with by it prior to the Closing Date.

(c) Jefferies shall have delivered to Leucadia a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

(d) Leucadia shall have received the opinion of Weil, Gotshal & Manges LLP, counsel to Leucadia, dated as of the Closing Date, to the effect that (i) the First Merger and the LLC Conversion, taken together, and (ii) the Second Merger will each be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, counsel to Leucadia shall be entitled to rely upon customary representations and assumptions provided by Leucadia, Merger Sub Two, Jefferies, New Jefferies and Merger Sub One that counsel to Leucadia reasonably deems relevant.

ARTICLE VII

TERMINATION

Section 7.1 Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Second Effective Time, whether before or, subject to the terms hereof, after receipt of the Jefferies Stockholder Approval or the Leucadia Stockholder Approval:

(a) by the mutual written consent of Jefferies and Leucadia;

(b) by either Jefferies or Leucadia if the Second Effective Time shall not have occurred on or before June 1, 2013 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose material breach of a representation, warranty, covenant or agreement in this Agreement has been a principal cause of the failure of the Second Effective Time to occur by the End Date;

(c) by either Jefferies or Leucadia if an injunction, order, decree or ruling of a Governmental Entity of competent jurisdiction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of any of the Transactions and such injunction shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose material breach of a representation, warranty, covenant or agreement in this Agreement has been a principal cause of the entry of such final and non-appealable injunction, order, decree or ruling;

(d) by either Jefferies or Leucadia (i) if the Jefferies Meeting (including any postponements or adjournments thereof) shall have concluded and the Jefferies Stockholder Approval shall not have been obtained or (ii) if the Leucadia Meeting (including any postponements or adjournments thereof) shall have concluded and the Leucadia Stockholder Approval shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to (i) Jefferies if its material breach of a representation, warranty, covenant or agreement in this Agreement was a principal cause of the Jefferies Stockholder Approval or the Leucadia Stockholder Approval, as applicable, not having been obtained or (ii) Leucadia if its material breach of a representation, warranty, covenant or agreement in this Agreement was a principal cause of the Jefferies Stockholder Approval or the Leucadia Stockholder Approval, as applicable, not having been obtained;

(e) by Jefferies, if Leucadia shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement or any of such representations and warranties shall have become untrue as of any date subsequent to the date of this Agreement, which breach, failure to perform or untruth (i) would give rise to the failure of a condition set forth in Section 6.2(a) or 6.2(b) (assuming, in the case of any untruth, that such subsequent date was the Closing Date) and (ii) is not capable of being cured prior to the Closing or, if capable of being cured, shall not have been cured by Leucadia by the earlier of (A) the End Date and (B) the 30th calendar day following receipt of written notice of such breach or failure to perform or be true from Jefferies; provided, however, that Jefferies shall not be entitled to terminate this Agreement under this Section 7.1(e) if Jefferies is then in breach of, or has failed to perform any of, its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure would give rise to the failure of a condition to Closing set forth in Section 6.3(a) or 6.3(b);

(f) by Jefferies prior to the receipt of the Leucadia Stockholder Approval, if (i) the Leucadia Board of Directors (or any committee thereof) shall have effected a Leucadia Recommendation Withdrawal, (ii) Leucadia shall have failed to include the Leucadia Recommendation in the Proxy Statement, (iii) the Leucadia Board of Directors (or any committee thereof) shall have recommended or approved any Leucadia Takeover Proposal, (iv) the Leucadia Board of Directors shall have failed to publicly reaffirm the Leucadia Recommendation within ten Business Days following receipt of a written request by Jefferies to provide such reaffirmation following a Leucadia Takeover Proposal or (v) Leucadia shall have breached Section 5.3(b) in any material respect;

(g) by Leucadia, if Jefferies shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement or any of such representations and warranties shall have become untrue as of any date subsequent to the date of this Agreement, which breach, failure to perform or untruth (i) would give rise to the failure of a condition set forth in Section 6.3(a) or 6.3(b) (assuming, in the case of any untruth, that such subsequent date was the Closing Date) and (ii) is not capable of being cured prior to the Closing or, if capable of being cured, shall not have been cured by Jefferies by the earlier of (A) the End Date and (B) the 30th calendar day following receipt of written notice of such breach or failure to perform or be true from Leucadia; provided, however, that Leucadia shall not be entitled to terminate this Agreement under this Section 7.1(g) if Leucadia is then in breach of, or has failed to perform any of, its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure would give rise to the failure of a condition to Closing set forth in Section 6.2(a) or 6.2(b); or

(h) by Leucadia prior to receipt of the Jefferies Stockholder Approval, if (i) the Jefferies Board of Directors (or any committee thereof) shall have effected a Jefferies Recommendation Withdrawal, (ii) Jefferies shall have failed to include the Jefferies Recommendation in the Proxy Statement, (iii) the Jefferies Board of Directors (or any committee thereof) shall have recommended or approved any Jefferies Takeover Proposal, (iv) the Jefferies Board of Directors shall have failed to publicly reaffirm the Jefferies Recommendation within ten Business Days following receipt of a written request by Leucadia to provide such reaffirmation following a Jefferies Takeover Proposal or (v) Jefferies shall have breached any of the provisions of Section 5.3(a) in any material respect.

Section 7.2 Effect of Termination.

(a) In the event that:

(i) this Agreement is terminated by Jefferies pursuant to Section 7.1(f) [Leucadia Recommendation Withdrawal, breach of non-solicit by Leucadia, failure to Leucadia re-affirm, etc.], Leucadia shall pay, or cause to be paid, no later than three Business Days following the date of such termination to Jefferies cash in an amount equal to the sum of (A) $90,000,000 (the “Leucadia Termination Fee”) plus (B) the out-of-pocket fees and expenses (including fees and expenses of financial advisors, outside legal counsel, accountants, experts, consultants and other Representatives) actually incurred by or on behalf of Jefferies in connection with the authorization, preparation, negotiation, execution or performance of this Agreement and the transactions contemplated hereby, in an aggregate amount not to exceed $3,000,000 (the “Leucadia Expense Reimbursement”);

(ii) this Agreement is terminated by Jefferies pursuant to Section 7.1(e) [Breach of Agreement by Leucadia]) or by Jefferies or Leucadia pursuant to Section 7.1(d)(ii) [Leucadia S/H approval not obtained], Leucadia shall pay, or cause to be paid, to Jefferies, no later than three Business Days following the date of such termination, cash in an amount equal to the Leucadia Expense Reimbursement;

(iii) (A) this Agreement is terminated by Jefferies or Leucadia pursuant to Section 7.1(b) [End Date] or 7.1(d)(ii) [Leucadia S/H approval not obtained] or by Jefferies pursuant to Section 7.1(e) [Breach by Leucadia], (B) at the time of such termination (or, in the case of termination pursuant to Section 7.1(d)(ii) [Leucadia S/H approval not obtained], at or prior to the time of the Leucadia Meeting) a Leucadia Takeover Proposal shall have been made to Leucadia or directly to its stockholders or shall have been publicly announced, and in each case not withdrawn, and (C) at any time prior to the date that is 12 months after the date of any such termination, Leucadia or any of its Subsidiaries enters into any definitive agreement providing for a Leucadia Takeover Proposal (provided that, for purposes of this Section 7.2(a)(iii), the references to “20% or more” in the definition of “Leucadia Takeover Proposal” shall be deemed to be references to “50% or more”) or any Leucadia Takeover Proposal is consummated (in each case regardless of whether such Leucadia Takeover Proposal was made or consummated before or after termination of this Agreement), then, Leucadia shall pay, or cause to be paid, to Jefferies, no later than three Business Days following the consummation of a Leucadia Takeover Proposal, cash in an amount equal to the Leucadia Termination Fee, plus, in the event that this Agreement is terminated by Jefferies or Leucadia pursuant to Section 7.1(b) [End Date], an amount equal to the Leucadia Expense Reimbursement;

(iv) this Agreement is terminated by Leucadia pursuant to Section 7.1(h) [Jefferies Recommendation Withdrawal, Breach of non-solicit, failure to reaffirm, etc.], Jefferies shall pay, or cause to be paid, no later than three Business Days following the date of such termination to Leucadia cash in an amount equal to the sum of (A) $90,000,000 (the “Jefferies Termination Fee”) plus (B) the out-of-pocket fees and expenses (including fees and expenses of financial advisors, outside legal counsel, accountants, experts, consultants and other Representatives) actually incurred by or on behalf of Leucadia in connection with the authorization, preparation, negotiation, execution or performance of this Agreement and the transactions contemplated hereby, in an aggregate amount not to exceed $3,000,000 (the “Jefferies Expense Reimbursement”);

(v) this Agreement is terminated by Leucadia pursuant to Section 7.1(g) [Breach of Agreement by Jefferies]) or by Leucadia or Jefferies pursuant to Section 7.1(d)(i) [Jefferies S/H approval not obtained], Jefferies shall pay, or cause to be paid, to Leucadia, no later than three Business Days following the date of such termination, cash in an amount equal to the Jefferies Expense Reimbursement; or

(vi) (A) this Agreement is terminated by Jefferies or Leucadia pursuant to Section 7.1(b) [End Date] or 7.1(d)(i) [Jefferies S/H approval not obtained] or by Leucadia pursuant to Section 7.1(g) [Breach by Jefferies], (B) at the time of such termination (or, in the case of termination pursuant to Section 7.1(d)(i) [Jefferies S/H approval not obtained], at or prior to the time of the Jefferies Meeting) a Jefferies Takeover Proposal shall have been made to Jefferies or directly to its stockholders or shall have been publicly announced, and in each case not withdrawn, and (C) at any time prior to the date that is 12 months after the date of any such termination, Jefferies or any of its Subsidiaries enters into any definitive agreement providing for a Jefferies Takeover Proposal (provided that, for purposes of this Section 7.2(a)(vi), the references to “20% or more” in the definition of “Jefferies Takeover Proposal” shall be deemed to be references to “50% or more”) or any Jefferies Takeover Proposal is consummated (in each case regardless of whether such Jefferies Takeover Proposal was made or consummated before or after termination of this Agreement), then, Jefferies shall pay, or cause to be paid, to Leucadia, no later than three Business Days following the consummation of a Jefferies Takeover Proposal, cash in an amount equal to the Jefferies Termination Fee, plus, in the event that this Agreement is terminated by Jefferies or Leucadia pursuant to Section 7.1(b) [End Date], an amount equal to the Jefferies Expense Reimbursement.

(b) For the avoidance of doubt, (i) in no event shall Leucadia be required to pay the Leucadia Termination Fee or the Leucadia Expense Reimbursement on more than one occasion; (ii) in no event shall Jefferies be required to pay the Jefferies Termination Fee or the Jefferies Expense Reimbursement on more than one occasion. Any such payment shall be made by wire transfer of immediately available funds to an account designated in writing by the party entitled to receive such payment or, if no such account is designated, by bank check, (iii) in no event shall the Leucadia Termination Fee be offset against the Leucadia Expense Reimbursement, and (iv) in no event shall the Jefferies Termination Fee be offset against the Jefferies Expense Reimbursement.

(c) Leucadia and Jefferies each acknowledge and agree that the agreements contained in Section 7.2(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Leucadia and Jefferies would not enter into this Agreement. Accordingly, (i) if Leucadia fails to pay the amount due pursuant to Section 7.2(a)(i) , Section 7.2(a)(ii) or Section 7.2(a)(iii) and, in order to obtain such payment, Jefferies commences a suit that results in a judgment against Leucadia for the Leucadia Termination Fee, and/or the Leucadia Expense Reimbursement, then Leucadia shall pay Jefferies its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Leucadia Termination Fee and/or the Leucadia Expense Reimbursement, as applicable, from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A., in effect on the date such payment was required to be made and (ii) if Jefferies fails to pay the amount due pursuant to Section 7.2(a)(iv), Section 7.2(a)(v) and Section 7.2(a)(a)(vi) and, in order to obtain such payment, Leucadia commences a suit that results in a judgment against Jefferies for the Jefferies Termination Fee, then Jefferies shall pay Leucadia its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount of the Jefferies Termination Fee and/or the Jefferies Expense Reimbursement, as applicable, from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A., in effect on the date such payment was required to be made.

(d) On any termination of this Agreement pursuant to Section 7.1, this Agreement shall terminate (except for the provisions of Section 7.2 and Article VIII), and, subject to the payment of any amounts owing pursuant to this Section 7.2, there shall be no other liability on the part of Jefferies or Leucadia to the other; provided, however, that no party hereto will be relieved or released from any liability or damages arising from a willful and malicious breach of any provision of this Agreement or fraud, and the aggrieved party will be entitled to all rights and remedies available at law or in equity, including (i) if available at law or in equity, in the case of a breach by Leucadia or Merger Sub Two, liability to Jefferies for damages, determined taking into account all relevant factors, including, without duplication, the loss of the benefit of the Second Merger to Jefferies and the lost stockholder premium to its stockholders and any benefit to Leucadia or its stockholders arising from such breach, and (ii) if available at law or in equity, in the case of a breach by Jefferies, liability to Leucadia for damages determined taking into account all relevant factors, including, without duplication, the loss of the benefit of the Second Merger to Leucadia and any benefit to Jefferies or its stockholders arising from such breach.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any document or instrument delivered pursuant to this Agreement shall survive the Second Merger or the termination of this Agreement.

Section 8.2 Expenses. Except as otherwise explicitly set forth in Section 7.2 or elsewhere in this Agreement, whether or not the Second Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring or required to incur such expenses, except that all fees and expenses paid in respect of any HSR or other regulatory filing shall be shared equally by Leucadia and Jefferies.

Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts (including by facsimile or electronic mail), each of which will constitute an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and will become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy, e-mail or otherwise) to the other parties.

Section 8.4 Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 8.5 Specific Performance; Jurisdiction; Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery in the State of Delaware, or if (but only if) that court does not have subject matter jurisdiction over such Action, in the United States District Court for the District of Delaware. In addition, each of the parties hereto irrevocably agrees that any Action with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery in the State of Delaware, or if (but only if) that court does not have subject matter jurisdiction over such Action, in the United States District Court for the District of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such Action for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any Action relating to this Agreement or any of the Transactions in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 8.5, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable Law, any claim that (i) the Action in such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.

Section 8.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 8.7 Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

(a)	To Leucadia or Merger Sub Two:

Leucadia National Corporation

315 Park Avenue

New York, NY 10010

Facsimile: (212) 598-3242

Attention: President

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Facsimile: (212) 310-8007

Attention:        Andrea A. Bernstein

                         Matthew J. Gilroy

and:

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036-8299

Facsimile:       (212) 969-2900

Attention:        Martin J. Bienenstock

                         Arnold S. Jacobs

                         Lorenzo Borgogni

(b)	To Jefferies, New Jefferies or Merger Sub One:

Jefferies Group, Inc.

520 Madison Avenue

New York, NY 10022

Facsimile: (646) 786-5900

Attention: General Counsel

with a copy to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

Facsimile:        (212) 309-6001

Attention:         R. Alec Dawson

                          Robert G. Robison

                          Sheryl L. Orr

and:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Facsimile:        (212) 403-2314

Attention:         Edward D. Herlihy

                          David E. Shapiro

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed. Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given will be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

Section 8.8 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns.

Section 8.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement and without rendering invalid or unenforceable any terms in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, it is the parties’ intent that such provision will be interpreted to be only so broad as is enforceable.

Section 8.10 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto, or any of them, with respect to the subject matter of this Agreement. This Agreement, except for Section 5.8, which is intended to be for the benefit of the Persons covered thereby and may be enforced by such Persons, is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties hereto.

Section 8.11 Amendments; Waivers. At any time prior to the Second Effective Time, whether before or after stockholder approval hereof, any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Jefferies, Leucadia, New Jefferies, Merger Sub One and Merger Sub Two, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that after receipt of the Jefferies Stockholder Approval, if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of the New York Stock Exchange require further approval of the stockholders of Jefferies, the effectiveness of such amendment or waiver will be subject to the approval of the stockholders of Jefferies; provided further, however, that after the receipt of the Leucadia Stockholder Approval, if any such amendment or waiver shall by applicable law or in accordance with the rules and regulations of the New York Stock Exchange require further approval by the stockholders of Leucadia, the effectiveness of such amendment or waiver will be subject to the approval of the stockholders of Leucadia. Notwithstanding the foregoing, no failure or delay by Jefferies or Leucadia in exercising any right hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 8.12 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only and will be given no substantive or interpretive effect whatsoever. The table of contents to this Agreement is for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

Section 8.13 Confidentiality.

(a) Jefferies and Leucadia shall, and each shall cause their respective Representatives to, keep confidential any non-public information relating to the other party (“Confidential Information”), except to the extent that disclosure (a) has been consented to in writing by the other party, or (b) is made to the disclosing party’s Representatives who need to know such information for the purpose of effecting the transactions contemplated by this Agreement (it being understood that such Representatives shall be informed by the disclosing party of the confidentiality requirements set forth herein). Jefferies and Leucadia shall be responsible for any acts or omissions of their respective Representatives which, if they were the acts or omissions of such party, would be deemed a breach of such party’s obligations hereunder.

(b) In the event that Jefferies or Leucadia or any of their respective Representatives are requested or required by Law or other applicable judicial or governmental order to disclose Confidential Information, the disclosing party will provide the other party with prompt notice of any such request or requirement so that the other party may seek a protective order or other appropriate remedy or waive compliance with the terms of this Section 8.13. In the event that such protective order or other remedy is not obtained, or that such other party waives compliance with the terms hereof, the disclosing party may disclose only that portion of the Confidential Information that is legally required to be disclosed.

Section 8.14 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement will have those defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References in this Agreement to specific Laws or to specific provisions of Laws include all rules and regulations promulgated thereunder. The words “made available to Leucadia” and words of similar import refer to documents (a) publicly available on the SEC website or (b) delivered by electronic mail to Leucadia, Merger Sub Two or their respective Representatives. The words “made available to Jefferies” and words of similar import refer to documents (i) publicly available on the SEC website or (ii) delivered by electronic mail to Jefferies, New Jefferies, Merger Sub One or their respective Representatives.

Section 8.15 Definitions. As used in this Agreement (except as specifically otherwise defined):

(a) “Acceptable Jefferies Confidentiality Agreement” means a confidentiality agreement with terms and conditions customary for transactions of such type but need not contain standstill type restrictions.

(b) “Acceptable Leucadia Confidentiality Agreement” means a confidentiality agreement with terms and conditions customary for transactions of such type but need not contain standstill type restrictions.

(c) “Action” means any action, suit, litigation, arbitration, mediation, proceeding, investigation or inquiry by or before a Governmental Entity, arbitrator or mediator.

(d) “Affiliates” means, as to any Person, any other Person which, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. For the avoidance of doubt, none of Jefferies or any of its Subsidiaries shall be deemed to be an Affiliate of Leucadia and none of Leucadia or any of its Subsidiaries shall be deemed to be an Affiliate of Jefferies.

(e) “Antitrust Law” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, as the foregoing may be amended from time to time.

(f) “Business Day” means any day other than a Saturday, Sunday or a day on which the banks in Delaware and New York are authorized by law or executive order to be closed.

(g) “Commonly Controlled Entity” means, with respect to any Person, any other Person that, together with such first Person, is treated as a single employer under Section 414 of the Code.

(h) “Crimson” means Crimson Wine Group, Ltd., a Delaware corporation.

(i) “DOL” means the Department of Labor.

(j) “Environmental Law” means any Law relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances.

(k) “ERISA” means the Employee Retirement Income Security Act of 1974.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Governmental Entity” means any United States federal, state or local, provincial or foreign governmental or regulatory agency, commission, court, body, entity, arbitrator, arbitral tribunal, mediator or regulatory authority, including any self-regulatory authority.

(n) “Hazardous Substance” means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Entity or any Environmental Law including any toxic waste, pollutant, contaminant, hazardous substance (including toxic mold), toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or byproduct thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde, foam insulation or polychlorinated biphenyls.

(o) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(p) “Indebtedness” means (i) all indebtedness for borrowed money, (ii) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (iii) all obligations under capital leases, (iv) all obligations in respect of outstanding letters of credit and (v) all guarantee obligations with respect to the foregoing.

(q) “IRS” means the Internal Revenue Service.

(r) “Jefferies Benefit Plans” means all benefit plans, arrangements, agreements, programs, practices, and policies, including all employee welfare benefit plans (including post-retirement health and insurance plans) within the meaning of Section 3(1) of ERISA, all employee pension benefit plans, including those within the meaning of Section 3(2) of ERISA, and all material bonus, incentive, deferred compensation, profit-sharing, savings, retirement, vacation, sick leave, share purchase, incentive compensation, equity or equity-based, severance, retention, employment, consulting, change of control, fringe benefit, and employee loan plans, arrangements, agreements, programs, practices, and policies, whether written or unwritten, that are sponsored, maintained, or contributed to, or required to be maintained or contributed to, by Jefferies or any of its Subsidiaries, or to which Jefferies or any Commonly Controlled Entity has any direct or indirect liability, contingent or otherwise, for the benefit of any current or former director, officer, employee, consultant, or independent contractor of Jefferies or any of its Subsidiaries.

(s) “Jefferies Intervening Event” means any state of facts, event, change, effect, development, condition, or occurrence that, individually or in the aggregate, affects in any material respect the business, financial condition, or results of operations of Jefferies and its Subsidiaries, taken as a whole, and that (i) was neither known by Jefferies Board of Directors nor reasonably foreseeable as of the date hereof (or if known, the consequences of which were not known or reasonably foreseeable), (ii) becomes known by Jefferies Board of Directors prior to the receipt of Jefferies Stockholder Approval, and (iii) is not in connection with, and does not in any way relate to, a Jefferies Takeover Proposal.

(t) “Jefferies Material Adverse Effect” means any change, effect, event, condition, occurrence or state of facts that, individually or in the aggregate, is materially adverse to the assets, properties, business or financial condition or results of operations of Jefferies and its Subsidiaries, taken as a whole, but shall not include any change, effect, event, condition, occurrence or state of facts caused by or arising or resulting from (i) facts, circumstances, events, conditions or changes generally affecting the industry in which Jefferies and its Subsidiaries operate or the economy or the financial or securities markets in the United States or elsewhere in the world, including governmental, regulatory, social or political conditions or developments (including any outbreak or escalation of hostilities or acts of war, whether or not pursuant to the declaration of a national emergency or war, or acts of terrorism) or changes in interest rates, but, in each case, only to the extent such matters do not have a disproportionate impact on Jefferies and its Subsidiaries as compared to other participants in their industries or (ii) (A) the announcement of, or compliance with, this Agreement or the announcement of the transactions contemplated by this Agreement, (B) changes in applicable Law or accounting principles generally accepted in the United States (“GAAP”) or any interpretation thereof but, in each case, only to the extent such matters do not have a disproportionate impact on Jefferies and its Subsidiaries as compared to other participants in their industry, (C) changes, solely in and of themselves, in the market price or trading volume of the Common Shares, but not any underlying cause of such changes, (D) changes, solely in and of themselves, in any analyst’s recommendations, any financial strength rating or any other recommendations or ratings as to Jefferies or its Subsidiaries (including, in and of itself, any failure to meet analyst projections), (E) the loss by Jefferies or any of its Subsidiaries or any of its customers, suppliers, employees or other business relationships as a result of the transactions contemplated by this Agreement or (F) the failure, in and of itself, of Jefferies to meet any expected or projected financial or operating performance target, but not any underlying cause of such failure.

(u) “Jefferies Superior Proposal” means a bona fide written Jefferies Takeover Proposal, which proposal was not the result of a material breach of Section 5.3(a), (i) that the Jefferies Board of Directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation and Jefferies’ legal counsel, (A) is on terms that would, if consummated, be more favorable to the holders of Common Shares from a financial point of view than the transactions contemplated hereby (taking into account any changes proposed by Leucadia to the terms of this Agreement in response to a Jefferies Takeover Proposal or a Jefferies Intervening Event pursuant to Section 5.3(a)) and (B) is reasonably likely to be completed in accordance with its terms on a timely basis and (ii) for which financing, to the extent required, is then committed or, in the good faith judgment of the Jefferies Board of Directors, is reasonably likely to be obtained; provided that, for the purposes of this definition of “Jefferies Superior Proposal”, the references to “20% or more” in the definition of “Jefferies Takeover Proposal” shall be deemed to be references to “50% or more”.

(v) “Jefferies Takeover Proposal” means any proposal, offer, inquiry or indication of interest from any Person (other than Leucadia or its Affiliates) relating to or that could be reasonably be expected to lead to any (i) direct or indirect acquisition, purchase, transfer, license, exchange or other disposition of a business or assets that constitutes 20% or more of the net revenues, net income, assets (based on the fair market value thereof) or cashflow (including through the acquisition of Subsidiaries) of Jefferies and its Subsidiaries on a consolidated basis, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of Jefferies, (iii) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of Jefferies or (iv) merger, consolidation, business combination, recapitalization, reorganization, joint venture, liquidation, dissolution or similar transaction involving Jefferies or its Subsidiaries, other than the transactions contemplated by this Agreement.

(w) “Knowledge” means (i) with respect to Leucadia, the actual knowledge of the Persons set forth in Section 8.15(w) of the Leucadia Disclosure Schedule, and (ii) with respect to Jefferies, the actual knowledge of the Persons set forth in Section 8.15(w) of the Jefferies Disclosure Schedule.

(x) “Leucadia Benefit Plans” means all benefit plans, arrangements, agreements, programs, practices, and policies, including all employee welfare benefit plans (including post-retirement health and insurance plans) within the meaning of Section 3(1) of ERISA, all employee pension benefit plans, including those within the meaning of Section 3(2) of ERISA, and all material bonus, incentive, deferred compensation, profit-sharing, savings, retirement, vacation, sick leave, share purchase, incentive compensation, equity or equity-based, severance, retention, employment, consulting, change of control, fringe benefit, and employee loan plans, arrangements, agreements, programs, practices, and policies, whether written or unwritten, that are sponsored, maintained, or contributed to, or required to be maintained or contributed to, by Leucadia or any of its Subsidiaries, or to which Leucadia or any Commonly Controlled Entity has any direct or indirect liability, contingent or otherwise, for the benefit of any current or former director, officer, employee, consultant, or independent contractor of Leucadia or any of its Subsidiaries.

(y) “Leucadia Intervening Event” means any state of facts, event, change, effect, development, condition, or occurrence that, individually or in the aggregate, affects in any material respect the business, financial condition, or results of operations of Leucadia and its Subsidiaries, taken as a whole, and that (i) was neither known by the Leucadia Board of Directors nor reasonably foreseeable as of the date hereof (or if known, the consequences of which were not known or reasonably foreseeable), (ii) becomes known by the Leucadia Board of Directors prior to the receipt of the Leucadia Stockholder Approval, and (iii) is not in connection with, and does not in any way relate to, a Leucadia Takeover Proposal.

(z) “Leucadia Material Adverse Effect” means any change, effect, event, condition, occurrence or state of facts that is, individually or in the aggregate, materially adverse to the assets (including Leucadia’s or its Subsidiaries’ ownership in the Portfolio Companies), properties, business or financial condition or results of operations of Leucadia and its Subsidiaries, taken as a whole, but shall not include any effect, event, condition, occurrence or state of facts caused by or arising or resulting from (i) facts, circumstances, events, conditions or changes generally affecting the industry in which Leucadia and its Subsidiaries operate or the economy or the financial or securities markets in the United States or elsewhere in the world, including governmental, regulatory, social or political conditions or developments (including any outbreak or escalation of hostilities or acts of war, whether or not pursuant to the declaration of a national emergency or war, or acts of terrorism) or changes in interest rates, but, in each case, only to the extent such matters do not have a disproportionate impact on Leucadia and its Subsidiaries as compared to other participants in their industries or (ii) (A) the announcement of, or compliance with, this Agreement or the announcement of the transactions contemplated by this Agreement, (B) changes in applicable Law or GAAP or interpretation thereof, in each case, only to the extent such matters do not have a disproportionate impact on Leucadia and its Subsidiaries as compared to other participants in their industry, (C) changes, solely in and of themselves, in the market price or trading volume of the Leucadia Common Stock, but not any underlying cause of such changes, (D) changes, solely in and of themselves, in any analyst’s recommendations, any financial strength rating or any other recommendations or ratings as to Leucadia or its Subsidiaries (including, in and of itself, any failure to meet analyst projections), (E) the loss by Leucadia or any of its Subsidiaries or any of its customers, suppliers, employees or other business relationships as a result of the transactions contemplated by this Agreement or (F) the failure, in and of itself, of Leucadia to meet any expected or projected financial or operating performance target, but not any underlying cause of such failure.

(aa) “Leucadia Superior Proposal” means a bona fide, unsolicited, written Leucadia Takeover Proposal, which proposal was not the result of a material breach of Section 5.3(b), (i) that the Leucadia Board of Directors determines in good faith, after consultation with Leucadia’s outside legal counsel and a financial advisor of nationally recognized reputation, (A) is on terms that would, if consummated, be more favorable to the holders of Leucadia Common Shares from a financial point of view than the transactions contemplated hereby (taking into account any changes proposed by Jefferies to the terms of this Agreement in response to a Leucadia Takeover Proposal or a Leucadia Intervening Event pursuant to Section 5.3(b)) and (B) is reasonably likely to be completed in accordance with its terms on a timely basis and (ii) for which financing, to the extent required, is then committed or, in the good faith judgment of the Leucadia Board of Directors, is reasonably likely to be obtained; provided that, for the purposes of this definition of “Leucadia Superior Proposal”, the references to “20% or more” in the definition of “Leucadia Takeover Proposal” shall be deemed to be references to “50% or more”.

(bb) “Leucadia Takeover Proposal” means any proposal, offer, inquiry or indication of interest from any Person (other than Jefferies or its Affiliates) relating to or that could reasonably be expected to lead to any (i) direct or indirect acquisition, purchase, transfer, license, exchange or other disposition of a business or assets that constitutes 20% or more of the net revenues, net income, assets (based on the fair market value thereof) or cash flow (including through the acquisition of Subsidiaries) of Leucadia and its Subsidiaries on a consolidated basis, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of Leucadia, (iii) tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class of equity securities of Leucadia or (iv) merger, consolidation, business combination, recapitalization, reorganization, joint venture, liquidation, dissolution or similar transaction involving Leucadia or its Subsidiaries, other than the transactions contemplated by this Agreement.

(cc) “Leucadia Winery Business” means the assets and liabilities related Leucadia’s winery operations owned by Crimson.

(dd) “Permitted Liens” means, as to any Person, any Lien (i) for Taxes or governmental assessments, charges or claims of payment not yet due, being contested in good faith and for which adequate accruals or reserves have been established, (ii) that is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s or other similar lien arising in the ordinary course of business, (iii) that is disclosed on the most recent consolidated balance sheet of such Person or notes thereto or securing liabilities reflected on such balance sheet, (iv) that was incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of such Person, (v) with respect to Owned Real Property and Leased Real Property, any Lien that has not had and would not reasonably be expected to have, individually or in the aggregate, a Jefferies Material Adverse Effect or a Leucadia Material Adverse Effect, as applicable.

(ee) “Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, group (as such term is used in Section 13 of the Exchange Act) or organization, including a Governmental Entity, and any permitted successors and assigns of such person.

(ff) “Portfolio Companies” means, collectively, each corporation, partnership, association, trust or other form of legal entity in which Leucadia or any of its direct or indirect Subsidiaries owns any equity interest having a book value equal to or greater than $100,000,000; provided that neither Jefferies nor its Subsidiaries will be considered a Portfolio Company.

(gg) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

(hh) “SEC” means the U.S. Securities and Exchange Commission.

(ii) “Securities Act” means the Securities Act of 1933, as amended.

(jj) “Subsidiaries” of any party mean any corporation, partnership, association, trust or other form of legal entity of which (i) more than 50% of the outstanding voting securities are on the date of this Agreement directly or indirectly owned by such party, or (ii) such party or any Subsidiary of such party is a general partner or managing member (excluding partnerships in which such party or any Subsidiary of such party does not have a majority of the voting interests in such partnership).

(kk) “Tax” or “Taxes” means any (i) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, escheat, unclaimed property, real property, personal property, capital stock, social security or similar, unemployment, disability, payroll, license, employee or other withholding, or other Tax, of any kind whatsoever, whether computed on a separate or consolidated, unitary or combined basis or in any other manner, including any interest, penalties or additions to Tax or additional amounts in respect of the foregoing; (ii) liability for the payment of any amounts of the type described in clause (i) arising as a result of being, or ceasing to be, a member of any affiliated group (or being included, or required to be included, in any Tax Return relating thereto); and (iii) liability for the payment of any amounts of the type described in clause (i) as a result of any express of implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person, including any transferee liability in respect of any of the foregoing.

(ll) “Transactions” refers collectively to (i) this Agreement, the First Merger Agreement and the transactions contemplated hereby and thereby, including the First Merger, the LLC Conversion and the Second Merger, (ii) the Jefferies Voting Agreements and the transactions contemplated thereby and (iii) the Leucadia Voting Agreements and the transactions contemplated thereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

LEUCADIA NATIONAL CORPORATION

By:	/s/ Ian M. Cumming
Name: Ian M. Cumming
Title: Chairman of the Board and Chief Executive Officer

LIMESTONE MERGER SUB, LLC

By:	/s/ Joseph A. Orlando
Name: Joseph A. Orlando
Title: President

JEFFERIES GROUP, INC.

By:	/s/ Richard B. Handler
Name: Richard B. Handler
Title: Chief Executive Officer

JSP HOLDINGS, INC.

By:	/s/ Michael Sharp
Name: Michael Sharp
Title: Authorized Officer

JASPER MERGER SUB, INC.

By:	/s/ Michael Sharp
Name: Michael Sharp
Title: Authorized Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A

First Merger Agreement

[Filed as Exhibit 2.2 to the Current Report on Form 8-K filed by Jefferies Group, Inc.

on November 13, 2012]

Exhibit B

CERTIFICATE OF

AMENDMENT OF THE

CERTIFICATE OF INCORPORATION

OF

LEUCADIA NATIONAL CORPORATION

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

Pursuant to the provisions of Section 805 of the Business Corporation Law, the undersigned hereby certifies:

1.	The name of the Corporation is Leucadia National Corporation (the “Corporation”). The name under which the Corporation was formed is Talcott National Corporation.

2.	The date the Certificate of Incorporation was filed by the Department of State was May 24, 1968.

3.	An amendment of the Corporation’s Certificate of Incorporation effected by this Certificate of Amendment to require the delivery of cash rather than capital stock of the Corporation to any target shareholder in an acquisition transaction if any person would become a “five percent shareholder” or be treated as owning more than 5% of the Corporation’s Common Stock for purposes of Section 382 of the tax code as a result of such target shareholder’s receipt of the Corporation’s capital stock in the acquisition transaction.

To effect the foregoing, Article FOURTH is hereby amended and shall read in its entirety as follows:

FOURTH: The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is 606,000,000, divided into 6,000,000 shares, having a par value of $1 each, which are designated Preferred Stock and are issuable in series, and 600,000,000 shares, having a par value of $1 each, which are designated Common Stock.

No holder of shares of any class or series of stock of the Corporation, whether now or hereafter authorized or outstanding, shall have any pre-emptive, preferential or other right to subscribe for or purchase any shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized or outstanding, or any bonds, notes, obligations, options, warrants, rights or other securities which the Corporation may at any time issue or sell, whether or not the same be convertible into or exercisable for the purchase of any class or series of capital stock of the Corporation, it being intended by this paragraph that all pre-emptive rights of any kind applicable to the securities of the Corporation are eliminated.

The designations, relative rights, preferences and limitations of each class of the Corporation’s capital stock and each series thereof, to the extent fixed in the Corporation’s Certificate of Incorporation, and the authority vested in the Board of Directors of the Corporation to establish and designate series of the Preferred Stock and to fix variations in the relative rights, preferences and limitations between such series, are as follows:

I.

PREFERRED STOCK

GENERAL PROVISIONS RELATING TO ALL SERIES

1. The Preferred Stock shall consist of one class, may be issued from time to time in one or more series, and the shares of any one series thereof may be issued from time to time. All shares of the Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to the dates, if any, from which dividends thereon may accumulate. All shares of Preferred Stock of all series shall be identical in all respects set forth in sections 1 through 5 hereof (except as otherwise permitted in such sections) and shall be of equal rank as set forth in sections 2 and 3 below. Subject to the foregoing, (i) the designations, relative rights, preferences and limitations of the shares of each such series may differ from those of any and all other such series authorized and/or outstanding and (ii) the Board of Directors of the Corporation is hereby expressly granted authority to establish and designate series and to fix with respect to any such series, or alter in any one or more respects from time to time, by resolution or resolutions adopted prior to the issuance of any shares of such series, and by filing a certificate under Section 805 of the Business Corporation Law, (a) the number of shares constituting such series and the designation thereof, (b) the rate of dividends, (c) redemption terms (including purchase and sinking funds provisions), (d) conversion rights into any class or series of capital stock of the Corporation, (e) liquidation preferences, (f) voting rights and (g) any other lawful rights, preferences and limitations.

2. Unless otherwise provided in the resolutions creating or altering a series, the holders of Preferred Stock of each series shall be entitled to receive, as and when declared by the Board of Directors, out of funds or other assets of the Corporation legally available therefor, cumulative dividends at the annual rate fixed by the Board of Directors with respect to such series, and no more, payable in cash, on such dates in each year as the Board of Directors may determine, such dividends with respect to each series to be cumulative from the date or dates fixed by the Board of Directors with respect to such series. The first dividend or distribution with respect to shares of any particular series not issued on a dividend date may be fixed by the Board of Directors at more or less than the regular periodic dividend or distribution thereon. In the event Preferred Stock of more than one series is outstanding, the Corporation in making any dividend payment upon Preferred Stock shall make dividend payments ratably upon all outstanding shares of Preferred Stock of all series in proportion to the respective amounts of dividends accrued and payable thereon to the date of such dividend payment. If the dividends or distributions on any shares of Preferred Stock shall be in arrears, the holders thereof shall not be entitled to any interest, or sum of money in lieu of interest, thereon. In no event, so long as any Preferred Stock shall be outstanding, shall any dividend whatsoever, whether in cash, stock or otherwise, other than a dividend payable in stock of the Corporation of a class junior to the Preferred Stock, be declared or paid, or any distribution made, on any stock of the Corporation of a class ranking junior to the Preferred Stock, nor shall any shares of any such junior class of stock be purchased or acquired for a consideration by the Corporation or be redeemed by the Corporation, nor shall any moneys be paid to the holders of, or set aside or made available for a sinking fund for the purchase or redemption of, any shares of any such junior class of stock unless (i) all dividends and distributions on all outstanding shares of Preferred Stock of all series for all past dividend periods shall have been paid and all dividends payable on or before the date of such dividend, distribution, purchase, acquisition, redemption, setting aside or making available shall have been paid or declared and a sum sufficient for the payment thereof set apart, and (ii) the Corporation shall have paid or set aside all amounts, if any, theretofore required to be paid or set aside as and for all matured purchase fund and sinking fund obligations, if any, for the shares of Preferred Stock of all series or to satisfy any distributions declared with respect to any shares of Preferred Stock of any series. The holders of Preferred Stock shall not be entitled to participate in any dividends payable on junior stock or to share in the earnings or profits of the Corporation other than or in excess of that hereinabove provided.

3. In the event of any dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the holders of each series of Preferred Stock shall be entitled to receive, before any distribution or payment is made upon any stock ranking junior to the Preferred Stock, such amount of cash, shares, bonds or other property (which amount may vary depending on whether such dissolution, liquidation or winding-up is voluntary or involuntary) to which each such outstanding series of Preferred Stock shall be entitled in accordance with the provisions thereof together with an amount in cash equal to all dividends accrued and unpaid thereon to the date of such distribution or payment, and shall be entitled to no further payment. If, upon any such liquidation, dissolution or winding-up, the assets of the Corporation distributable among the holders of the Preferred Stock shall be insufficient to permit the payment in full to such holders of the amounts to which they are respectively entitled, the assets so distributable shall be distributed among the holders of the Preferred Stock then outstanding ratably in proportion to the amounts to which they are respectively entitled. For the purposes of this Section 3, neither the voluntary sale, lease, exchange or transfer of all or substantially all of the

2

Corporation’s property or assets to, nor the consolidation or merger of the Corporation with, one or more corporations, nor a reduction of the capital stock or stated capital of the Corporation, shall be deemed to be a dissolution, liquidation or winding-up, voluntary or involuntary.

4. The Corporation, at the option of the Board of Directors, may, subject to the provisions applicable to such series, redeem at any time or times, and from time to time, all or any part of the shares of any series of Preferred Stock subject to redemption by paying for each share such price or prices as shall have been fixed by the Board of Directors prior to the issuance of such series, plus an amount equal to dividends accrued and unpaid thereon to the date fixed for redemption, plus premiums in the amounts, if any, so fixed with respect to such series (the total amount per share so payable upon any redemption of shares of any series of Preferred Stock being herein referred to as the “redemption price”). Except as otherwise provided in the provisions relating to a particular series of Preferred Stock, not less than 15 days nor more than 60 days prior written notice shall be given to the holders of record of the shares so to be redeemed, which notice shall be given by mail, postage prepaid, addressed to such holders at their respective addresses as shown on the books of the Corporation. Such notice shall specify the shares called for redemption, the redemption price and the place at which, and the date on which, the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed. In case of redemption of less than all of the outstanding Preferred Stock of any one series, such redemption (unless otherwise stated in the provisions relating to such series) may be made pro rata or the shares to be redeemed may be chosen by lot, in such manner as the Board of Directors may determine. No failure to deliver or mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares so to be redeemed.

If such notice of redemption shall have been duly given, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside so as to be available therefor, then, notwithstanding that any certificate for the shares of such Preferred Stock so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall, from and after the date fixed for redemption, no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue from and after the date of redemption so fixed, and all rights with respect to such shares of Preferred Stock so called for redemption shall forthwith at the close of business on such redemption date cease and terminate, except the right of the holders thereof to receive the amount payable upon redemption thereof, but without interest; provided, however, that the Corporation may, after giving such notice of any such redemption and prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of such Preferred Stock to be redeemed, with a bank or trust company having an office in the Borough of Manhattan, City, County and State of New York and having a capital, undivided profits and surplus aggregating at least $50,000,000, all funds necessary for such redemption, and, upon such deposit in trust, all shares of such Preferred Stock with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares of such Preferred Stock shall forthwith cease and terminate, except (a) the right of the holders thereof to receive the amount payable upon the redemption thereof, but without interest, and (b) the right of the holders thereof to exercise on or before the date fixed for redemption the rights, if any, not having theretofore expired, which the holders thereof shall have to convert the shares so called for redemption into, or exchange such shares for, shares of stock of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation.

Any funds so deposited which shall not be required for such redemption because of the exercise of any right of conversion or exchange or otherwise subsequent to the date of such deposit shall be returned to the Corporation forthwith. Any interest accrued on any funds so deposited shall belong to the Corporation and be paid to it from time to time. Any funds so deposited by the Corporation and unclaimed at the end of six years from the date fixed for such redemption shall be repaid to the Corporation, upon its request, after which repayment the holders of such shares so called for redemption shall look only to the Corporation for the payment of the redemption price thereof.

If at any time the Corporation shall have failed to pay dividends in full on all series of Preferred Stock then outstanding, thereafter and until such dividends, including all accrued and unpaid dividends, shall have been paid

3

in full, or declared and funds sufficient for the payment thereof set aside for payment, the Corporation shall not redeem or purchase less than all of the Preferred Stock at such time outstanding; provided, however, that nothing shall prevent the Corporation from completing the purchase of shares of Preferred Stock for which a purchase contract has been entered into, or the redemption of any shares of Preferred Stock for which notice of redemption has been given, prior to such default.

5. Except as otherwise specifically provided with respect to a particular series of Preferred Stock, as hereinafter in this section 5 provided, and as required by law, the Preferred Stock shall have no voting rights.

Whenever dividends payable on the Preferred Stock shall be in default in an aggregate amount equivalent to at least six quarterly dividends on any of the shares of Preferred Stock then outstanding, the number of directors constituting the Board of Directors of the Corporation shall be increased by two, and the holders of the Preferred Stock, voting as a class (whether or not otherwise entitled to vote for the election of directors), shall be entitled to elect two directors of the Corporation to fill such newly-created directorships. Such directors shall serve (subject to the last sentence of the next paragraph of this section 5) until the next annual meeting of shareholders and until their successors are elected and qualify. Whenever such right of the holders of the Preferred Stock shall have vested, such right may be exercised initially either at a special meeting of such holders called as provided herein, or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders. The right of the holders of the Preferred Stock, voting as a class, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as the dividends accumulated on the Preferred Stock shall have been paid in full, at which time the special right of the holders of the Preferred Stock so to vote separately as a class for the election of directors shall terminate, subject to renewal and divestment from time to time upon the same terms and conditions.

At any time after the voting power to elect two additional members of the Board of Directors of the Corporation has become vested in the holders of the Preferred Stock, the Secretary of the Corporation may, and upon the request of the holders of record of at least 5% of the Preferred Stock then outstanding addressed to him, shall, call a special meeting of the holders of Preferred Stock for the purpose of electing such directors, to be held within 50 days after the receipt of such request; provided, however, that the Secretary need not call any such special meeting if the annual meeting of shareholders is to convene within 90 days after the receipt by the Secretary of such request. Such meeting shall be held at such place as shall be specified in the notice and upon notice as provided in the By-Laws of the Corporation for the holding of special meetings of shareholders. If such meeting shall not be so called within 20 days after the receipt of such request (not including, however, a request falling within the proviso of the second preceding sentence), then the holders of record of at least 5% of the Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated shall call such meeting at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. At any such special or annual meeting at which the holders of the Preferred Stock shall have the right to vote for the election of such two directors as aforesaid, the holders of 33 1/3% of the then outstanding Preferred Stock present in person or represented by proxy shall be sufficient to constitute a quorum of said class for the election of such two directors and for no other purpose, and the vote of the holders of a plurality of the Preferred Stock so present at any such meeting at which there shall be such a quorum shall be sufficient to elect two directors. Whenever the holders of the Preferred Stock shall be divested of such voting right hereinabove provided, the directors so elected by the Preferred Stock shall thereupon cease to be directors of the Corporation and thereupon the number of directors shall be reduced by two.

Every shareholder entitled to vote at any particular time in accordance with the foregoing two paragraphs shall have one vote for each share of Preferred Stock held of record by him and entitled to vote.

6. As used in connection with any series of Preferred Stock, the terms “junior stock”, “junior class of stock” and “stock ranking junior to the Preferred Stock” shall mean and refer to the Common Stock and any other class or series of stock of the Corporation hereafter authorized which shall rank junior to the Preferred Stock with respect to the declaration and payment of dividends thereon and the distribution of amounts with respect thereto payable in the event of any liquidation, dissolution or winding-up of the Corporation.

4

II.

COMMON STOCK

Subject to all of the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of funds and other assets legally available for the payment of dividends. The Board of Directors may declare a dividend or distribution upon the Common Stock in shares of any class or series of capital stock of the Company.

In the event of any liquidation, dissolution or other winding-up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock shall have been paid in full the amounts to which they respectively shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders shall be entitled shall have been deposited in trust with a bank or trust company having its principal office in the Borough of Manhattan, City, County and State of New York, having a capital, undivided profits and surplus aggregating at least $50,000,000, for the benefit of the holders of the Preferred Stock, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

Except as otherwise expressly provided with respect to the Preferred Stock and except as otherwise may be required by law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes and each holder of Common Stock shall be entitled to one vote for each share held.

III.

TRANSFER RESTRICTIONS

(a) Certain Definitions. As used in this Part III of Article FOURTH, the following terms have the following respective meanings:

“Acquisition Issuance” means any delivery, issuance, or grant of Corporation Securities by the Corporation in connection with the acquisition, directly or indirectly, of (i) a majority, by vote or value, of the capital stock, partnership interests, membership interests, or other equity interests of another Person or (ii) all or substantially all of the assets of another Person.

“Corporation Securities” means (i) shares of common stock of the Corporation, (ii) shares of preferred stock of the Corporation, (iii) warrants, rights, or options (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)) to purchase stock of the Corporation, and (iv) any other interests that would be treated as “stock” of the Corporation pursuant to Treasury Regulation ss.1.382-2T(f)(18).

“Percentage Stock Ownership” means percentage stock ownership as determined in accordance with Treasury Regulation ss.1.382-2T(g), (h), (j), and (k).

“Five-Percent Shareholder” means a Person or group of Persons that (i) is identified as a “5-percent shareholder” of the Corporation pursuant to Treasury Regulation ss.1.382-2T(g)(1) or (ii) would be treated, under Treasury Regulation ss.1.382-2T(g), (h), (j), and (k), as owning 5% of the common stock of the Corporation.

“Person” means an individual, corporation, estate, trust, association, company, partnership, joint venture or similar organization.

“Prohibited Distributions” means any dividends or other distributions that were received from the Corporation by a Purported Transferee or Purported Holder with respect to Excess Securities.

“Prohibited Transfer” means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and void under this Part III of Article FOURTH.

5

“Restriction Release Date” means the earlier of December 31, 2024, the repeal of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) (and any comparable successor provision) (“Section 382”), or the beginning of a taxable year of the Corporation (or any successor thereof) to which no Tax Benefits may be carried forward.

“Tax Benefits” means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any “net unrealized built-in loss” within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

“Transfer” means any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)). A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation.

“Treasury Regulation ss.1.382-2T” means the temporary income tax regulations promulgated under Section 382, and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

(b) Restrictions.

(i) Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (1) any Person or group of Persons shall become a Five-Percent Shareholder, or (2) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased; provided, however, that nothing herein contained shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc. in the Corporation Securities.

(ii) If, as a result of an Acquisition Issuance prior to the Restriction Release Date, any Person or group of Persons would become a Five-Percent Shareholder, then, notwithstanding anything in the agreement governing the terms of the relevant acquisition to the contrary, the Corporation shall not deliver to the Person that would otherwise be entitled to receive the Corporation Securities in such Acquisition Issuance (the “Purported Holder”) the minimum number of Corporation Securities otherwise deliverable in the Acquisition Issuance such that such Person or group of Persons shall not become a Five-Percent Shareholder (“Excess Issued Securities”). Any and all such Excess Issued Securities shall instead be delivered to the Agent for sale in accordance with paragraph (d)(ii) of this Article FOURTH. Any attempted or purported delivery of Excess Issued Securities in violation of this clause (ii) shall be void ab initio.

(c) Certain Exceptions. The restrictions set forth in paragraph (b) of this Part III of Article FOURTH shall not apply to (1) an attempted Transfer if the transferor or the transferee obtains, or (2) a delivery of Excess Issued Securities if the Purported Holder or the Corporation obtains, the approval of the Board of Directors of the Corporation. Any such approval must expressly waive the applicability of the restrictions set forth in this Part III of Article FOURTH. As a condition to granting its approval, the Board of Directors may, in its discretion, require an opinion of counsel selected by the Board of Directors that the Transfer or delivery of Excess Issued Securities shall not result in the application of any Section 382 limitation on the use of the Tax Benefits.

(d) Treatment of Excess Transferred Securities and Excess Issued Securities.

(i) No employee or agent of the Corporation shall record any delivery of Excess Issued Securities to a Purported Holder or any Prohibited Transfer, and the Purported Holder and the purported transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a shareholder of the Corporation for any purpose whatsoever in respect of the Excess Issued Securities or the Corporation Securities which are the subject of the Prohibited Transfer (the “Excess Transferred Securities”, and together with the Excess Issued

6

Securities, the “Excess Securities”). The Purported Transferee and the Purported Holder shall not be entitled with respect to such Excess Securities to any rights of shareholders of the Corporation, including without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities.

(ii) If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer or that Excess Issued Securities have been delivered to a Purported Holder, then, upon written demand by the Corporation, the Purported Transferee or Purported Holder shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s or Purported Holder’s possession or control, together with any Prohibited Distributions, to an agent designated by the Board of Directors (the “Agent”). The Agent shall promptly sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it pursuant to the preceding sentence or paragraph (b)(ii) of this Article FOURTH, in one or more arm’s-length transactions (over the New York Stock Exchange, if possible); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee or Purported Holder has sold the Excess Securities before receiving the Corporation’s demand to surrender the Excess Securities to the Agent, the Purported Transferee or Purported Holder shall be deemed to have sold the Excess Securities on behalf of the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and the proceeds of such sale, except to the extent that the Agent grants written permission to the Purported Transferee or Purported Holder to retain a portion of such Prohibited Distributions or sales proceeds not exceeding the amount that the Purported Transferee or Purported Holder would have received from the Agent pursuant to paragraph (d)(iii) of this Article FOURTH if the Agent rather than the Purported Transferee or Purported Holder had sold the Excess Securities.

(iii) The Agent shall apply any proceeds of a sale by it of Excess Securities, and any amounts received by the Agent from a Purported Transferee or Purported Holder pursuant to paragraph (d)(ii) of this Article FOURTH, as follows: (1) first, in the case of Excess Transferred Securities, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (2) second, any remaining amounts shall be paid to the Purported Transferee or Purported Holder, up to either (i) the amount paid by the Purported Transferee for the Excess Securities, or (ii) the fair market value, calculated on the basis of the closing market price for Corporation Securities on the day before the Acquisition Issuance or attempted Transfer, of the Excess Securities at the time of the Acquisition Issuance or attempted Transfer to the Purported Transferee by gift, inheritance, or similar Transfer, which amount or fair market value shall be determined in the discretion of the Board of Directors; and (3) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to the Leucadia Foundation; provided, however, that (x) if the Leucadia Foundation shall have terminated prior to its receipt of such amounts, such remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (and any comparable successor provision) (“Section 501(c)(3)”) selected by the Board of Directors, and (y) to the extent that the receipt of such amounts could result in the Leucadia Foundation or any other organization qualifying under Section 501(c)(3) becoming a Five-Percent Shareholder, then such remaining amounts may be paid to one or more other organizations qualifying under Section 501(c)(3) selected by the Board of Directors. The recourse of any Purported Transferee or Purported Holder in respect of any Prohibited Transfer or delivery of Excess Issued Securities shall be limited to the amount payable to the Purported Transferee or Purported Holder pursuant to clause (2) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Part III of Article FOURTH inure to the benefit of the Corporation.

(iv) If the Purported Transferee or Purported Holder fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty business days from the date on which the Corporation makes a demand pursuant to paragraph (d)(ii) of this Article, then the Corporation shall institute legal proceedings to compel the surrender.

7

(v) The Corporation shall make the demand described in paragraph (d)(ii) of this Part III of Article FOURTH within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Transferred Securities or that a Purported Holder received Excess Issued Securities; provided, however, that if the Corporation makes such demand at a later date, the provisions of this Part III of Article FOURTH shall apply nonetheless.

(e) Bylaws, Legends, etc.

(i) The Bylaws of the Corporation shall make appropriate provisions to effectuate the requirements of this Part III of Article FOURTH.

(ii) All certificates representing Corporation Securities issued after the effectiveness of this Part III of Article FOURTH shall bear a conspicuous legend as follows:

THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO PART III OF ARTICLE FOURTH OF THE CERTIFICATE OF INCORPORATION OF LEUCADIA NATIONAL CORPORATION REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE.

(iii) The Board of Directors of the Corporation shall have the power to determine all matters necessary to determine compliance with this Part III of Article FOURTH, including without limitation (1) whether a new Five-Percent Shareholder would be required to be identified in certain circumstances, (2) whether a Transfer is a Prohibited Transfer, (3) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder, (4) whether an instrument constitutes a Corporation Security, (5) the amount or fair market value due to a Purported Transferee or Purported Holder pursuant to clause (2) of paragraph (d)(iii) of this Part III of Article FOURTH, (6) whether an issuance of Corporation Securities is an Acquisition Issuance, (7) the number of Excess Issued Securities with respect to any Purported Holder, and (8) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Part III of Article FOURTH.

4.	The foregoing amendment was approved by the Board of Directors by a vote of the Board of Directors at a meeting on November [ ], 2012 and by the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders on [ ], and thereby duly adopted in accordance with the provisions of Section 803 of the Business Corporation Law of the State of New York.

8

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed by a duly authorized officer as of the      day of                     .

LEUCADIA NATIONAL CORPORATION

By:
Name: Joseph A. Orlando
Title: Vice President and Chief Financial Officer

9